Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-259726

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND BECAME EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 4, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 22, 2021)

The Gabelli Dividend & Income Trust

$

            Shares

% Series K Cumulative Preferred Shares

(Liquidation Preference $25.00 per share)

The Gabelli Dividend & Income Trust (the “Fund”) is offering shares of             % Series K Cumulative Preferred Shares, par value $0.001 per share (the “Series K Preferred Shares”). Investors in Series K Preferred Shares will be entitled to receive, when, as and if declared by, or under authority granted by, the Fund’s Board of Trustees, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of             % per annum of the $25.00 per share liquidation preference on the Series K Preferred Shares. Dividends and distributions on Series K Preferred Shares will be payable quarterly on March 26, June 26, September 26 and December 26 in each year commencing on December 26, 2021. The Series K Preferred Shares will rank on parity with our current preferred shares and any future preferred shares and senior to our common shares with respect to dividend and distribution rights and rights upon our liquidation.

The Series K Preferred Shares are redeemable at our option on or after October             , 2026 and are subject to mandatory redemption by us in certain circumstances. See “Special Characteristics and Risks of the Series K Preferred Shares — Redemption.”

The Fund is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s investment objective is to provide a high level of total return on its assets with an emphasis on dividends and income. The Fund will attempt to achieve its investment objective by investing, under normal market conditions, at least 80% of its net assets in dividend paying securities (such as common stock and preferred stock) or other income producing securities (such as fixed-income securities and securities that are convertible into common stock). In addition, under normal market conditions, at least 50% of the Fund’s total assets will consist of dividend paying equity securities. Gabelli Funds, LLC (the “Investment Adviser”) serves as investment adviser to the Fund.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “GDV” and our Series G Preferred Shares and Series H Preferred Shares are listed on the NYSE under the symbols “GDV Pr G” and “GDV Pr H,” respectively. On October 1, 2021, the last reported sale price of our common shares was $26.15. The net asset value of the Fund’s common shares at the close of business on October 1, 2021 was $28.75 per share. As of the date hereof, the Fund has outstanding 90,408,929 common shares.

Application has been made to list the Series K Preferred Shares on the NYSE. If the application is approved, the Series K Preferred Shares are expected to commence trading on the NYSE under the symbol “GDV Pr K” within thirty days of the date of issuance.

An investment in the Fund is not appropriate for all investors. We cannot assure you that the Fund’s investment objective will be achieved. You should read this prospectus supplement (the “Prospectus Supplement”) and the accompanying prospectus (the “Prospectus”) before deciding whether to invest in Series K Preferred Shares and retain them for future reference. The Prospectus Supplement and the accompanying Prospectus contain important information about us. Material that has been incorporated by reference and other information about us can be obtained from us by calling 800-GABELLI (422-3554) or by writing to the Fund or from the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov).

Investing in Series K Preferred Shares involves certain risks that are described in the “Special Characteristics and Risks of the Series K Preferred Shares” section of this Prospectus Supplement and the “Risk Factors and Special Considerations” section beginning on page 25 of the accompanying Prospectus.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Public offering price	$25.00	$
Underwriting discounts and commissions	$0.7875	$
Proceeds, before expenses, to the Fund (1)	$24.2125	$
(1)	The aggregate expenses of the offering (excluding underwriting discounts and commissions) are estimated to be $400,000.

The underwriters are expected to deliver the Series K Preferred Shares in book-entry form through the Depository Trust Company on or about         , 2021.

Joint Book-Running Managers

BofA Securities	Morgan Stanley

The date of this Prospectus Supplement is         , 2021.

(continued from previous page)

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Neither the Fund nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. The Fund’s business, financial condition, results of operations and prospects may have changed since those dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Fund,” “us,” “our” and “we” refer to The Gabelli Dividend & Income Trust, a Delaware statutory trust. This Prospectus Supplement and the accompanying Prospectus also include trademarks owned by other persons.

The Series K Preferred Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

As permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semiannual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on the Fund’s website (https://gabelli.com/), and you will be notified by mail each time a report is posted and provided with a website link to access the report. If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. To elect to receive all future reports in paper free of charge, please contact your financial intermediary, or, if you invest directly with the Fund, you may call 800-422-3554 or send an email request to info@gabelli.com. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held within the fund complex if you invest directly with the Fund.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

TABLE OF CONTENTS

Prospectus Supplement

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and the Statement of Additional Information (the “SAI”) contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus and the SAI. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares (including the Series K Preferred Shares) will trade in the public markets and other factors discussed in our periodic filings with the SEC.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors and Special Considerations” section of the accompanying Prospectus and “Special Characteristics and Risks of the Series K Preferred Shares” in this Prospectus Supplement. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus or the SAI are made as of the date of this Prospectus Supplement or the accompanying Prospectus or the SAI, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Risk Factors and Special Considerations” section of the accompanying Prospectus as well as in the “Special Characteristics and Risks of the Series K Preferred Shares” section of this Prospectus Supplement. We urge you to review carefully those sections for a more detailed discussion of the risks of an investment in the Series K Preferred Shares.

S-i

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act (File Nos. 333-259726 and 811-21423). This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Series K Preferred Shares offered hereby. Any statements contained herein or in the accompanying Prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus Supplement and the accompanying Prospectus are delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus Supplement or the accompanying Prospectus. You should direct requests for documents by writing to:

The Gabelli Dividend & Income Trust

Investor Relations

One Corporate Center

Rye, NY 10580-1422

(914) 921-5070

Free copies of this Prospectus Supplement, the accompanying Prospectus, the SAI and any incorporated information will also be available from the Fund’s website at www.gabelli.com. Information contained on the Fund’s website is not incorporated by reference into this Prospectus Supplement or the accompanying Prospectus and should not be considered to be part of this Prospectus Supplement or the accompanying Prospectus.

S-ii

INCORPORATION BY REFERENCE

This Prospectus Supplement and the accompanying Prospectus are part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that it can disclose important information to you by referring you to those documents.

The Fund incorporates by reference into this Prospectus the documents listed below and any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this Prospectus Supplement from the date of filing (excluding any information furnished, rather than filed), until all of the Series K Preferred Shares offered by this Prospectus Supplement and the accompanying Prospectus have been sold or the Fund otherwise terminates the offering. The information incorporated by reference is an important part of this Prospectus Supplement and the accompanying Prospectus. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this Prospectus Supplement or (2) any other subsequently filed document that is incorporated by reference into this Prospectus Supplement modifies or supersedes such statement. The documents incorporated by reference herein include:

•	the Fund’s semi-annual report on Form N-CSR for the reporting period ended June 30, 2021, filed with the SEC on September 3, 2021;

•

the Fund’s annual report on Form N-CSR for the fiscal year ended December 31, 2020, which includes the Financial Highlights for years ended December 31 2020, 2019, 2018, 2017 and 2016, filed with the SEC on March 8, 2021;

•	the Fund’s definitive proxy statement on Schedule 14A for the Fund’s 2021 annual meeting of shareholders, filed with the SEC on March 29, 2021;

•

the Financial Highlights for fiscal years ended December 31 2015, 2014, 2013, 2012, and 2011, in the Fund’s annual report on Form N-CSR for the fiscal year ended December 31, 2015, filed with the SEC on March 9, 2016;

•

the description of the Fund’s Series H Preferred Shares contained in the Fund’s Registration Statement on Form 8-A (File No. 001-31903) filed with the SEC on June 5, 2019, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;

•

the description of the Fund’s Series G Preferred Shares contained in the Fund’s Registration Statement on Form 8-A (File No. 001-31903) filed with the SEC on June 29, 2016, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby; and

•

the description of the Fund’s common shares contained in the Fund’s Registration Statement on Form 8-A (File No. 001-31903) filed with the SEC on November 24, 2003, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

To obtain copies of these filings, see “Where You Can Find More Information.”

S-iii

SUMMARY OF THE TERMS OF THE SERIES K PREFERRED SHARES

This Prospectus Supplement sets forth certain terms of the Series K Preferred Shares that we are offering pursuant to this Prospectus Supplement and the accompanying Prospectus that is attached to the back of this Prospectus Supplement. This section outlines certain specific legal and financial terms of the Series K Preferred Shares that are more generally described under the headings “Special Characteristics and Risks of the Series K Preferred Shares” and “Description of the Series K Preferred Shares” herein and in the accompanying Prospectus under the heading “Description of the Securities—Preferred Shares.” Capitalized terms used in this Prospectus Supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying Prospectus or in the Statement of Preferences (as defined herein) governing and establishing the terms of the Series K Preferred Shares.

The Fund

The Gabelli Dividend & Income Trust is a closed-end, diversified management investment company organized as a Delaware statutory trust on August 20, 2003. Throughout this Prospectus Supplement, we refer to The Gabelli Dividend & Income Trust as the “Fund” or as “we.” The Fund’s investment objective is to provide a high level of total return on its assets with an emphasis on dividends and income. See the accompanying Prospectus under the heading “Investment Objective and Policies” for additional information. Gabelli Funds, LLC (the “Investment Adviser”) serves as investment adviser to the Fund.

The Fund’s outstanding common shares, par value $0.001 per share, are listed on the New York Stock Exchange (the “NYSE”) under the symbol “GDV” and our Series G Preferred Shares and our Series H Preferred Shares are listed on the NYSE under the symbols “GDV Pr G” and “GDV Pr H,” respectively. On October 1, 2021, the last reported sale price of our common shares was $26.15. The net asset value of the Fund’s common shares at the close of business on October 1, 2021 was $28.75 per share. As of June 30, 2021, the net assets of the Fund attributable to its common shares were $2,603,856,497. As of June 30, 2021, the Fund had outstanding 90,409,429 common shares; 82 shares of Series B Auction Market Cumulative Preferred Shares, liquidation preference $25,000 per share (the “Series B Preferred Shares”); 54 shares of Series C Auction Market Cumulative Preferred Shares, liquidation preference $25,000 per share (the “Series C Preferred Shares”); 124 shares of Series E Auction Rate Cumulative Preferred Shares, liquidation preference $25,000 per share (the “Series E Preferred Shares”); 4,000,000 shares of 5.25% Series G Cumulative Preferred Shares, liquidation preference $25 per share (the “Series G Preferred Shares”); 2,000,000 shares of 5.375% Series H Cumulative Preferred Shares, liquidation preference $25 per share (the “Series H Preferred Shares”); and 5,804 shares of Series J Cumulative Term Preferred Shares, liquidation preference $25,000 per share (the “Series J Preferred Shares”, and collectively with the Series B Auction Market Preferred Shares, Series C Auction Market Preferred Shares, Series E Auction Rate Preferred Shares, Series G Preferred Shares and Series H Preferred Shares, the “Existing Preferred Shares”).

Each series of the Existing Preferred Shares has the same seniority with respect to dividends and distributions and liquidation preference.

Securities Offered	shares of % Series K Cumulative Preferred Shares (the “Series K Preferred Shares”). Series K Preferred Shares shall constitute a separate series of preferred shares of the Fund. The Series K Preferred Shares have the same priority with respect to payment of dividends and distributions and liquidation preference as the Existing Preferred Shares.

Dividend Rate	Dividends and distributions on the Series K Preferred Shares are cumulative from their original issue date at the annual rate of % of the $25.00 per share liquidation preference on the Series K Preferred Shares.

Dividend Payment Date	Holders of Series K Preferred Shares will be entitled to receive, when, as and if declared by, or under authority granted by, the Fund’s Board of Trustees (the “Board”), out of funds legally available therefor, cumulative cash dividends and distributions at the rate of % per annum of the $25.00 per share liquidation preference on the Series K Preferred Shares. Dividends and distributions will be paid quarterly on March 26, June 26, September 26 and December 26 in each year, commencing on December 26, 2021.

Liquidation Preference	$25.00 per share.

Use of Proceeds

The Fund estimates the total net proceeds of the offering to be $         , based on the public offering price of $25.00 per share and after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us.

The Fund intends to use a portion of the net proceeds from this offering to redeem all or a portion of the Fund’s outstanding Series G Preferred Shares. The Fund intends to call all or a portion of the Series G Preferred Shares for redemption within three months of the completion of this offering.

The Investment Adviser anticipates that the investment of the remaining proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified, which is expected to be substantially completed within approximately three months of the issue date; however, changes in market conditions could result in the Fund’s anticipated investment period extending to as long as six months from the issue date. This could occur because the Investment Adviser follows a value-oriented investment strategy; therefore market conditions could result in the Investment Adviser delaying the investment of proceeds if it believes the margin of risk in making additional investments is not favorable in light of its value-oriented investment strategy.

Pending redemption of the Series G Preferred Shares and investment of proceeds in accordance with the Fund’s investment objective and policies as described above, the proceeds will be held in high quality short term debt securities and similar instruments. See “Use of Proceeds.”

Non-Call Period/Redemption	The Series K Preferred Shares generally may not be called for redemption at the option of the Fund prior to October , 2026. The Fund reserves the right, however, to redeem the Series K Preferred Shares at any time if it is necessary, in the judgment of the Board, to maintain its status as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Fund may also be required under certain circumstances to redeem Series K Preferred Shares before or after October , 2026, in order to meet certain regulatory or rating agency asset coverage requirements.

Commencing October             , 2026, and thereafter, to the extent permitted by the 1940 Act and Delaware law, the Fund may at any time, upon notice of redemption, redeem the Series K Preferred Shares in whole or in part at the liquidation preference per share plus accumulated unpaid dividends through the date of redemption.

Stock Exchange Listing	Application has been made to list the Series K Preferred Shares on the NYSE. Prior to this offering, there has been no public market for Series K Preferred Shares. If the application is approved, it is anticipated that trading on the NYSE will begin within thirty days from the date of this Prospectus Supplement under the symbol “GDV Pr K.” Before the Series K Preferred Shares are listed on the NYSE, the underwriters may, but are not obligated to, make a market in Series K Preferred Shares. Consequently, it is anticipated that, prior to the commencement of trading on the NYSE, an investment in Series K Preferred Shares will be illiquid.

Taxation	See “Taxation” in the accompanying Prospectus and SAI for a discussion of U.S. federal income tax considerations affecting the Fund and holders of Series K Preferred Shares.

ERISA	See “Certain Employee Benefit Plan and IRA Considerations.”

Dividend Disbursing Agent	Computershare Trust Company, N.A.

DESCRIPTION OF THE SERIES K PREFERRED SHARES

The following is a brief description of the terms of the Series K Preferred Shares. This is not a complete description and is subject to and entirely qualified by reference to the Fund’s Statement of Preferences for the Series K Preferred Shares (the “Statement of Preferences”). The Statement of Preferences will be attached as an exhibit to post-effective amendment number 1 to the Fund’s registration statement. Copies may be obtained as described under “Additional Information” in the accompanying Prospectus. Any capitalized terms in this section and the “Special Characteristics and Risks of the Series K Preferred Shares” section of this Prospectus Supplement that are not defined have the meaning assigned to them in the Statement of Preferences.

The Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”), as amended from time to time, provides that the Board may authorize and issue classes of shares with rights and preferences as determined by the Board, by action of the Board without the approval of the holders of the common shares. Currently, an unlimited number of the Fund’s shares are available for classification by the Board as preferred shares, par value $0.001 per share. The Statement of Preferences authorizes the issuance of up to                      Series K Preferred Shares. All Series K Preferred Shares will have a liquidation preference of $25.00 per share plus accumulated and unpaid dividends. Holders of Series K Preferred Shares shall be entitled to receive, when, as and if declared by, or under authority granted by the Board, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of             % per annum (computed on the basis of a 360 day year consisting of twelve 30 day months) of the $25.00 per share liquidation preference on the Series K Preferred Shares. Dividends and distributions on Series K Preferred Shares will accumulate from the date of their original issue, which is expected to be             , 2021.

The Series K Preferred Shares, when issued by the Fund and paid for pursuant to the terms of this Prospectus Supplement and the accompanying Prospectus, will be fully paid and non-assessable and will have no preemptive, exchange or conversion rights. Any Series K Preferred Shares purchased or redeemed by the Fund will, after such purchase or redemption, have the status of authorized but unissued preferred shares. The Board may by resolution classify or reclassify any authorized and unissued Series K Preferred Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications or terms or conditions of redemption of such shares. So long as any Series K Preferred Shares are outstanding, the Fund may not, without the affirmative vote of the holders of a majority (as defined in the 1940 Act) of the Fund’s preferred shares outstanding at the time and present and voting on such matter, voting separately as one class, amend, alter or repeal the provisions of the Statement of Preferences so as to in the aggregate adversely affect the rights and preferences of any preferred shares of the Fund. To the extent permitted under the 1940 Act, in the event that more than one series of the Fund’s preferred shares are outstanding, the Fund will not effect any of the actions set forth in the preceding sentence which in the aggregate adversely affects the rights and preferences for a series of preferred shares differently than such rights and preferences for any other series of preferred shares without the affirmative vote of the holders of at least a majority (as defined in the 1940 Act) of the Fund’s preferred shares outstanding and present and voting on such matter of each series adversely affected (each such adversely affected series voting separately as a class to the extent its rights are affected differently). The holders of the Series K Preferred Shares are not entitled to vote on any matter that affects the rights or interests of only one or more other series of the Fund’s preferred shares. The Fund will notify the relevant Rating Agency ten Business Days prior to any such vote described above. Unless a higher percentage is required under the Governing Documents (as defined in the Statement of Preferences) or applicable provisions of the Delaware Statutory Trust Act or the 1940 Act, the affirmative vote of the holders of a majority (as defined in the 1940 Act) of the outstanding preferred shares, including Series K Preferred Shares, voting together as a single class, will be required to approve any plan of reorganization adversely affecting the Fund’s preferred shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. The class vote of holders of the Fund’s preferred shares described above will in each case be in addition to a separate vote of the requisite percentage of common shares and preferred shares, including Series K Preferred Shares, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized preferred shares pursuant to the Governing Documents or the issuance of additional shares of any series of preferred shares (including Series K Preferred Shares) pursuant to the Governing Documents shall not in and of itself be considered to adversely affect the rights and preferences of the Fund’s preferred shares.

Any dividend payment made on the Series K Preferred Shares will first be credited against the dividends and distributions accumulated with respect to the earliest Dividend Period for which dividends and distributions have not been paid.

The disclosure set forth in this Description of the Series K Preferred Shares and under the heading “Special Characteristics and Risks of the Series K Preferred Shares” is intended to be a summary of the material provisions of the Series K Preferred Shares. Since this Description of the Series K Preferred Shares is only a summary, you should refer to the Statement of Preferences for a complete description of the obligations of the Fund and your rights. The disclosure set forth in this Description of the Series K Preferred Shares and under the heading “Special Characteristics and Risks of the Series K Preferred Shares” supplements the description of the preferred shares set forth under the caption “Description of the Securities – Preferred Shares” in the accompanying Prospectus, and in the event that any provision described in the disclosure set forth in this Description of the Series K Preferred Shares and under the heading “Special Characteristics and Risks of the Series K Preferred Shares” is inconsistent with any description contained in the accompanying Prospectus, the disclosure set forth in this Description of the Series K Preferred Shares and under the heading “Special Characteristics and Risks of the Series K Preferred Shares” will apply and supersede the description in the accompanying Prospectus.

USE OF PROCEEDS

The Fund estimates the total net proceeds of the offering to be $             , based on the public offering price of $25.00 per Series K Preferred Share and after deduction of the underwriting discounts and commissions and estimated offering expenses payable by the Fund.

The Fund intends to use a portion of the net proceeds from this offering to redeem all or a portion of the Fund’s outstanding Series G Preferred Shares. The Fund intends to call all or a portion of the Series G Preferred Shares for redemption within three months of the completion of this offering. The distribution rate on the Series G Preferred Shares is 5.25%.

The Investment Adviser anticipates that the investment of the remaining proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified, which is expected to be substantially completed within approximately three months of the issue date; however, changes in market conditions could result in the Fund’s anticipated investment period extending to as long as six months from the issue date. This could occur because the Investment Adviser follows a value-oriented investment strategy; therefore market conditions could result in the Investment Adviser delaying the investment of proceeds if it believes the margin of risk in making additional investments is not favorable in light of its value-oriented investment strategy.

Pending redemption of the Series G Preferred Shares and investment of proceeds in accordance with the Fund’s investment objective and policies as described above, the proceeds of the offering of the Series K Preferred Shares will be held in high quality short term debt securities and similar instruments.

CAPITALIZATION

The following table sets forth (i) the unaudited capitalization of the Fund as of June 30, 2021, (ii) the unaudited adjusted capitalization of the Fund assuming the issuance of the 6,000,000 Series K Preferred Shares offered in this Prospectus Supplement and (iii) the unaudited adjusted capitalization of the Fund assuming the issuance of the 6,000,000 Series K Preferred Shares and the use of proceeds to redeem 4,000,000 Series G Preferred Shares. The actual size of the offering may be greater or less than what is assumed in the table below and the Fund may redeem less than 4,000,000 Series G Preferred Shares with the proceeds of the offering.

	Actual	As adjusted	As adjusted, adjusted
Cumulative Preferred Shares, $0.001 par value per share, unlimited shares authorized (The “Actual” column reflects the Fund’s outstanding capitalization of Existing Preferred Shares as of June 30, 2021. The “As adjusted” column assumes the issuance of 6,000,000 Series K Preferred Shares, $25.00 liquidation preference per share. The “As adjusted, adjusted” column assumes the issuance of 6,000,000 Series K Preferred Shares, $25.00 liquidation preference per share and the redemption of 4,000,000 Series G Preferred Shares, $25.00 liquidation preference per share.)	$301,600,000	$451,600,000	$351,600,000
Shareholders’ equity applicable to Common Shares:
Common Shares, $0.001 par value per share; unlimited shares authorized (The “Actual”, “As Adjusted”, and “As adjusted, adjusted” columns reflect 90,409,429 common shares outstanding as of June 30, 2021.)	90,409	90,409	90,409
Paid-in surplus*	1,342,726,234	1,337,601,234	1,337,601,234
Total distributable earnings	1,261,039,854	1,261,039,854	1,261,039,854
Net assets applicable to Common Shares	2,603,856,497	2,598,731,497	2,598,731,497

Liquidation preference of Preferred Shares	301,600,000	451,600,000	351,600,000

Net assets, plus the liquidation preference of Preferred Shares	2,905,456,497	3,050,331,497	2,950,331,497

*	As adjusted paid-in surplus reflects a deduction for the estimated underwriting discounts of $4,725,000 and estimated offering expenses of $400,000.

For financial reporting purposes, the Fund will deduct the liquidation preference of its outstanding preferred shares from “net assets,” so long as the senior securities have redemption features that are not solely within the control of the Fund. For all regulatory purposes, the Fund’s preferred shares will be treated as equity (rather than debt).

DESCRIPTION OF THE SECURITIES

The following information regarding the Fund’s authorized shares is as of the date hereof.

Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Exclusive of Amount Held by Fund
Common Shares	Unlimited	--	90,408,929
Series B Preferred Shares	4,000	--	82
Series C Preferred Shares	4,800	--	54
Series E Preferred Shares	5,400	--	124
Series G Preferred Shares	4,000,000	--	4,000,000
Series H Preferred Shares	2,000,000	--	2,000,000
Series J Preferred Shares	6,116	--	5,804
Series K Preferred Shares		--	0
Other Series of Preferred Shares	Unlimited	--	0

ASSET COVERAGE RATIO

Pursuant to the 1940 Act, the Fund generally will not be permitted to declare any dividend, or declare any other distribution, upon any outstanding common shares, purchase any common shares or issue preferred shares, unless, in every such case, all preferred shares issued by the Fund have at the time of declaration of any such dividend or distribution or at the time of any such purchase or issuance an asset coverage of at least 200% (“1940 Act Asset Coverage Requirement”) after deducting the amount of such dividend, distribution, or purchase price, as the case may be. As of the date of this Prospectus Supplement, all of the Fund’s outstanding preferred shares are expected to have asset coverage on the date of issuance of the Series K Preferred Shares of approximately 668%.

In addition to the 1940 Act Asset Coverage Requirement, the Fund is subject to certain restrictions on investments imposed by guidelines of one or more rating agencies that have issued ratings for the Existing Preferred Shares and are expected to issue a rating for the Series K Preferred Shares. See “Special Characteristics and Risks of the Series K Preferred Shares — Risks — Credit Rating Risk” in this Prospectus Supplement. As a condition of the underwriters’ obligation to purchase the Series K Preferred Shares, the Series K Preferred Shares must be rated at a minimum level by a rating agency that is a Nationally Recognized Statistical Rating Organization.

SPECIAL CHARACTERISTICS AND RISKS OF THE SERIES K PREFERRED SHARES

Dividends

Holders of Series K Preferred Shares shall be entitled to receive, when, as and if declared by, or under authority granted by the Board, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of     % per annum (computed on the basis of a 360 day year consisting of twelve 30 day months) of the $25.00 per share liquidation preference on the Series K Preferred Shares. Dividends and distributions on Series K Preferred Shares will accumulate from the date of their original issue, which is expected to be                 , 2021.

Dividends and distributions will be payable quarterly on March 26, June 26, September 26 and December 26 in each year (each a “Dividend Payment Date”) commencing on December 26, 2021 (or, if any such day is not a business day, then on the next succeeding business day) to holders of record of Series K Preferred Shares as they appear on the share register of the Fund at the close of business on the fifth preceding business day (each, a “Record Date”). Dividends and distributions on Series K Preferred Shares that were originally issued on the Date of Original Issue (i.e., the Series K Preferred Shares to be issued in this offering) shall accumulate from the Date of Original Issue. Dividends and distributions on all other Series K Preferred Shares (i.e., any additional Series K Preferred Shares that may be issued in future offerings) will accumulate from (i) the date on which such shares are originally issued if such date is a Dividend Payment Date, (ii) the immediately preceding Dividend Payment Date if the date on which such shares are originally issued is other than a Dividend Payment Date and is on or before a Record Date or (iii) the immediately following Dividend Payment Date if the date on which such shares are originally issued is during the period between a Record Date and a Dividend Payment Date. Each period beginning on and including a Dividend Payment Date (or the date of original issue, in the case of the first dividend period after the first issuance of the Series K Preferred Shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a “Dividend Period.” Dividends and distributions on account of arrears for any past Dividend Period or in connection with the redemption of Series K Preferred Shares may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date as shall be fixed by the Board that is not more than 30 days before the Dividend Payment Date.

No full dividends or distributions will be declared or paid on Series K Preferred Shares for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Dividend Payment Dates therefor on all outstanding shares of any series of preferred shares of the Fund ranking on a parity with the Series K Preferred Shares as to the payment of dividends and distributions have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been paid on all of the Fund’s outstanding preferred shares, any dividends and distributions being paid on such preferred shares (including the Series K Preferred Shares) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of preferred shares on the relevant Dividend Payment Date.

Restrictions on Issuance, Dividend, Redemption and Other Payments

Under the 1940 Act, the Fund is not permitted to issue preferred shares (such as the Series K Preferred Shares) unless immediately after such issuance the Fund will have an asset coverage of at least 200% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing stock of a closed-end investment company as a condition of declaring distributions, purchases or redemptions of its stock). In general, the term “asset coverage” for this purpose means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund plus the aggregate of the involuntary liquidation preference of the preferred shares. The involuntary liquidation preference refers to the amount to which the preferred shares would be entitled on the involuntary liquidation of the Fund in preference to a security junior to them. The Fund also is not permitted to declare any cash dividend or other distribution on its common shares or purchase its common shares unless, at the time of such declaration or purchase, the Fund satisfies this 200% asset coverage requirement after deducting the amount of the dividend, distribution or purchase price, as applicable.

In addition, the Fund may be limited in its ability to declare any cash distribution on its shares (including the Series K Preferred Shares) or purchase its capital stock (including the Series K Preferred Shares) unless, at the time of such declaration or purchase, the Fund has an asset coverage on its indebtedness, if any, of at least 300% after deducting the amount of such distribution or purchase price, as applicable. The 1940 Act contains an exception, however, that permits dividends to be declared upon any preferred shares issued by the Fund (including the Series K Preferred Shares) if the Fund’s indebtedness has an asset coverage of at least 200% at the time of declaration after deducting the amount of the dividend. In general, the term “asset coverage” for this purpose means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund.

The term “senior security” does not include any promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the Fund at the time when the loan is made. A loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 days and is not extended or renewed; otherwise it is presumed not to be for temporary purposes. For purposes of determining whether the 200% and 300% asset coverage requirements described above apply in connection with dividends or distributions on or purchases or redemptions of Series K Preferred Shares, the asset coverages may be calculated on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of the applicable determination.

In addition to those circumstances described in the accompanying Prospectus under “Description of the Securities—Preferred Shares—Restrictions on Dividends and Other Distributions for the Preferred Shares,” the Fund may not pay any dividend or distribution (other than a dividend or distribution paid in common shares or in options, warrants or rights to subscribe for or purchase common shares) in respect of the common shares or call for redemption, redeem, purchase or otherwise acquire for consideration any common shares (except by conversion into or exchange for shares of the Fund ranking junior to the preferred shares as to the payment of dividends or distributions and the distribution of assets upon liquidation), unless after making the distribution, the Fund meets applicable asset coverage requirements described under “—Rating Agency Guidelines” below.

Voting Rights

Except as otherwise provided in the Fund’s Governing Documents (including the Statement of Preferences) or a resolution of the Board, or as required by applicable law, holders of Series K Preferred Shares will have no power to vote on any matter except matters submitted to a vote of the Fund’s common shares. In any matter submitted to a vote of the holders of the common shares, each holder of Series K Preferred Shares will be entitled to one vote for each Series K Preferred Share held and the holders of the outstanding preferred shares of the Fund, including Series K Preferred Shares, and the common shares will vote together as a single class; provided, however, that the holders of the outstanding preferred shares of the Fund, including Series K Preferred Shares, shall be entitled, as a separate class, to the exclusion of the holders of all other securities and classes of capital shares of the Fund, to elect two of the Fund’s Trustees.

During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number and/or composition of Trustees constituting the Board will be automatically adjusted as necessary to permit the holders of outstanding preferred shares of the Fund, including the Series K Preferred Shares, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital shares of the Fund) to elect the number of Trustees that, when added to the two Trustees elected exclusively by the holders of the Fund’s preferred shares as described in the above paragraph, would constitute a simple majority of the Board as so adjusted. The Fund and the Board will take all necessary actions, including effecting the removal of Trustees or amendment of the Fund’s Declaration of Trust, to effect an adjustment of the number and/or composition of Trustees as described in the preceding sentence. A Voting Period shall commence:

(i) if at any time accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding Series K Preferred Shares equal to at least two full years’ dividends and distributions shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with Computershare Trust Company, N.A. and its successors or any other dividend disbursing agent appointed by the Fund for the payment of such accumulated dividends and distributions; or

(ii) if at any time holders of any other preferred shares of the Fund are entitled to elect a majority of the Trustees of the Fund under the 1940 Act or statement of preferences creating such shares.

Additional voting rights are described in “Description of the Series K Preferred Shares.”

Rating Agency Guidelines

The Existing Preferred Shares are rated by Moody’s Investors Service, Inc. (“Moody’s”) and/or Fitch Ratings Inc. (“Fitch”). The Fund anticipates Moody’s will initially rate the Series K Preferred Shares. The Fund is, and expects that it will be, required under the applicable rating agency guidelines to maintain assets having in the aggregate a discounted value at least equal to the Basic Maintenance Amount (as defined in the Statement of Preferences), for its outstanding preferred shares, including the Existing Preferred Shares and the Series K Preferred Shares. To the extent any particular portfolio holding does not satisfy the applicable rating agency’s guidelines, all or a portion of such holding’s value will not be included in the calculation of discounted value (as defined by such rating agency). The Moody’s and Fitch guidelines also impose certain diversification requirements and industry concentration limitations on the Fund’s overall portfolio, and apply specified discounts to securities held by the Fund (except certain money market securities).

If the value of the Fund’s assets, as discounted in accordance with the rating agency guidelines, is less than the Basic Maintenance Amount, the Fund is required to use its commercially reasonable efforts to cure such failure. If the Fund does not cure in a timely manner a failure to maintain a discounted value of its portfolio equal to the Basic Maintenance Amount in accordance with the requirements of the applicable rating agency or agencies then rating the Fund’s preferred shares, including the Existing Preferred Shares and the Series K Preferred Shares, at the request of the Fund, the Fund will be required to mandatorily redeem its preferred shares, including the Series K Preferred Shares, as described below under “—Redemption.”

Any rating agency providing a rating for the Fund’s preferred shares, including the Existing Preferred Shares and the Series K Preferred Shares, at the request of the Fund may, at any time, change or withdraw any such rating. The Board, without further action by the Fund’s shareholders, may amend, alter, add to or repeal any provision of the statements of preferences for the preferred shares, including the Statement of Preferences for the Series K Preferred Shares, that has been adopted by the Fund pursuant to the rating agency guidelines or add covenants and other obligations of the Fund to the statements of preferences, if the applicable rating agency confirms that such amendments or modifications are necessary to prevent a reduction in, or the withdrawal of, a rating of the Fund’s preferred shares, including the Existing Preferred Shares and the Series K Preferred Shares, and such amendments and modifications do not adversely affect the rights and preferences of and are in the aggregate in the best interests of the holders of the Fund’s preferred shares.

As described by Moody’s, Fitch or any other rating agency then rating a series of the Fund’s preferred shares at the Fund’s request, the ratings assigned to each series of preferred shares, including the Series K Preferred Shares, are assessments of the capacity and willingness of the Fund to pay the obligations of each such series. The ratings on these series of preferred shares are not recommendations to purchase, hold or sell shares of any series, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The rating agency guidelines also do not address the likelihood that an owner of preferred shares will be able to sell such shares on an exchange, in an auction or otherwise. The ratings are based on current information furnished to Moody’s, Fitch or any other rating agency then rating a series of the Fund’s preferred shares at the Fund’s request by the Fund and the Investment Adviser and information obtained from other sources. The ratings may be changed, suspended or withdrawn as a result of changes in, or the unavailability of, such information.

A rating agency’s guidelines apply to each series of preferred shares, including the Series K Preferred Shares, only so long as such rating agency is rating such series at the request of the Fund. The Fund pays fees to Moody’s and/or Fitch, as applicable, for rating the Existing Preferred Shares and expects to pay fees to Moody’s for rating the Series K Preferred Shares.

Redemption

Mandatory Redemption. Under certain circumstances, the Series K Preferred Shares will be subject to mandatory redemption by the Fund out of funds legally available therefor in accordance with the Statement of Preferences and applicable law. If the Fund fails to have asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are stock, including all outstanding Series K Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock), as of the last Business Day of March, June, September and December of each year in which any Series K Preferred Shares are outstanding, and such failure is not cured as of the cure date specified in the Statement of Preferences (49 days following such Business Day), (i) the Fund shall give a notice of redemption with respect to the redemption of a sufficient number of its preferred shares, which at the Fund’s determination (to the extent permitted by the 1940 Act and Delaware law) may include any proportion of Series K Preferred Shares, to enable it to meet such asset coverage requirements, and, at the Fund’s discretion, such additional number of Series K Preferred Shares or any other series of preferred shares in order for the Fund to have asset coverage with respect to the Series K Preferred Shares and any other series of preferred shares of the Fund remaining outstanding after such redemption of as great as 220%, and (ii) deposit an amount with Computershare Trust Company, N.A., and its successors or any other dividend-disbursing agent appointed by the Fund, having an initial combined value sufficient to effect the redemption of the Series K Preferred Shares or other series of preferred shares to be redeemed.

If the Fund is required to redeem any preferred shares (including Series K Preferred Shares) as a result of a failure to maintain such minimum 1940 Act asset coverage as of an applicable cure date, then the Fund shall, to the extent permitted by the 1940 Act and Delaware law, by the close of business on such cure date fix a redemption date that is on or before the 30th Business Day after such cure date and proceed to redeem the preferred shares, including the Series K Preferred Shares. The Fund may fix a redemption date that is after the 30th Business Day after such cure date if the Board determines in good faith that extraordinary market conditions exist as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or is not reasonably practicable at fair value. On such redemption date, the Fund shall redeem, out of funds legally available therefor, (i) the number of its preferred shares, which, to the extent permitted by the 1940 Act and Delaware law, at the option of the Fund may include any proportion of Series K Preferred Shares or shares of any other series of preferred shares of the Fund, is equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such cure date, would have resulted in the Fund having asset coverage immediately prior to the opening of business on such cure date in compliance with the 1940 Act or (ii) if asset coverage cannot be so restored, all of the outstanding Series K Preferred Shares, in each case at a price equal to $25.00 per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Fund) to, but not including, the date of redemption. In addition, as reflected above, the Fund may, but is not required to, redeem an additional number of preferred shares (including Series K Preferred Shares) which, when aggregated with all other preferred shares redeemed by the Fund, permits the Fund to have with respect to the preferred shares (including Series K Preferred Shares) remaining outstanding after such redemption a 1940 Act asset coverage of as great as 220%.

Similarly, as reflected above under “—Rating Agency Guidelines,” so long as Moody’s or another rating agency is rating the Fund’s preferred shares (including the Series K Preferred Shares) at the request of the Fund, the Fund will be required to maintain, on the last Business Day of each month, assets having in the aggregate a discounted value at least equal to the Basic Maintenance Amount. So long as Moody’s or another rating agency is rating the Fund’s preferred shares (including the Series K Preferred Shares) at the request of the Fund, if the Fund fails to have assets having in the aggregate a discounted value at least equal to the Basic Maintenance Amount as of the last Business Day of any month, and such failure is not cured as of the cure date specified in the Statement of Preferences (10 Business Days following such Business Day), the Fund shall similarly follow the redemption protocol summarized above to restore compliance with the Basic Maintenance Amount, and the Fund may, but is not required to, redeem an additional number of preferred shares (including Series K Preferred

Shares) which, when aggregated with all other preferred shares redeemed by the Fund, permits the Fund to have with respect to the preferred shares (including Series K Preferred Shares) remaining outstanding after such redemption assets having in the aggregate a discounted value equal to as great as 110% of the Basic Maintenance Amount.

Optional Redemption. Prior to October                 , 2026, the Series K Preferred Shares are not subject to optional redemption by the Fund unless the redemption is necessary, in the judgment of the Board, to maintain the Fund’s status as a RIC under Subchapter M of the Code. The Fund may also be required under certain circumstances to redeem Series K Preferred Shares before or after October                , 2026, in order to meet certain regulatory or rating agency asset coverage requirements. Commencing October                 , 2026, and thereafter, to the extent permitted by the 1940 Act and Delaware law, the Fund may at any time upon notice in the manner provided in the Statement of Preferences redeem the Series K Preferred Shares in whole or in part at a price equal to the liquidation preference per share plus accumulated but unpaid dividends and distributions through and including the date of redemption.

Redemption Procedures. Redemptions of Series K Preferred Shares will be made subject to the procedures described in the Prospectus under “Description of the Securities—Preferred Shares—Redemption Procedures,” except that Series K Preferred Shares may receive shorter notice in the event of a mandatory redemption.

Liquidation

In the event of any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the holders of Series K Preferred Shares shall be entitled to receive out of the assets of the Fund available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Fund’s common shares or any other shares of the Fund ranking junior to the Series K Preferred Shares as to liquidation payments, a liquidation distribution in the amount of $25.00 per share (the “Liquidation Preference”), plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Fund, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up of the Fund.

If, upon any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the assets of the Fund available for distribution among the holders of all outstanding Series K Preferred Shares and all outstanding shares of any other series of the Fund’s preferred shares ranking on a parity with the Series K Preferred Shares as to payment upon liquidation shall be insufficient to permit the payment in full to such holders of Series K Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to all outstanding shares of such other series of preferred shares of the Fund, then such available assets shall be distributed among the holders of Series K Preferred Shares and such other series of preferred shares of the Fund ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series K Preferred Shares, no dividends or distributions will be made to holders of the Fund’s common shares or any other shares of the Fund ranking junior to the Series K Preferred Shares as to liquidation.

Stock Exchange Listing

Application has been made to list the Series K Preferred Shares on the NYSE. If the application is approved, the Series K Preferred Shares are expected to commence trading on the NYSE within thirty days of the date of issuance under the symbol “GDV Pr K.”

Risks

Risk is inherent in all investing. Therefore, before investing in the Series K Preferred Shares you should consider the risks carefully. See “Risk Factors and Special Considerations” in the accompanying Prospectus. Primary risks associated with an investment in the Series K Preferred Shares include:

Market Price Risk. The market price for the Series K Preferred Shares will be influenced by changes in interest rates, the perceived credit quality of the Series K Preferred Shares and other factors, and may be higher or lower than the liquidation preference of the Series K Preferred Shares. There is currently no market for the Series K Preferred Shares of the Fund.

Liquidity Risk. Currently, there is no public market for the Series K Preferred Shares of the Fund. As noted above, an application has been made to list the Series K Preferred Shares on the NYSE. However, during an initial period which is not expected to exceed thirty days after the date of its issuance, the Series K Preferred Shares will not be listed on any securities exchange. Before the Series K Preferred Shares are listed on the NYSE, the underwriters may, but are not obligated to, make a market in the Series K Preferred Shares. No assurances can be provided that listing on any securities exchange or market making by the underwriters will occur or will result in the market for Series K Preferred Shares being liquid at any time.

Redemption Risk. The Fund may at any time redeem Series K Preferred Shares to the extent necessary to meet regulatory asset coverage requirements or requirements imposed by credit rating agencies. For example, if the value of the Fund’s investment portfolio declines, thereby reducing the asset coverage for the Series K Preferred Shares, the Fund may be obligated under the terms of the Series K Preferred Shares to redeem some or all of the Series K Preferred Shares. In addition, commencing October                 , 2026, the Fund will be able to call the Series K Preferred Shares at the option of the Fund. Investors may not be able to reinvest the proceeds of any redemption in an investment providing the same or a higher dividend rate than that of the Series K Preferred Shares. Precipitous declines in the value of the Fund’s assets could result in the Fund having insufficient assets to redeem all of the Series K Preferred Shares for the full redemption price.

Subordination Risk. The Series K Preferred Shares are not a debt obligation of the Fund. The Series K Preferred Shares are junior in respect of distributions and liquidation preference to any indebtedness incurred by the Fund, and will have the same priority with respect to payment of dividends and distributions and liquidation preference as the Existing Preferred Shares and any other preferred shares that the Fund may issue. The Series K Preferred Shares are subject to greater credit risk than any of the Fund’s debt instruments, which would be of higher priority in the Fund’s capital structure.

Credit Rating Risk. The Fund is seeking a credit rating on the Series K Preferred Shares. Any credit rating that is issued on the Series K Preferred Shares could be reduced or withdrawn while an investor holds Series K Preferred Shares. A reduction or withdrawal of the credit rating would likely have an adverse effect on the market value of the Series K Preferred Shares. In addition, a credit rating does not eliminate or mitigate the risks of investing in the Series K Preferred Shares.

Distribution Risk. The Fund may not earn sufficient income from its investments to make distributions on the Series K Preferred Shares, in which case the distributions on the Series K Preferred Shares would be considered a return of capital. See “Prospectus Summary—Dividends and Distributions—Preferred Shares Distributions” in the Prospectus. Additionally, if the Fund were to issue notes, the Fund’s failure to meet certain asset coverage requirements with respect to such notes would prohibit the Fund from making distributions on the Series K Preferred Shares; any bank borrowings the Fund may enter into in the future could contain similarly restrictive terms. See “Description of the Securities—Notes—Limitations” in the Prospectus.

Interest Rate Risk. The Series K Preferred Shares pay dividends at a fixed rate. Prices of fixed income investments tend to vary inversely with changes in market yields. The market yields on securities comparable to the Series K Preferred Shares may increase, which would likely result in a decline in the value of the Series K Preferred Shares. Additionally, if interest rates rise, securities comparable to the Series K Preferred Shares may pay higher dividend rates and holders of the Series K Preferred Shares may not be able to sell the Series K Preferred Shares at their liquidation preference and reinvest the proceeds at market rates. The Fund may be subject to a greater risk of rising interest rates due to the current period of historically low interest rates. There is a possibility that interest rates may rise, which would likely drive down the prices of income- or dividend-paying securities.

CERTAIN EMPLOYEE BENEFIT PLAN AND IRA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Series K Preferred Shares (including interests therein) by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Benefit Plan”).

ERISA and the Code impose certain duties on persons who are fiduciaries of a Benefit Plan and prohibit certain transactions involving the assets of a Benefit Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Benefit Plan or the management or disposition of the assets of such a Benefit Plan, or who renders investment advice for a fee or other compensation to such a Benefit Plan, is generally considered to be a fiduciary of the Benefit Plan. It is not intended that the Fund, the Investment Adviser, the underwriters or any of their respective affiliates (“Transaction Parties”) have or will undertake to provide investment advice in a fiduciary capacity in connection with a Plan’s (as defined below) investment in the Series K Preferred Shares.

Moreover, governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) (each such governmental, church and foreign plan together with Benefit Plans, referred to herein as “Plans”), are not subject to the fiduciary responsibility provisions of Title I of ERISA or Section 4975 of the Code, but may be subject to state, federal or other laws or regulations substantively similar to such portions of ERISA or Section 4975 of the Code (“Similar Law”).

In considering an investment in the Series K Preferred Shares of a portion of the assets of any Plan, a fiduciary or other person considering the investment should determine, among other things, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, Section 4975 of the Code and Similar Law including, without limitation, to the extent applicable, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA and the Code. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Benefit Plan and certain persons (referred to as “parties in interest” for purposes of ERISA and “disqualified persons” for purposes of the Code) having certain relationships to such Benefit Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and such parties and fiduciaries causing a Benefit Plan to engage in such transactions may be subject to other penalties and liabilities under ERISA and/or the Code (or with respect to certain Benefit Plans, such as IRAs, a prohibited transaction may cause the Benefit Plan to lose its tax-exempt status). In this regard, the U.S. Department of Labor has issued certain prohibited transaction class exemptions (“PTCEs”) that may potentially apply to the purchase of the Series K Preferred Shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, PTCE 84-24 respecting purchases of shares in investment companies) and PTCE 75-1 respecting sales of securities. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code

each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Benefit Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Benefit Plan involved in the transaction) solely by reason of providing services to the Benefit Plan or by relationship to a service provider, provided that the Benefit Plan neither receives nor pays more than adequate consideration. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plans considering acquiring the Series K Preferred Shares in reliance on these exemptions or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions or any other exemption will be satisfied, or that any exemption will be applicable to any or all otherwise prohibited transactions which may occur in connection with a Benefit Plan’s investment in the Series K Preferred Shares.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Series K Preferred Shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and Similar Law to such investment and whether an exemption would be applicable to the purchase and holding of the Series K Preferred Shares and whether the purchase and holding of Series K Preferred Shares otherwise will be in compliance with the applicable provisions of ERISA, Section 4975 of the Code and Similar Law.

By its acquisition of a Series K Preferred Share (including any interest therein), each purchaser and transferee will be deemed to represent and warrant that either (i) it is not acquiring or holding such Series K Preferred Share or an interest therein with the assets of a Plan, or (ii) neither the purchase nor the holding (nor disposition) of such Series K Preferred Share or an interest therein by such purchaser or transferee will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The sale of Series K Preferred Shares to a Plan pursuant to this prospectus is in no respect a recommendation by any Transaction Party as to whether any Plan should acquire Series K Preferred Shares or that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Each purchaser and holder of the Series K Preferred Shares or any interest therein has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Series K Preferred Shares (including any such interest) does not violate the fiduciary rules of, or result in a prohibited transaction under, ERISA, the Code or any applicable Similar Laws.

UNDERWRITING

BofA Securities, Inc. and Morgan Stanley & Co. LLC are each acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among the Fund, the Investment Adviser and the underwriters, the Fund has agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the Fund the number of Series K Preferred Shares set forth opposite its name below.

Underwriter	Number of Series G Preferred Shares
BofA Securities, Inc.
Morgan Stanley & Co. LLC
G.research, LLC

Total	6,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Series K Preferred Shares sold pursuant to the underwriting agreement if any of the Series K Preferred Shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Fund and the Investment Adviser have each agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Series K Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Series K Preferred Shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We expect that delivery of the Series K Preferred Shares will be made against payment therefor on or about the third business day following the date of confirmation of orders with respect to the Series K Preferred Shares (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade prior to the delivery of the Series K Preferred Shares hereunder on the date hereof will be required, by virtue of the fact that the Series G Preferred Shares initially settle in T+3, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of Series K Preferred Shares who wish to trade the Series K Preferred Shares prior to their date of delivery hereunder should consult their own advisors.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Series K Preferred Shares to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $    per share. Any underwriter may allow, and such dealers may reallow, a concession not in excess of $    per share to other underwriters or to certain dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $400,000 and are payable by the Fund.

No Sales of Similar Securities

The Fund and the Investment Adviser have agreed that the Fund will not, for a period of 90 days from the date of this Prospectus Supplement, without the prior written consent of BofA Securities, Inc. and Morgan Stanley & Co. LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any of its preferred shares or securities exchangeable for or convertible into its preferred shares, except for the Series K Preferred Shares sold to the underwriters pursuant to the underwriting agreement.

New York Stock Exchange

Application has been made to list the Series K Preferred Shares on the NYSE. Prior to the offering, there has been no public market for the Series K Preferred Shares or any other series of preferred shares of the Fund. If the application is approved, the Series K Preferred Shares are expected to commence trading on the NYSE under the symbol “GDV Pr K” within thirty days of the date of issuance. Before the Series K Preferred Shares are listed on the NYSE, the underwriters may, but are not obligated to, make a market in the Series K Preferred Shares. Consequently, it is anticipated that, prior to the commencement of trading on the NYSE, an investment in Series K Preferred Shares will be illiquid.

If a secondary trading market develops prior to the commencement of trading on the NYSE, holders of the Series K Preferred Shares may be able to sell such shares, however, such shares may trade at discounts from the liquidation preference of the Series K Preferred Shares.

Price Stabilization, Short Positions

Until the distribution of the Series K Preferred Shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing the Series K Preferred Shares. However, the representative may engage in transactions that have the effect of stabilizing the price of the Series K Preferred Shares, such as purchases and other activities that peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell Series K Preferred Shares in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Series K Preferred Shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Series K Preferred Shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series K Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when a representative repurchases Series K Preferred Shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Series K Preferred Shares or preventing or retarding a decline in the market price of the Series K Preferred Shares. As a result, the price of the Series K Preferred Shares may be higher than the price that might otherwise exist in the open market.

None of the Fund, the Investment Adviser or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series K Preferred Shares. In addition, none of the Fund, the Investment Adviser or any of the underwriters makes any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Fund, the Investment Adviser or their respective affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Fund, the Investment Adviser or their respective affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the preferred shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Fund anticipates that, from time to time, certain underwriters may act as brokers or dealers in connection with the execution of the Fund’s portfolio transactions after they have ceased to be underwriters and, subject to certain restrictions, may act as brokers while they are underwriters.

G.research, LLC is a wholly owned subsidiary of Institutional Services Holdings, LLC, which in turn is a wholly owned subsidiary of Associated Capital Group, Inc., an affiliate of the Investment Adviser, which is, in turn, indirectly majority-owned by Mario J. Gabelli. As a result of these relationships, Mr. Gabelli is a “controlling person” of G.research, LLC.

The principal business address of BofA Securities, Inc. is One Bryant Park, New York, New York 10036. The principal business address of Morgan Stanley & Co. LLC is 1585 Broadway, New York, New York 10036. The principal business address of G.research, LLC is One Corporate Center, Rye, New York 10580.

LEGAL MATTERS

Certain legal matters will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts, our counsel in connection with the offering of the Series K Preferred Shares. Certain legal matters in connection with this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, Washington, D.C. Simpson Thacher & Bartlett LLP may rely as to certain matters of Delaware law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

FINANCIAL STATEMENTS

The Fund’s unaudited financial statements as of and for the six months ended June 30, 2021 should be read in conjunction with the audited financial statements of the Fund and the Notes thereto included in the Annual Report to the Fund’s shareholders for the fiscal year ended December 31, 2020. The audited annual financial statements of the Fund and the unaudited semiannual financial statements of the Fund are incorporated by reference into the Prospectus. See “Incorporation by Reference” in this Prospectus Supplement and the accompanying Prospectus.

BASE PROSPECTUS

Dated September 22, 2021

$500,000,000

The Gabelli Dividend & Income Trust

Common Shares

Preferred Shares

Notes

Subscription Rights to Purchase Common Shares

Subscription Rights to Purchase Preferred Shares

Subscription Rights to Purchase Common and Preferred Shares

Important Note. Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission (the “SEC”), paper copies of The Gabelli Dividend & Income Trust’s (the “Fund,” “we,” “us” or “our”) annual and semiannual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on the Fund’s website (https://gabelli.com/), and you will be notified by mail each time a report is posted and provided with a website link to access the report. If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. To elect to receive all future reports in paper free of charge, please contact your financial intermediary, or, if you invest directly with the Fund, you may call 800-422-3554 or send an email request to info@gabelli.com. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held within the fund complex if you invest directly with the Fund.

Investment Objective. The Fund is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s investment objective is to provide a high level of total return on its assets with an emphasis on dividends and income. The Fund will attempt to achieve its investment objective by investing, under normal market conditions, at least 80% of its net assets in dividend paying securities (such as common and preferred stock) or other income producing securities (such as fixed-income securities and securities that are convertible into common stock). In addition, under normal market conditions, at least 50% of the Fund’s total assets will consist of dividend paying equity securities. In making equity selections, Gabelli Funds, LLC (the “Investment Adviser”), which serves as investment adviser to the Fund, looks for securities that have a superior yield and capital gains potential. We cannot assure you that the Fund will achieve its investment objective.

The Fund was organized as a Delaware statutory trust on August 20, 2003, and commenced its investment operations on November 28, 2003. An investment in the Fund is not appropriate for all investors.

We may offer, from time to time, in one or more offerings, our common and/or fixed rate preferred shares, each with a par value $0.001 per share (together, “shares”), our promissory notes (“notes”), and/or our subscription rights to purchase our common and/or fixed rate preferred shares, which we refer to collectively as the “securities.” The Fund will not issue auction rate preferred shares in a public offering pursuant to this Prospectus. Securities may be offered at prices and on terms to be set forth in one or more supplements to this prospectus (this “Prospectus” and each supplement thereto, a “Prospectus Supplement”). You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our securities.

Our securities may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. The Prospectus Supplement relating to any sale of fixed rate preferred shares will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters. The Prospectus Supplement relating to any sale of notes will set forth the principal amount, interest rate, interest payment dates, maturities, prepayment protection (if any) and other matters. The Prospectus Supplement relating to any offering of subscription rights will set forth the number of common and/or fixed rate preferred shares issuable upon the exercise of each right and the other terms of such rights offering. We may offer subscription rights for common shares, fixed rate preferred shares or common and fixed rate preferred shares. We may not sell any of our securities through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our securities.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “GDV” and our Series Series G Preferred Shares and Series H Preferred Shares are listed on the NYSE under the symbol “GDV Pr G” and “GDV Pr H,” respectively. On September 21, 2021, the last reported sale price of our common shares was $25.69. The net asset value of the Fund’s common shares at the close of business on September 21, 2021 was $28.51 per share.

Shares of closed-end funds often trade at a discount from net asset value. This creates a risk of loss for an investor purchasing shares in a public offering.

Investing in the Fund’s securities involves risks. See “Risk Factors and Special Considerations” beginning on page 25, “Risk Factors and Special Considerations — Special Risks to Holders of Common Shares” beginning on page 49, and “Risk Factors and Special Considerations — Special Risks of Notes to Holders of Preferred Shares” beginning on page 49, for factors that should be considered before investing in securities of the Fund, including risks related to a leveraged capital structure.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus may not be used to consummate sales of securities by us through agents, underwriters or dealers unless accompanied by a Prospectus Supplement.

This Prospectus, together with an applicable Prospectus Supplement, sets forth concisely the information about the Fund that a prospective investor should know before investing. You should read this Prospectus, together with an applicable Prospectus Supplement, which contains important information about the Fund, before deciding whether to invest in the securities, and retain it for future reference. A Statement of Additional Information, dated September 22, 2021, containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. You may request a free copy of our annual and semiannual reports, request a free copy of the Statement of Additional Information, the table of contents of which is on page 68 of this Prospectus, or request other information about us and make shareholder inquiries by calling (800) GABELLI (422-3554) or by writing to the Fund. You may also obtain a copy of the Statement of Additional Information (and other information regarding the Fund) from the SEC’s website (http://www.sec.gov). Our annual and semiannual reports are also available on our website (www.gabelli.com). The Statement of Additional Information is only updated in connection with an offering and is therefore not available on the Fund’s website.

Our securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell these securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date of this Prospectus or the date of the applicable Prospectus Supplement.

PROSPECTUS SUMMARY

This is only a summary. This summary may not contain all of the information that you should consider before investing in our securities. You should review the more detailed information contained in this prospectus (this “Prospectus”), including the section titled “Risk Factors and Special Considerations” beginning on page 22, the applicable prospectus supplement thereto and the Statement of Additional Information, dated September 22, 2021 (the “SAI”).

The Fund	The Gabelli Dividend & Income Trust is a diversified, closed-end management investment company organized under the laws of the State of Delaware on August 20, 2003. Throughout this Prospectus, we refer to The Gabelli Dividend & Income Trust as the “Fund” or as “we.” See “The Fund.”

The Fund’s outstanding common shares, par value $0.001 per share, are listed on the New York Stock Exchange (the “NYSE”) under the symbol “GDV” and our Series G Preferred Shares and our Series H Preferred Shares are listed on the NYSE under the symbol “GDV Pr G” and “GDV Pr H,” respectively. On September 21, 2021, the last reported sale price of our common shares was $25.69. The net asset value of the Fund’s common shares at the close of business on September 21, 2021 was $28.51 per share. As of September 21, 2021, the net assets of the Fund attributable to its common shares were $2,577,686,991. As of September 21, 2021, the Fund had outstanding 90,408,929 common shares; 82 shares of Series B Auction Market Cumulative Preferred Shares, liquidation preference $25,000 per share (the “Series B Preferred Shares”); 54 shares of Series C Auction Market Cumulative Preferred Shares, liquidation preference $25,000 per share (the “Series C Preferred Shares”); 124 shares of Series E Auction Rate Cumulative Preferred Shares, liquidation preference $25,000 per share (the “Series E Preferred Shares”); 4,000,000 shares of 5.25% Series G Cumulative Preferred Shares, liquidation preference $25 per share (the “Series G Preferred Shares”); 2,000,000 shares of 5.375% Series H Cumulative Preferred Shares, liquidation preference $25 per share (the “Series H Preferred Shares”); and 5,804 shares of Series J Cumulative Term Preferred Shares, liquidation preference $25,000 per share (the “Series J Preferred Shares”). The Series B Preferred Shares, Series C Preferred Shares, Series E Preferred Shares, Series G Preferred Shares, Series H Preferred Shares and Series J Preferred Shares have the same seniority with respect to distributions and liquidation preference.

The Offering

We may offer, from time to time, in one or more offerings, our common and/or fixed rate preferred shares, $0.001 par value per share, our notes, or our subscription rights to purchase our common or fixed rate preferred shares or both, which we refer to collectively as the “securities.” The Fund will not issue auction rate preferred shares in a public offering pursuant to this Prospectus. The securities may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). The offering price per common share of the Fund will not be less than the net asset value per common share at the time we make the offering, exclusive of any underwriting commissions or discounts; however, transferable rights offerings that meet certain conditions may be offered at a price below the then current net asset value per common share of the Fund. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our securities. Our securities may be offered directly to one or more purchasers, through agents designated from time to time by us, or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. The Prospectus Supplement relating to any sale of fixed rate preferred shares will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters. The Prospectus Supplement relating to any sale of notes will set forth the principal amount, interest rate, interest payment dates, prepayment protection (if any), and other matters. The Prospectus Supplement relating to any offering of subscription rights will set forth the number of common and/or fixed rate preferred shares issuable upon the exercise of each right and the other terms of such rights offering.

While the aggregate number and amount of securities we may issue pursuant to this registration statement is limited to $500,000,000 of securities, our Board of Trustees (the “Board” and each member of the Board individually a “Trustee”) may, without any action by the shareholders, amend our Agreement and Declaration of Trust from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue. We may not sell any of our securities through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering.

Investment Objective and Policies

The Fund’s investment objective is to provide a high level of total return on its assets with an emphasis on dividends and income. The Fund will attempt to achieve its investment objective by investing, under normal market conditions, at least 80% of its net assets in dividend paying securities (such as common and preferred stock) or other income producing securities (such as fixed-income securities and securities that are convertible into common stock). In addition, under normal market conditions, at least 50% of the Fund’s total assets will consist of dividend paying equity securities. The Fund may invest in the securities of companies of any market capitalization. The Fund may invest up to 25% of its total assets in securities of issuers in a single industry and may invest up to 35% of its total assets in securities of non-U.S. issuers (including securities of companies in emerging markets), which are generally denominated in foreign currencies. The Fund may also invest up to 10% of its total assets in below investment-grade securities, also known as high-yield securities. These securities, which may be preferred stock or debt, are predominantly speculative and involve major risk exposure to adverse conditions. Securities that are rated lower than “BBB” by Standard & Poor’s Rating Services (“S&P”) or lower than “Baa” by Moody’s Investors Service, Inc. (“Moody’s”) (or unrated debt securities of comparable quality) are referred to in the financial press as “junk bonds” or “high-yield” securities. The average duration of the Fund’s investments in debt securities is expected to vary and the Fund does not target any particular average duration. The Fund’s policy to invest at least 80% of its net assets in dividend paying securities or other income producing securities may be changed by the Board; however, if this policy changes, the Fund will provide shareholders at least 60 days’ written notice before implementation of the change in compliance with U.S. Securities and Exchange Commission (the “Commission” or the “SEC”) rules.

No assurance can be given that the Fund will achieve its investment objective. See “Investment Objective and Policies” in the Prospectus.

The Fund is intended for investors seeking long term growth of capital. It is not intended for those who wish to play short term swings in the stock market.

Gabelli Funds, LLC (the “Investment Adviser”) serves as investment adviser to the Fund. The Investment Adviser’s investment philosophy with respect to equity and debt securities is to identify assets that are selling in the public market at a discount to their private market value. The Investment Adviser defines private market value as the value informed purchasers are willing to pay to acquire assets with similar characteristics. In making equity selections, the Investment Adviser looks for securities that have a superior yield and capital gains potential. The Investment Adviser also normally evaluates an issuer’s free cash flow and long term earnings trends. Finally, the Investment Adviser looks for a catalyst, something indigenous to the company, its industry or country, that will surface additional value.

Preferred Shares	The terms of each series of preferred shares may be fixed by the Board and may materially limit and/or qualify the rights of holders of the Fund’s common shares. If the Fund’s Board determines that it may be advantageous to the holders of the Fund’s common shares for the Fund to utilize additional leverage, the Fund may issue additional series of fixed rate preferred shares. Any fixed rate preferred shares issued by the Fund will pay distributions at a fixed rate. The Fund will not issue additional series of auction rate preferred shares in a public offering pursuant to this Prospectus.

Leverage

Leverage creates a greater risk of loss as well as a potential for more gains for the common shares than if leverage were not used. See “Risk Factors and Special Considerations—Special Risk Factors to Holders of Common Shares—Leverage Risk.” The Fund may also determine in the future to issue other forms of senior securities, such as securities representing debt, subject to the limitations of the 1940 Act. The Fund may also engage in investment management techniques which will not be considered senior securities if the Fund establishes a segregated account with cash or other liquid assets or sets aside assets on the accounting records equal to the Fund’s obligations in respect of such techniques. The Fund may also borrow money, to the extent permitted by the 1940 Act. See “Investment Objective and Policies—Certain Investment Practices” in the Prospectus.

Dividends and Distributions	Preferred Shares Distributions. In accordance with the Fund’s Governing Documents (as defined below) and as required by the 1940 Act, all preferred shares of the Fund must have the same seniority with respect to distributions. Accordingly, no complete distribution due for a particular dividend period will be declared or paid on any series of preferred shares of the Fund for any dividend period, or part thereof, unless full cumulative dividends and distributions due through the most recent dividend payment dates for all series of outstanding preferred shares of the Fund are declared and paid. If full cumulative distributions due have not been declared and made on all outstanding preferred shares of the Fund, any distributions on such preferred shares will be made as nearly pro rata as possible in proportion to the respective amounts of distributions accumulated but unmade on each such series of preferred shares on the relevant dividend payment date. As used herein, “Governing Documents” means the Fund’s Agreement and Declaration of Trust and By-Laws, together with any amendments or supplements thereto, including any Statement of Preferences establishing a series of preferred shares.

The distributions to the Fund’s preferred shareholders for the fiscal year ended December 31, 2020 were comprised of net investment income and long term capital gains. The Fund’s annualized distributions may in the future contain a return of capital. Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Shareholders should not assume that the source of a distribution from the Fund is net profit. The composition of each distribution is estimated based on the earnings of the Fund as of the record date for each distribution. The actual composition of each of the current year’s distributions will be based on the Fund’s investment activity through the end of the calendar year.

Distributions on fixed rate preferred shares, at the applicable annual rate of the per share liquidation preference, are cumulative from the original issue date and are payable, when, as and if declared by the Board, out of funds legally available therefor. The holders of auction rate preferred shares are entitled to receive cash distributions, based on the applicable per share liquidation preference, that vary from dividend period to dividend period.

Common Shares Distributions. In order to allow its holders of common shares to realize a predictable, but not assured, level of cash flow and some liquidity periodically on their investment without having to sell shares, the Fund has adopted a policy of paying monthly distributions on its common shares. The Fund’s distribution policy may be modified from time to time by the Board as it deems appropriate, including in light of market and economic conditions and the Fund’s current, expected and historical earnings and investment performance. Common shareholders are expected to be notified of any such modifications by press release or in the Fund’s periodic shareholder reports. As a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), the Fund will not be subject to U.S. federal income tax on any taxable income that it distributes to shareholders, provided that at least 90% of its investment company taxable income for that taxable year is distributed to its shareholders. If necessary, the Fund will pay an adjusting distribution in December which includes any additional income and net realized capital gains in excess of the monthly distributions for that year to satisfy the minimum distribution requirements of the Code.

In the event that for any taxable year the total distributions on the Fund’s shares exceed the Fund’s current and accumulated earnings and profits, the excess distributions will generally be treated as a tax free return of capital to the extent of the shareholder’s tax basis in the shares (reducing the basis accordingly) and as capital gains thereafter. In determining the extent to which a distribution will be treated as being made from the Fund’s earnings and profits, earnings and profits will be allocated on a pro rata basis first to distributions with respect to preferred shares, and then to the Fund’s common shares. Distributions sourced from paid-in capital should not be considered as dividend yield or total return of an investment in the Fund. Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Shareholders should not assume that the source of a distribution from the Fund is net profit. In addition, the amount treated as a tax-free return of capital will reduce a shareholder’s adjusted tax basis in its shares, thereby increasing the shareholder’s potential taxable gain or reducing the potential taxable loss on the sale of the shares.

A portion of the Fund’s common share distributions for many of its fiscal years has included a return of capital. During the fiscal year ended December 31, 2020, the Fund made distributions of $1.32 per common share, approximately $0.01 of which constituted a return of capital. When the Fund makes distributions consisting of returns of capital, such distributions may further decrease the Fund’s total assets and, therefore have the likely effect of increasing the Fund’s expense ratio as the Fund’s fixed expenses will become a larger percentage of the Fund’s average net assets. In addition, in order to make such distributions, the Fund may have to sell a portion of its investment portfolio at a time when independent investment judgment may not dictate such action. These effects could have a negative impact on the prices investors receive when they sell shares of the Fund.

Indebtedness	Under applicable state law and our Agreement and Declaration of Trust, we may borrow money without prior approval of holders of common and preferred shares. We may issue debt securities, including notes, or other evidence of indebtedness and may secure any such notes or borrowings by mortgaging, pledging or otherwise subjecting as security our assets to the extent permitted by the 1940 Act or rating agency guidelines. Any borrowings, including without limitation any notes, will rank senior to the preferred shares and the common shares. The Prospectus Supplement will describe the interest payment provisions relating to notes. Interest on notes will be payable when due as described in the related Prospectus Supplement. If we do not pay interest when due, it will trigger an event of default and we will be restricted from declaring dividends and making other distributions with respect to our common shares and preferred shares.

Use of Proceeds	The Fund will use the net proceeds from the offering to purchase portfolio securities in accordance with its Investment Objective and Policies. The Investment Adviser anticipates that the investment of the proceeds will be made as appropriate investment opportunities are identified, which is expected to substantially be completed within three months; however, changes in market conditions could result in the Fund’s anticipated investment period extending to as long as six months. This could occur because the Investment Adviser follows a value-oriented investment strategy; therefore, market conditions could result in the Investment Adviser delaying the investment of proceeds if it believes the margin of risk in making additional investments is not favorable in light of its value-oriented investment strategy. See “Investment Objective and Policies—Investment Methodology of the Fund” in the Prospectus. Depending on market conditions and operations, a portion of the proceeds may be used to pay distributions. See “Use of Proceeds” in the Prospectus.

The Fund may use the net proceeds from the offering to call, redeem or repurchase shares of one or more of its Series B Preferred Shares, Series C Preferred Shares, Series E Preferred Shares or Series G Preferred Shares. The Series H Preferred Shares and Series J Preferred Shares generally may not be called for redemption at the option of the Fund prior to June 7, 2024 and March 26, 2024, respectively. The Fund reserves the right, however, to redeem the Series H Preferred Shares and/or the Series J Preferred Shares at any time if it is necessary, in the judgment of the Board, to maintain its status as a RIC under Subchapter M of the Code. The distribution rates on the Series G Preferred Shares and Series H Preferred Shares are 5.25% and 5.375%, respectively. The distribution rate for Series J Preferred Shares is 1.70% for year 1 through year 3 and 4.50% for year 4 and all future years. Distributions on the Series B Preferred Shares, Series C Preferred Shares and Series E Preferred Shares accumulate at a variable rate set at a weekly auction. As of September 21, 2021, September 16, 2021 and September 15, 2021, the distribution rates on the Series B Preferred Shares, Series C Preferred Shares and Series E Preferred Shares, respectively, were 2.073%, 2.074% and 3.574%, respectively.

See “Use of Proceeds” in the Prospectus.

Exchange Listing	The Fund’s outstanding common shares have been listed and traded on the NYSE under the trading or “ticker” symbol “GDV” since November 25, 2003 and our Series G Preferred Shares and Series H Preferred Shares are listed on the NYSE under the symbol “GDV Pr G” and “GDV Pr H,” respectively. See “Description of the Securities.” The Fund’s common shares have historically traded at a discount to the Fund’s net asset value. Since the Fund commenced trading on the NYSE, the Fund’s common shares have traded at a discount to net asset value as high as (31.7)% and a premium as high as 7.2%. Any additional series of fixed rate preferred shares or subscription rights issued in the future pursuant to a Prospectus Supplement by the Fund would also likely be listed on the NYSE.

Risk Factors and Special Considerations	Risk is inherent in all investing and you could lose all or any portion of the amount you invest in our securities. Therefore, before investing in our securities, you should consider the risks described in this Prospectus and any Prospectus Supplement carefully. The following is only a summary of certain risks of investing in the Fund described in more detail elsewhere in this Prospectus and any applicable Prospectus Supplement. Before you invest, you should read the full summary of the risks of investing in the Fund, beginning on page 22 of this Prospectus under the heading “Risk Factors and Special Considerations,” and in any accompanying Prospectus Supplement.

COVID-19, and concern about its spread has resulted in severe disruptions to global financial markets, restrictions on travel and gatherings of any measurable amount of people, including quarantines, expedited and enhanced health screenings, business and school closings, disruptions to employment and supply chains and reduced productivity, all of which have severely impacted business activity in virtually all economies, markets and sectors and negatively impacted the value of many financial and other assets.

The current economic situation and the unprecedented measures taken by state, local and national governments around the world to combat the spread of COVID-19, as well as various social, political and psychological tensions in the United States and around the world, may continue to contribute to severe market disruptions and volatility and reduced economic activity, may have long-term negative effects on the U.S. and worldwide financial markets and economy and may cause further economic uncertainties in the United States and worldwide. It is difficult to predict how long the financial markets and economic activity will continue to be impacted by these events and the Fund cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets. It is virtually impossible to determine the ultimate impact of COVID-19 at this time. Further, the extent and strength of any economic recovery after the COVID-19 pandemic abates, including following any “second wave,” “third wave” or other intensifying of the pandemic, is uncertain and subject to various factors and conditions. Accordingly, an investment in the Fund is subject to an elevated degree of risk as compared to other market environments. See “Risk Factors and Special Considerations—Coronavirus (“COVID-19”) and Global Health Event Risk” in the Prospectus.

Other risks related to the Fund’s portfolio investments include risks related to:

•	equity risk, including the risk of investing in the equity securities of small-cap and/or mid-cap companies;

•	investing in common stock, preferred stock, convertible securities, fixed-income securities, corporate bonds, non-investment grade securities, and restricted and illiquid securities;

•	investing in the direct obligations of the government of the United States or its agencies;

•	investing in securities of foreign issuers; and

•	use of financial leverage.

Special risks to investors in the Fund’s common shares include risks relating to the Fund’s common share distribution policy, dividends and use of leverage, the common shares’ market price and liquidity, dilution and portfolio turnover.

Special risks to investors in the Fund’s preferred shares include risks relating to the preferred shares’ market price and liquidity, distributions on the preferred shares, redemption, reinvestment and subordination.

Special risks to investors in the Fund’s notes include risks relating to the notes’ liquidity, market price (if traded) and terms of redemption.

Special risks to investors in the Fund’s preferred shares and notes include risks relating to common share repurchases, common share distributions and credit quality ratings.

Special risks to holders of the Fund’s subscription rights include risks relating to dilution, market price for subscription rights and the value of the rights.

Other general risks include risks related to:

•	the Fund’s long term investment horizon, management and dependence on key personnel;

•	market risks, market disruptions and geopolitical events, economic events and market events, government intervention in the financial markets, and inflation;

•	the anti-takeover provisions in the Fund’s Governing Documents; and

•	the Fund’s status as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) (“RIC”), for U.S. federal income tax purposes.

Management and Fees	The Investment Adviser’s fee is computed weekly and paid monthly at the annual rate of 1.00% of the Fund’s average weekly net assets. Net assets are total assets minus the sum of the Fund’s liabilities (such liabilities exclude the aggregate liquidation preference of outstanding preferred shares and accumulated dividends, if any, on those shares and the outstanding principal amount of any debt securities the proceeds of which were used for investment purposes, plus accrued and unpaid interest thereon). The investment advisory agreement between the Fund and the Investment Adviser (the “Investment Advisory Agreement”) combines investment advisory and administrative responsibilities in one agreement. See “Management of the Fund” in the Prospectus.

Because the investment advisory fees are based on a percentage of net assets, which includes assets attributable to the Fund’s use of leverage (but excludes assets attributable to the certain of the Fund’s existing preferred shares when such shares are subject to the fee reduction described in the section entitled “Management of the Fund—Investment Advisory and Administrative Arrangements” in the Prospectus), the Investment Adviser may have a conflict of interest in the input it provides to the Board regarding whether to use or increase the Fund’s use of leverage. The Board bases its decision, with input from the Investment Adviser, regarding whether and how much leverage to use for the Fund on its assessment of whether such use of leverage is in the best interests of the Fund, and the Board seeks to manage the Investment Adviser’s potential conflict of interest by retaining the final decision on these matters and by periodically reviewing the Fund’s performance and use of leverage. See “Management of the Fund—Investment Advisory and Administrative Arrangements” in the Prospectus.

Repurchase of Common Shares	The Board has authorized the Fund to consider the repurchase of its common shares in the open market when the common shares are trading at a discount of 7.5% or more from net asset value (or such other percentage as the Board may determine from time to time). Although the Board has authorized such repurchases, the Fund is not required to repurchase its common shares. During the year ended December 31, 2020, the Fund repurchased and retired 198,934 common shares in the open market at an investment of $2,721,114 and an average discount of approximately 18.65% from its net asset value (“NAV”). Such repurchases are subject to certain notice and other requirements under the 1940 Act. See “Repurchase of Common Shares” in the Prospectus.

Anti-Takeover Provisions

Certain provisions of the Governing Documents may be regarded as “anti-takeover” provisions. Pursuant to these provisions, only one of three classes of Trustees is elected each year; super-majority voting requirements apply to the authorization of the conversion of the Fund from a closed-end to an open-end investment company or to the authorization of certain transactions between the Fund and a beneficial owner of more than 5% of any class of the Fund’s capital stock; advance notice to the Fund of any shareholder proposal is required; and any shareholder proposing the nomination or election of a person as a Trustee must supply significant amounts of information designed to enable verification of whether such person satisfies the qualifications required of potential nominees to the Board. The overall effect of these provisions is to render more difficult the accomplishment of a merger with, or the assumption of control by, a principal shareholder. These provisions may have the effect of depriving the Fund’s common shareholders of an opportunity to sell their shares at a premium to the prevailing market price. The issuance of preferred shares could make it more difficult for the holders of common shares to avoid the effect of these provisions. See “Anti-Takeover Provisions of the Fund’s Governing Documents” in the Prospectus.

Custodian	State Street Bank and Trust Company (“State Street”), whose principal address is One Lincoln Street, Boston, Massachusetts 02111, serves as the custodian (the “Custodian”) of the Fund’s assets pursuant to a custody agreement. Under the custody agreement, the Custodian holds the Fund’s assets in compliance with the 1940 Act. For its services, the Custodian will receive a monthly fee paid by the Fund based upon, among other things, the average value of the total assets of the Fund, plus certain charges for securities transactions and out of pocket expenses.

Transfer Agent and Dividend Disbursing Agent	Computershare Trust Company, N.A. (“Computershare”), whose principal address is 250 Royall Street, Canton, Massachusetts 02021, serves as the Fund’s dividend disbursing agent, as agent under the Fund’s automatic dividend reinvestment and voluntary cash purchase plans, and as transfer agent and registrar with respect to the Fund’s common shares.

Computershare also serves as the transfer agent, registrar, dividend disbursing agent and redemption agent with respect to the Series G Preferred, Series H Preferred and Series J Preferred.

The Bank of New York Mellon, located at 101 Barclay Street, New York, New York 10014, serves as auction agent, transfer agent and redemption agent with respect to the Series B Preferred Shares, Series C Preferred Shares and Series E Preferred Shares.

SUMMARY OF FUND EXPENSES

The following table shows the Fund’s expenses, including preferred shares offering expenses, as a percentage of net assets attributable to common shares. All expenses of the Fund are borne, directly or indirectly, by the common shareholders. The purpose of the table and example below is to help you understand all fees and expenses that you, as a holder of common shares, would bear directly or indirectly.

Shareholder Transaction Expenses
Sales Load (as a percentage of offering price)	1.86%(1)
Offering Expenses Borne by the Fund (excluding Preferred Shares Offering Expenses) (as a percentage of offering price)	0.02%(1)
Dividend Reinvestment and Voluntary Cash Purchase Plan Fees Purchase Transactions	$0.75(2)
Sale Transactions	$2.50(2)
Preferred Shares Offering Expenses Borne by the Fund (as a percentage of net assets attributable to common shares)	0.01%(3)

Percentage of Net Assets Attributable to Common Shares

Annual Expenses (as a percentage of net assets attributable to common shares)
Management Fees	1.17%(4)
Interest Expense	0.09%(5)
Other Expenses	0.07%(6)

Total Annual Expenses	1.33%
Dividends on Preferred Shares	0.58%(7)

Total Annual Expenses and Dividends on Preferred Shares	1.91%

(1)

Estimated maximum amount based on offering of $300 million in common shares and $200 million in preferred shares. The estimates assume a 1.00% sales load on common shares and $657,500 in common offering expenses, and 3.15% sales load on preferred shares and $342,500 in preferred offering expenses. The total sales load was estimated by adding together the dollar amount of the estimated sales loads on the estimated common and preferred share offerings, and dividing by the total maximum offering price of securities that may be sold pursuant to this registration statement. Sales load on preferred shares is an expense borne by the Fund and indirectly by the holders of its common shares. This estimated expense, which amounts to $6,300,000 based on the estimated preferred share offering amount of $200 million, is reflected in the expense example following this table, and reflects an expense to common shareholders that is estimated to equal 0.22% of net assets attributable to common shares, assuming net assets attributable to common shares of approximately $2.9 billion (which includes issuance of $300 million in common shares). Actual sales loads and offering expenses may be higher or lower than these estimates and will be set forth in the Prospectus Supplement if applicable. The Fund does not currently intend to issue notes during the one year following the date of this Prospectus.

(2)

Shareholders participating in the Fund’s Automatic Dividend Reinvestment Plan do not incur any additional fees. Shareholders participating in the Voluntary Cash Purchase Plan would pay $0.75 plus their pro rata share of brokerage commissions per transaction to purchase shares and $2.50 plus their pro rata share of brokerage commissions per transaction to sell shares. See “Automatic Dividend Reinvestment and Voluntary Cash Purchase Plans.”

(3)

Assumes issuance of $200 million in liquidation preference of fixed rate preferred shares, net assets attributable to common shares of approximately $2.9 billion (which includes issuance of $300 million in common shares) and $342,500 in preferred offering expenses. The actual amounts in connection with any offering will be set forth in the Prospectus Supplement if applicable.

(4)

The Investment Adviser’s fee is 1.00% of the Fund’s average weekly net assets including proceeds attributable to any outstanding preferred shares, other than assets attributable to the certain of the Fund’s existing preferred shares when such shares are subject to the fee reduction described in the section entitled “Management of the Fund—Investment Advisory and Administrative Arrangements” in this Prospectus, and the outstanding principal amount of any debt securities the proceeds of which were used for investment purposes. Consequently, since the Fund has preferred shares outstanding, the investment management fees and other expenses as a percentage of net assets attributable to common shares may be higher than if the Fund does not utilize a leveraged capital structure. See “Management of the Fund—General.”

(5)

The Series J Preferred Shares have a mandatory redemption date of March 26, 2028. Therefore, for financial reporting purposes only, the dividends paid on the Series J Preferred Shares are included as a component of “Interest Expense.”

(6)	“Other Expenses” are based on estimated amounts for the current year assuming completion of the proposed issuances.

(7)

Dividends on preferred shares represent distributions on the existing preferred shares outstanding and assuming $200 million of preferred shares are issued with a fixed dividend rate of 4.25%, with no mandatory call date. There can, of course, be no guarantee that any preferred shares would be issued or, if issued, the terms thereof.

For a more complete description of the various costs and expenses a common shareholder would bear in connection with the issuance and ongoing maintenance of any preferred shares or notes issued by the Fund, see “Risk Factors and Special Considerations—Special Risks to Holders of Common Shares—Leverage Risk.”

The following example illustrates the expenses you would pay on a $1,000 investment in common shares, followed by a preferred share offering, assuming a 5% annual portfolio total return.* The expenses illustrated in the following example include the maximum estimated sales load on common shares of $10 and on preferred shares of $31.50, and estimated offering expenses of $1,000,000 from the issuance of $300 million in common shares and $200 million in preferred shares. The preferred shares sales load is spread over the Fund’s entire net assets attributable to common shares (assuming completion of the proposed issuances); therefore, the allocable portion of such sales load to a common shareholder making a $1,000 investment in these circumstances is estimated to be $0.35. The actual amounts in connection with any offering will be set forth in the Prospectus Supplement if applicable.

	1 Year	3 Years	5 Years	10 Years
Total Expenses incurred	$38	$78	$120	$238

*

The example should not be considered a representation of future expenses. The example is based on total Annual Expenses and Dividends on Preferred Shares shown in the table above and assumes that the amounts set forth in the table do not change and that all distributions are reinvested at net asset value. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

The example includes Dividends on Preferred Shares. If Dividends on Preferred Shares were not included in the example calculation, the expenses for the 1-, 3-, 5- and 10-year periods in the table above would be as follows (based on the same assumptions as above): $31, $57, $86 and $166.

USE OF PROCEEDS

The Investment Adviser expects that it will initially invest the proceeds of the offering in high quality short term debt securities and instruments. The Investment Adviser anticipates that the investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified, which is expected to substantially be completed within three months; however, changes in market conditions could result in the Fund’s anticipated investment period extending to as long as six months. This could occur because the Investment Adviser follows a value-oriented investment strategy; therefore, market conditions could result in the Investment Adviser delaying the investment of proceeds if it believes the margin of risk in making additional investments is not favorable in light of its value-oriented investment strategy. See “Investment Objective and Policies—Investment Methodology of the Fund.” Depending on market conditions and operations, a portion of the cash held by the Fund, including any proceeds raised from this offering, may be used to pay distributions in accordance with the Fund’s distribution policy. Such distribution would constitute a return of capital and should not be considered as dividend yield or the total return from an investment in the Fund.

The Fund may use the net proceeds from the offering to call, redeem or repurchase shares of one or more of its Series B Preferred Shares, Series C Preferred Shares, Series E Preferred Shares or Series G Preferred Shares. The Series H Preferred Shares and Series J Preferred Shares generally may not be called for redemption at the option of the Fund prior to June 7, 2024 and March 26, 2024, respectively. The Fund reserves the right, however, to redeem the Series H Preferred Shares and/or the Series J Preferred Shares at any time if it is necessary, in the judgment of the Board, to maintain its status as a RIC under Subchapter M of the Code. The distribution rates on the Series G Preferred Shares and Series H Preferred Shares are 5.25% and 5.375%, respectively. The distribution rate for Series J Preferred Shares is 1.70% for year 1 through year 3 and 4.50% for year 4 and all future years. Distributions on the Series B Preferred Shares, Series C Preferred Shares and Series Preferred Shares accumulate at a variable rate set at a weekly auction. As of September 21, 2021, September 16, 2021 and September 15, 2021, the distribution rates on the Series B Preferred Shares, Series C Preferred Shares and Series E Preferred Shares, respectively, were 2.073%, 2.074% and 3.574%, respectively.

THE FUND

The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund was organized as a Delaware statutory trust on August 20, 2003. The Fund commenced investment operations on November 28, 2003. The Fund’s principal office is located at One Corporate Center, Rye, New York 10580-1422.

INVESTMENT OBJECTIVE AND POLICIES

Investment Objective and Policies

The Fund’s investment objective is to seek a high level of total return with an emphasis on dividends and income. The Fund attempts to achieve its objective by investing, under normal market conditions, at least 80% of its net assets in dividend paying securities (such as common and preferred stock) or other income producing securities (such as fixed-income securities and securities that are convertible into common stock). In addition, under normal market conditions, at least 50% of the Fund’s total assets will consist of dividend paying equity securities. In making equity selections, Gabelli Funds, LLC, which serves as Investment Adviser to the Fund, looks for securities that have a superior yield and capital gains potential.

The Fund may invest in the securities of companies of any market capitalization. The Fund may invest up to 25% of its total assets in securities of issuers in a single industry and may invest up to 35% of its total assets in securities of non-U.S. issuers (including securities of companies in emerging markets), which are generally denominated in foreign currencies. The Fund may also invest up to 10% of its total assets in below investment-grade securities, also known as high-yield securities. These securities, which may be preferred stock or debt, are predominantly speculative and involve major risk exposure to adverse conditions. Securities that are rated lower than “BBB” by S&P or lower than “Baa” by Moody’s (or unrated debt securities of comparable quality) are referred to in the financial press as “junk bonds” or “high-yield” securities. The average duration of the Fund’s investments in debt securities is expected to vary and the Fund does not target any particular average duration.

The Fund’s policy to invest at least 80% of its net assets in dividend paying securities or other income producing securities may be changed by the Board; however, if this policy changes, the Fund will provide shareholders at least 60 days’ written notice before implementation of the change in compliance with SEC rules.

No assurances can be given that the Fund’s objective will be achieved. Neither the Fund’s investment objective nor, except as expressly stated herein, any of its policies are fundamental, and each may be modified by the Board without shareholder approval. The percentage and ratings limitations stated herein and in the SAI apply only at the time of investment and are not considered violated as a result of subsequent changes to the value, or downgrades to the ratings, of the Fund’s portfolio investments.

Gabelli Funds, LLC, a New York limited liability company, with offices at One Corporate Center, Rye, New York 10580-1422, serves as investment adviser to the Fund.

Investment Methodology of the Fund

In selecting securities for the Fund, the Investment Adviser normally considers the following factors, among others:

•

the Investment Adviser’s own evaluations of the private market value (as defined below), cash flow, earnings per share and other fundamental aspects of the underlying assets and business of the company;

•	the interest or dividend income generated by the securities;

•	the potential for capital appreciation of the securities;

•	the prices of the securities relative to other comparable securities;

•	whether the securities are entitled to the benefits of call protection or other protective covenants; and

•	the existence of any anti-dilution protections or guarantees of the security; and

•	the diversification of the portfolio of the Fund as to issuers.

The Investment Adviser’s investment philosophy with respect to equity and debt securities is to identify assets that are selling in the public market at a discount to their private market value. The Investment Adviser defines private market value as the value informed purchasers are willing to pay to acquire assets with similar characteristics. In making equity selections, the Investment Adviser looks for securities that have a superior yield and capital gains potential. The Investment Adviser also normally evaluates an issuer’s free cash flow and long term earnings trends. Finally, the Investment Adviser looks for a catalyst, something indigenous to the company, its industry or country, that will surface additional value.

Certain Investment Practices

Equity Securities. The Fund invests in equity securities (such as common stock and preferred stock).

Common stocks represent the residual ownership interest in the issuer and holders of common stock are entitled to the income and increase in the value of the assets and business of the issuer after all of its debt obligations and obligations to preferred shareholders are satisfied. Common stocks generally have voting rights. Common stocks fluctuate in price in response to many factors including historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

Equity securities also include preferred stock (whether or not convertible into common stock) and debt securities convertible into or exchangeable for common or preferred stock. Preferred stock has a preference over common stock in liquidation (and generally dividends as well) but is subordinated to the liabilities of the issuer in all respects. As a general rule the market value of preferred stock with a fixed dividend rate and no conversion element varies inversely with interest rates and perceived credit risk, while the market price of convertible preferred stock generally also reflects some element of conversion value. Because preferred stock is junior to debt securities and other obligations of the issuer, deterioration in the credit quality of the issuer will cause greater changes in the value of a preferred stock than in a more senior debt security with similarly stated yield characteristics. The market value of preferred stock will also generally reflect whether (and if so when) the issuer may force holders to sell their preferred stock back to the issuer and whether (and if so when) the holders may force the issuer to buy back their preferred stock. Generally speaking, the right of the issuer to repurchase the preferred stock tends to reduce any premium at which the preferred stock might otherwise trade due to interest rate or credit factors, while the right of the holders to require the issuer to repurchase the preferred stock tends to reduce any discount at which the preferred stock might otherwise trade due to interest rate or credit factors. In addition, some preferred stocks are non-cumulative, meaning that the dividends do not accumulate and need not ever be paid. A portion of the portfolio may include investments in non-cumulative preferred stocks, whereby the issuer does not have an obligation to make up any arrearages to its shareholders. There is no assurance that dividends or distributions on non-cumulative preferred stocks in which the Fund invests will be declared or otherwise made payable.

Securities that are convertible into or exchangeable for preferred or common stock are liabilities of the issuer but are generally subordinated to more senior elements of the issuer’s balance sheet. Although such securities also generally reflect an element of conversion value, their market value also varies with interest rates and perceived credit risk. Many convertible securities are not investment grade, that is, not rated “BBB” or better by S&P or “Baa” or better by Moody’s or considered by the Investment Adviser to be of similar quality.

Preferred stocks and convertible securities may have many of the same characteristics and risks as nonconvertible debt securities. See “Risk Factors and Special Considerations—General Risks—Non-Investment Grade Securities.”

The Investment Adviser believes that preferred stock and convertible securities of certain companies offer the opportunity for capital appreciation and periodic income. This is particularly true in the case of companies that have performed below expectations. If a company’s performance has been poor enough, its preferred stock and convertible securities may trade more like common stock than like fixed-income securities, which may result in above average appreciation if the company’s performance improves. Even if the credit quality of such a company is not in question, the market price of its convertible securities may reflect little or no element of conversion value if the price of its common stock has fallen substantially below the conversion price. This can result in capital appreciation if the price of the company’s common stock recovers.

Income Securities. Income securities include (i) fixed income securities such as bonds, debentures, notes, preferred stock, short term discounted Treasury Bills or certain securities of the U.S. government sponsored instrumentalities, as well as money market open-end funds that invest in those securities, which, in the absence of an applicable exemptive order, will not be affiliated with the Investment Adviser, and (ii) common stocks of issuers that have historically paid periodic dividends. Fixed income securities obligate the issuer to pay to the holder of the security a specified return, which may be either fixed or reset periodically in accordance with the terms of the security. Fixed income securities generally are senior to an issuer’s common stock and their holders generally are entitled to receive amounts due before any distributions are made to common shareholders. Common stocks, on the other hand, generally do not obligate an issuer to make periodic distributions to holders.

The market value of fixed income securities, especially those that provide a fixed rate of return, may be expected to rise and fall inversely with interest rates and in general is affected by the credit rating of the issuer, the issuer’s performance and perceptions of the issuer in the market place. The market value of callable or redeemable fixed income securities may also be affected by the issuer’s call and redemption rights. In addition, it is possible that the issuer of fixed income securities may not be able to meet its interest or principal obligations to holders. Further, holders of non-convertible fixed income securities do not participate in any capital appreciation of the issuer.

The Fund may also invest in obligations of government sponsored instrumentalities. Unlike non-U.S. government securities, obligations of certain agencies and instrumentalities of the U.S. government, such as the Government National Mortgage Association, are supported by the “full faith and credit” of the U.S. government; others, such as those of the Export-Import Bank of the U.S., are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. government would provide financial support to U.S. government sponsored instrumentalities if it is not obligated to do so by law.

The Fund also may invest in common stock of issuers that have historically paid periodic dividends or otherwise made distributions to common shareholders. Unlike fixed income securities, dividend payments generally are not guaranteed and so may be discontinued by the issuer at its discretion or because of the issuer’s inability to satisfy its liabilities. Further, an issuer’s history of paying dividends does not guarantee that it will continue to pay dividends in the future. In addition to dividends, under certain circumstances the holders of common stock may benefit from the capital appreciation of the issuer.

Common stocks represent the residual ownership interest in the issuer and holders of common stock are entitled to the income and increase in the value of the assets and business of the issuer after all of its debt obligations and obligations to preferred shareholders are satisfied. Common stocks generally have voting rights. Common stocks fluctuate in price in response to many factors including historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

Non-Investment Grade Securities. The Fund may invest in below investment-grade securities, also known as high-yield securities. These securities, which may be preferred stock or debt, are predominantly speculative and involve major risk exposure to adverse conditions. Securities that are rated lower than “BBB” by S&P or lower than “Baa” by Moody’s (or unrated debt securities of comparable quality) are referred to in the financial press as “junk bonds” or “high-yield” securities.

Generally, such non-investment grade securities and unrated securities of comparable quality offer a higher current yield than is offered by higher rated securities, but also (i) will likely have some quality and protective characteristics that, in the judgment of the rating organizations, are outweighed by large uncertainties or major risk exposures to adverse conditions, and (ii) are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation. The market values of certain of these securities also tend to be more sensitive to individual corporate developments and changes in economic conditions than higher quality bonds. In addition, such comparable unrated securities generally present a higher degree of credit risk. The risk of loss due to default by these issuers is significantly greater because such non-investment grade securities and unrated securities of comparable quality generally are unsecured and frequently are subordinated to the prior payment of senior indebtedness. In light of these risks, the Investment Adviser, in evaluating the creditworthiness of an issue, whether rated or unrated, will take various factors into consideration, which may include, as applicable, the issuer’s operating history, financial resources and its sensitivity to economic conditions and trends, the market support for the facility financed by the issue, the perceived ability and integrity of the issuer’s management and regulatory matters.

In addition, the market value of non-investment grade securities is more volatile than that of higher quality securities, and the markets in which such lower rated or unrated securities are traded are more limited than those in which higher rated securities are traded. The existence of limited markets may make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing its portfolio and calculating its net asset value. Moreover, the lack of a liquid trading market may restrict the availability of securities for the Fund to purchase and may also have the effect of limiting the ability of the Fund to sell securities at their fair value in order to respond to changes in the economy or the financial markets.

Non-investment grade securities and unrated securities of comparable quality also present risks based on payment expectations. If an issuer calls the obligation for redemption (often a feature of fixed-income securities), the Fund may have to replace the security with a lower yielding security, resulting in a decreased return for investors. Also, as the principal value of nonconvertible bonds and preferred stocks moves inversely with movements in interest rates, in the event of rising interest rates the value of the securities held by the Fund may decline proportionately more than a portfolio consisting of higher rated securities. Investments in zero coupon bonds may be more speculative and subject to greater fluctuations in value due to changes in interest rates than bonds that pay interest currently. Interest rates are at historical lows and, therefore, it is likely that they will rise in the future.

As part of its investments in non-investment grade securities, the Fund may invest in securities of issuers in default. The Fund will make an investment in securities of issuers in default only when the Investment Adviser believes that such issuers will honor their obligations or emerge from bankruptcy protection and the value of these securities will appreciate. By investing in securities of issuers in default, the Fund bears the risk that these issuers will not continue to honor their obligations or emerge from bankruptcy protection or that the value of the securities will not otherwise appreciate.

In addition to using recognized rating agencies and other sources, the Investment Adviser also performs its own analysis of issues in seeking investments that it believes to be underrated (and thus higher yielding) in light of the financial condition of the issuer. Its analysis of issuers may include, among other things, current and anticipated cash flow and borrowing requirements, value of assets in relation to historical cost, strength of management, responsiveness to business conditions, credit standing and current anticipated results of operations. In selecting investments for the Fund, the Investment Adviser may also consider general business conditions, anticipated changes in interest rates and the outlook for specific industries.

Subsequent to its purchase by the Fund, an issue of securities may cease to be rated or its rating may be reduced. In addition, it is possible that statistical rating agencies might change their ratings of a particular issue to reflect subsequent events on a timely basis. Moreover, such ratings do not assess the risk of a decline in market value. None of these events will require the sale of the securities by the Fund, although the Investment Adviser will consider these events in determining whether the Fund should continue to hold the securities.

Fixed income securities, including non-investment grade securities and comparable unrated securities, frequently have call or buy-back features that permit their issuers to call or repurchase the securities from their holders, such as the Fund. If an issuer exercises these rights during periods of declining interest rates, the Fund may have to replace the security with a lower yielding security, thus resulting in a decreased return for the Fund.

The market for non-investment grade and comparable unrated securities has experienced periods of significantly adverse price and liquidity several times, particularly at or around times of economic recession. Past market recessions have adversely affected the value of such securities and the ability of certain issuers of such securities to repay principal and pay interest thereon or to refinance such securities. The market for those securities may react in a similar fashion in the future.

Securities Subject to Reorganization. The Fund may invest without limit in securities of companies for which a tender or exchange offer has been made or announced and in securities of companies for which a merger, consolidation, liquidation or reorganization proposal has been announced if, in the judgment of the Investment Adviser, there is a reasonable prospect of high total return significantly greater than the brokerage and other transaction expenses involved.

In general, securities which are the subject of such an offer or proposal sell at a premium to their historic market price immediately prior to the announcement of the offer or may also trade at a discount to what the stated or appraised value of the security would be if the contemplated transaction were approved or consummated. Such investments may be advantageous when the discount significantly overstates the risk of the contingencies involved; significantly undervalues the securities, assets or cash to be received by shareholders of the prospective portfolio company as a result of the contemplated transaction; or fails adequately to recognize the possibility that the offer or proposal may be replaced or superseded by an offer or proposal of greater value. The evaluation of such contingencies requires unusually broad knowledge and experience on the part of the Investment Adviser which must appraise not only the value of the issuer and its component businesses and the assets or securities to be received as a result of the contemplated transaction but also the financial resources and business motivation of the offeror and the dynamics and business climate when the offer or proposal is in process. Since such investments are ordinarily short term in nature, they will tend to increase the turnover ratio of the Fund, thereby increasing its brokerage and other transaction expenses. The Investment Adviser intends to select investments of this type which, in its view, have a reasonable prospect of capital appreciation which is significant in relation to both risk involved and the potential of available alternative investments.

Temporary Defensive Investments. When a temporary defensive posture is believed by the Investment Adviser to be warranted (“temporary defensive periods”), the Fund may without limitation hold cash or invest all or a portion of its assets in money market instruments and repurchase agreements in respect of those instruments. The money market instruments in which the Fund may invest are obligations of the U.S. government, its agencies or instrumentalities; commercial paper rated “A-1” or higher by S&P or “Prime-1” by Moody’s; and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation. During temporary defensive periods, the Fund may also invest to the extent permitted by applicable law in shares of money market mutual funds. Money market mutual funds are investment companies and the investments in those companies by the Fund are in some cases subject to certain fundamental investment restrictions and applicable law. As a shareholder in a mutual fund, the Fund will bear its ratable share of its expenses, including management fees, and will remain subject to payment of the fees to the Investment Adviser, with respect to assets so invested. The Fund may find it more difficult to achieve its investment objective during temporary defensive periods.

Options. The Fund may purchase or sell, i.e., write, options on securities, securities indices and foreign currencies which are listed on a national securities exchange or in the over-the-counter market, as a means of achieving additional return or of hedging the value of the Fund’s portfolio. A call option is a contract that, in return for a premium, gives the holder of the option the right to buy from the writer of the call option the security or currency underlying the option at a specified exercise price at any time during the term of the option. The writer of the call option has the obligation, upon exercise of the option, to deliver the underlying security or currency upon payment of the exercise price during the option period. A put option is the reverse of a call option, giving the holder the right, in return for a premium, to sell the underlying security to the writer, at a specified price, and obligating the writer to purchase the underlying security from the holder at that price. The Fund may purchase call or put options as long as the aggregate initial margins and premiums, measured at the time of such investment, do not exceed 10% of the fair market value of the Fund’s total assets. There is no limit on the amount of options the Fund may write (sell).

If the Fund has written an option, it may terminate its obligation by effecting a closing purchase transaction. This is accomplished by purchasing an option of the same series as the option previously written. However, once the Fund has been assigned an exercise notice, the Fund will be unable to effect a closing purchase transaction. Similarly, if the Fund is the holder of an option it may liquidate its position by effecting a closing sale transaction. This is accomplished by selling an option of the same series as the option previously purchased. There can be no assurance that either a closing purchase or sale transaction can be effected when the Fund so desires.

The Fund realizes a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Fund realizes a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Since call option prices generally reflect increases in the price of the underlying security, any loss resulting from the repurchase of a call option may also be wholly or partially offset by unrealized appreciation of the underlying security, and any gain resulting from the repurchase of a call option may also be wholly or partially offset by unrealized depreciation of the underlying security. Other principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price and price volatility of the underlying security and the time remaining until the expiration date. Gains and losses on investments in options depend, in part, on the ability of the Investment Adviser to predict correctly the effect of these factors. The use of options cannot serve as a complete hedge since the price movement of securities underlying the options will not necessarily follow the price movements of the portfolio securities subject to the hedge.

An option position may be closed out only on an exchange which provides a secondary market for an option of the same series or in a private transaction. Although the Fund generally purchases or writes only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option. In such event, it might not be possible to effect closing transactions in particular options, so that the Fund would have to exercise its options in order to realize any profit and would incur brokerage commissions upon the exercise of call options and upon the subsequent disposition of underlying securities for the exercise of put options.

Although the Investment Adviser will attempt to take appropriate measures to minimize the risks relating to the Fund’s writing of put and call options, there can be no assurance that the Fund will succeed in any option-writing program it undertakes.

Futures Contracts and Options on Futures. The Fund may purchase and sell financial futures contracts and options thereon which are traded on a commodities exchange or board of trade for certain hedging, yield enhancement and risk management purposes. A financial futures contract is an agreement to purchase or sell an agreed amount of securities or currencies at a set price for delivery in the future. These futures contracts and related options may be on debt securities, financial indices, securities indices, U.S. government securities and foreign currencies. The Investment Adviser has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and therefore is not subject to registration under the Commodity Exchange Act.

Forward Foreign Currency Exchange Contracts. Subject to guidelines of the Board, the Fund may enter into forward foreign currency exchange contracts to protect the value of its portfolio against uncertainty in the level of future currency exchange rates. The Fund may enter into such contracts on a spot, i.e., cash, basis at the rate then prevailing in the currency exchange market or on a forward basis, by entering into a forward contract to purchase or sell currency. A forward contract on foreign currency is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days agreed upon by the parties from the date of the contract at a price set on the date of the contract. The Fund invests in forward currency contracts for hedging or currency risk management purposes and not in order to speculate on currency exchange rate movements. The Fund only enters into forward currency contracts with parties which it believes to be creditworthy.

When Issued, Delayed Delivery Securities and Forward Commitments. The Fund may enter into forward commitments for the purchase or sale of securities, including on a “when issued” or “delayed delivery” basis, in excess of customary settlement periods for the type of security involved. In some cases, a forward commitment may be conditioned upon the occurrence of a subsequent event, such as approval and consummation of a merger, corporate reorganization or debt restructuring, i.e., a when, as and if issued security. When such transactions are negotiated, the price is fixed at the time of the commitment, with payment and delivery taking place in the future, generally a month or more after the date of the commitment. While it will only enter into a forward commitment with the intention of actually acquiring the security, the Fund may sell the security before the settlement date if it is deemed advisable. Securities purchased under a forward commitment are subject to market fluctuation, and no interest (or dividends) accrues to the Fund prior to the settlement date.

Short Sales. The Fund may make short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own in anticipation that the market price of that security will decline. The market value of the securities sold short of any one issuer will not exceed either 10% of the Fund’s total assets or 5% of such issuer’s voting securities. The Fund also will not make a short sale, if, after giving effect to such sale, the market value of all securities sold short exceeds 25% of the value of its assets. The Fund may also make short sales “against the box” without respect to such limitations. In this type of short sale, at the time of the sale, the Fund owns, or has the immediate and unconditional right to acquire at no additional cost, the identical security.

The Fund makes short sales both to obtain capital gain from anticipated declines in securities and as a form of hedging to offset potential declines in long positions in the same or similar securities. The short sale of a security is considered a speculative investment technique. Short sales “against the box” may be subject to special tax rules, one of the effects of which may be to accelerate income to the Fund.

When the Fund makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale in order to satisfy its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities.

If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a capital gain. Any gain will be decreased, and any loss will be increased, by the transaction costs incurred by the Fund, including the costs associated with providing collateral to the broker-dealer (usually cash, U.S. government securities or other highly liquid debt securities) and the maintenance of collateral with its Custodian. Although the Fund’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.

Repurchase Agreements. Repurchase agreements may be seen as loans by the Fund collateralized by underlying securities. Under the terms of a typical repurchase agreement, the Fund acquires an underlying security for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase, and the Fund to resell, the security at an agreed price and time. This arrangement results in a fixed rate of return to the Fund that is not subject to market fluctuations during the holding period. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed in or prevented from exercising its rights to dispose of the collateral securities, including the risk of a possible decline in the value of the underlying securities during the period in which it seeks to assert these rights. The Investment Adviser, acting under the supervision of the Board, reviews the creditworthiness of those banks and dealers with which the Fund enters into repurchase agreements to evaluate these risks and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that the value is maintained at the required level. The Fund does not enter into repurchase agreements with the Investment Adviser or any of its affiliates.

Restricted and Illiquid Securities. The Fund may invest in securities for which there is no readily available trading market or are otherwise illiquid. Illiquid securities include securities legally restricted as to resale, such as commercial paper issued pursuant to Section 4(a)(2) of the Securities Act of 1933 (“Securities Act”) and securities eligible for resale pursuant to Rule 144A thereunder. Section 4(a)(2) and Rule 144A securities may, however, be treated as liquid by the Investment Adviser pursuant to procedures adopted by the Board, which require consideration of factors such as trading activity, availability of market quotations and number of dealers willing to purchase the security. If the Fund invests in Rule 144A securities, the level of portfolio illiquidity may be increased to the extent that eligible buyers become uninterested in purchasing such securities.

It may be difficult to sell such securities at a price representing the fair value until such time as such securities may be sold publicly. Where registration is required, a considerable period may elapse between a decision to sell the securities and the time when it would be permitted to sell. Thus, the Fund may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell. The Fund may also acquire securities through private placements under which it may agree to contractual restrictions on the resale of such securities. Such restrictions might prevent their sale at a time when such sale would otherwise be desirable.

Foreign Securities. The Fund invests in the equity securities of companies located outside the United States.

The Investment Adviser believes that investing in foreign securities offers both enhanced investment opportunities and additional risks beyond those present in U.S. securities. Investing in foreign securities may provide increased diversification by adding securities from various foreign countries (i) that offer different investment opportunities, (ii) that generally are affected by different economic trends and (iii) whose stock markets may not be correlated with U.S. markets. At the same time, these opportunities and trends involve risks that may not be encountered in U.S. investments.

The following considerations comprise both risks and opportunities not typically associated with investing in U.S. securities: fluctuations in exchange rates of foreign currencies; possible imposition of exchange control regulations or currency restrictions that would prevent cash from being brought back to the United States; less public information with respect to issuers of securities; less government supervision of stock exchanges, securities brokers and issuers of securities; lack of uniform accounting, auditing and financial reporting standards; lack of uniform settlement periods and trading practices; less liquidity and frequently greater price volatility in foreign markets than in the United States; possible imposition of foreign taxes; the possibility of expropriation or confiscatory taxation, seizure or nationalization of foreign bank deposits or other assets; the adoption of foreign government restrictions and other adverse political, social or diplomatic developments that could affect investment; sometimes less advantageous legal, operational and financial protections applicable to foreign sub-custodial arrangements; and the historically lower level of responsiveness of foreign management to shareholder concerns (such as dividends and return on investment).

The Fund may purchase sponsored American Depository Receipts (“ADRs”) or U.S. dollar-denominated securities of foreign issuers, which will be considered foreign securities for purposes of the Fund’s investment policies. ADRs are receipts issued by U.S. banks or trust companies in respect of securities of foreign issuers held on deposit for use in the U.S. securities markets. See “Risk Factors and Special Considerations—General Risks—Foreign Securities.”

Emerging Market Countries. The risks described above for foreign securities, including the risks of nationalization and expropriation of assets, are typically increased to the extent that the Fund invests in companies headquartered in developing, or emerging market, countries. Investments in securities of companies headquartered in such countries may be considered speculative and subject to certain special risks. The political and economic structures in many of these countries may be in their infancy and developing rapidly, and such countries may lack the social, political and economic characteristics of more developed countries. Certain of these countries have in the past failed to recognize private property rights and have at times nationalized and expropriated the assets of private companies. Some countries have inhibited the conversion of their currency to another. The currencies of certain emerging market countries have experienced devaluation relative to the U.S. dollar, and future devaluations may adversely affect the value of the Fund’s assets denominated in such currencies. Some emerging market countries have experienced substantial rates of inflation for many years. Continued inflation may adversely affect the economies and securities markets of such countries. In addition, unanticipated political or social developments may affect the value of the Fund’s investments in these countries and the availability of the Fund of additional investments in these countries. The small size, limited trading volume and relative inexperience of the securities markets in these countries may make the Fund’s investments in such countries illiquid and more volatile than investments in more developed countries, and the Fund may be required to establish special custodial or other arrangements before making investments in these countries. There may be little financial or accounting information available with respect to companies located in these countries, and it may be difficult as a result to assess the value or prospects of an investment in such companies.

Value Investing. The Fund’s portfolio managers will use various value methods in managing its assets. In selecting securities for the Fund, they evaluate the quality of a company’s balance sheet, the level of its cash flows and other measures of a company’s financial condition and profitability. The portfolio managers may also consider other factors, such as a company’s unrecognized asset values, its future growth prospects or its turnaround potential following an earnings disappointment or other business difficulties. The portfolio managers then use these factors to assess the company’s current worth, basing this assessment on either what they believe a knowledgeable buyer might pay to acquire the entire company or what they think the value of the company should be in the stock market.

The Fund’s portfolio managers generally invest in securities of companies that are trading significantly below their estimate of the company’s current worth in an attempt to reduce the risk of overpaying for such companies. Seeking long term growth of capital, they also evaluate the prospects for the market price of the company’s securities to increase over a two- to five-year period toward this estimate.

The Investment Adviser’s value approach strives to reduce some of the other risks of investing in the securities of smaller companies (for the Fund’s portfolio taken as a whole) by evaluating other risk factors. For example, its portfolio managers generally attempt to lessen financial risk by buying companies with strong balance sheets and low leverage.

While there can be no assurance that this risk-averse value approach will be successful, the Investment Adviser believes that it can reduce some of the risks of investing.

Although the Investment Adviser’s approach to security selection seeks to reduce downside risk to the Fund’s portfolio, especially during periods of broad stock market declines, it may also potentially have the effect of limiting gains in strong up markets.

Industry Concentration. The Fund may invest up to 25% of its total assets in securities of issuers in a single industry. See “Risk Factors and Special Considerations—General Risks—Industry Risk.”

Leverage. As provided in the 1940 Act and subject to certain exceptions, the Fund may issue senior securities (which may be stock, such as preferred shares, and/or securities representing debt) only if immediately after such issuance the value of the Fund’s total assets, less certain ordinary course liabilities, exceeds 300% of the amount of the debt outstanding and exceeds 200% of the amount of preferred shares and debt outstanding. Any such preferred shares may be convertible in accordance with the SEC staff guidelines, which may permit the

Fund to obtain leverage at attractive rates. The use of leverage magnifies the impact of changes in net asset value. In addition, if the cost of leverage exceeds the return on the securities acquired with the proceeds of leverage, the use of leverage will diminish rather than enhance the return to the Fund. The use of leverage generally increases the volatility of returns to the Fund. Such volatility may increase the likelihood of the Fund having to sell investments in order to meet its obligations to make distributions on the preferred shares or principal or interest payments on debt securities, or to redeem preferred shares or repay debt, when it may be disadvantageous to do so. The Fund’s use of leverage may require it to sell portfolio investments at inopportune times in order to raise cash to redeem preferred shares or otherwise de-leverage so as to maintain required asset coverage amounts or comply with any mandatory redemption terms of any outstanding preferred shares. See “Risk Factors and Special Considerations—Special Risks to Holders of Common Shares—Leverage Risk.”

In the event the Fund had both outstanding preferred shares and senior securities representing debt at the same time, the Fund’s obligations to pay dividends or distributions and, upon liquidation of the Fund, liquidation payments in respect of its preferred shares would be subordinate to the Fund’s obligations to make any principal and/or interest payments due and owing with respect to its outstanding senior debt securities. Accordingly, the Fund’s issuance of senior securities representing debt would have the effect of creating special risks for the Fund’s preferred shareholders that would not be present in a capital structure that did not include such securities.

Additionally, the Fund may enter into derivative transactions that have economic leverage embedded in them. Economic leverage exists when the Fund achieves the right to a return on a capital base that exceeds the investment which the Fund has contributed to the instrument achieving a return. Derivative transactions that the Fund may enter into and the risks associated with them are described elsewhere in this Prospectus and in the SAI. The Fund cannot assure you that investments in derivative transactions that have economic leverage embedded in them will result in a higher return on its common shares.

To the extent the terms of such transactions obligate the Fund to make payments, the Fund may earmark or segregate cash or liquid assets in an amount at least equal to the current value of the amount then payable by the Fund under the terms of such transactions or otherwise cover such transactions in accordance with applicable interpretations of the staff of the SEC. If the current value of the amount then payable by the Fund under the terms of such transactions is represented by the notional amounts of such investments, the Fund would segregate or earmark cash or liquid assets having a market value at least equal to such notional amounts, and if the current value of the amount then payable by the Fund under the terms of such transactions is represented by the market value of the Fund’s current obligations, the Fund would segregate or earmark cash or liquid assets having a market value at least equal to such current obligations. To the extent the terms of such transactions obligate the Fund to deliver particular securities to extinguish the Fund’s obligations under such transactions the Fund may “cover” its obligations under such transactions by either (i) owning the securities or collateral underlying such transactions or (ii) having an absolute and immediate right to acquire such securities or collateral without additional cash consideration (or, if additional cash consideration is required, having earmarked or segregated an appropriate amount of cash or liquid assets). Such earmarking, segregation or cover is intended to provide the Fund with available assets to satisfy its obligations under such transactions. As a result of such earmarking, segregation or cover, the Fund’s obligations under such transactions will not be considered senior securities representing indebtedness for purposes of the 1940 Act, or considered borrowings subject to the Fund’s limitations on borrowings discussed above, but may create leverage for the Fund. To the extent that the Fund’s obligations under such transactions are not so earmarked, segregated or covered, such obligations may be considered “senior securities representing indebtedness” under the 1940 Act and therefore subject to the 300% asset coverage requirement.

These earmarking, segregation or cover requirements can result in the Fund maintaining securities positions it would otherwise liquidate, segregating or earmarking assets at a time when it might be disadvantageous to do so or otherwise restrict portfolio management.

Investment Restrictions. The Fund has adopted certain fundamental investments policies designed to limit investment risk and maintain portfolio diversification. See “Investment Restrictions” in the SAI for a complete list of the fundamental policies of the Fund. Fundamental policies may not be changed without the vote of a majority, as defined in the 1940 Act, of the outstanding voting securities of the Fund (voting together as a single class subject to class approval rights of any preferred shares). The Fund may become subject to rating agency guidelines that are more limiting than its current investment restrictions in order to obtain and maintain a desired rating on its preferred shares, if any.

Neither the Fund’s investment objective nor, except as expressly listed under “Investment Restrictions” in the SAI, any of its policies (including with respect to the interest rate transactions described under the heading “How the Fund Manages Risk—Interest Rate Transactions”) is fundamental, and each may be modified by the Board without shareholder approval.

In addition, pursuant to the respective Statement of Preferences of the Fund’s Series B Preferred Shares, Series C Preferred Shares, Series E Preferred Shares, Series G Preferred Shares, Series H Preferred Shares and Series J Preferred Shares, a majority, as defined in the 1940 Act, of the outstanding preferred shares of the Fund (voting separately as a single class) is also required to change a fundamental policy. See “Investment Restrictions” in the SAI.

Loans of Portfolio Securities. To increase income, the Fund may lend its portfolio securities to securities broker-dealers or financial institutions if the loan is collateralized in accordance with applicable regulatory requirements.

If the borrower fails to maintain the requisite amount of collateral, the loan automatically terminates and the Fund could use the collateral to replace the securities while holding the borrower liable for any excess of replacement cost over the value of the collateral. As with any extension of credit, there are risks of delay in recovery and in some cases even loss of rights in collateral should the borrower of the securities violate the terms of the loan or fail financially. There can be no assurance that borrowers will not fail financially. On termination of the loan, the borrower is required to return the securities to the Fund, and any gain or loss in the market price during the loan would inure to the Fund. If the other party to the loan petitions for bankruptcy or becomes subject to the United States Bankruptcy Code, the law regarding the rights of the Fund is unsettled. As a result, under extreme circumstances, there may be a restriction on the Fund’s ability to sell the collateral and the Fund would suffer a loss. See “Risk Factors and Special Considerations—General Risks—Loans of Portfolio Securities.”

Portfolio Turnover. The Fund will buy and sell securities to accomplish its investment objective. The investment policies of the Fund may lead to frequent changes in investments, particularly in periods of rapidly fluctuating interest or currency exchange rates.

Portfolio turnover generally involves some expense to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. The portfolio turnover rate is computed by dividing the lesser of the amount of the securities purchased or securities sold by the average monthly value of securities owned during the year (excluding securities whose maturities at acquisition were one year or less). Higher portfolio turnover may decrease the after-tax return to individual investors in the Fund to the extent it results in a decrease of the long term capital gains portion of distributions to shareholders.

For the fiscal years ended December 31, 2018, 2019 and 2020, the portfolio turnover rate of the Fund was 10.8%, 16.0% and 15.6%, respectively. The Fund anticipates that its portfolio turnover rate will generally not exceed 100%.

Further information on the investment objective and policies of the Fund is set forth in the SAI.

RISK FACTORS AND SPECIAL CONSIDERATIONS

Investors should consider the following risk factors and special considerations associated with investing in the Fund:

General Risks

Market Risk. The market price of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by the Fund. Even when markets perform well, there is no assurance that the investments held by the Fund will increase in value along with the broader market.

In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, war, terrorism, market manipulation, government defaults, government shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters can all negatively impact the securities markets, which could cause the Fund to lose value. These events could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and significantly adversely impact the economy. The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown, which could have an adverse impact on the Fund’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect the Fund’s investments. Any market disruptions could also prevent the Fund from executing advantageous investment decisions in a timely manner. To the extent that the Fund focuses its investments in a region enduring geopolitical market disruption, it will face higher risks of loss, although the increasing interconnectivity between global economies and financial markets can lead to events or conditions in one country, region or financial market adversely impacting a different country, region or financial market. Thus, investors should closely monitor current market conditions to determine whether the Fund meets their individual financial needs and tolerance for risk.

Current market conditions may pose heightened risks with respect to the Fund’s investment in fixed income securities. Interest rates in the U.S. are at or near historically low levels. Any interest rate increases in the future could cause the value of the Fund to decrease. Recently, there have been some modest signs of inflationary price movements. As such, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk.

Exchanges and securities markets may close early, close late or issue trading halts on specific securities or generally, which may result in, among other things, the Fund being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments.

Coronavirus (“COVID-19”) and Global Health Event Risk. As of the filing date of this prospectus, there is an outbreak of a highly contagious form of a novel coronavirus known as “COVID-19.” COVID-19 has been declared a pandemic by the World Health Organization and, in response to the outbreak, the U.S. Health and Human Services Secretary declared a public health emergency in the United States. COVID-19 had a devastating impact on the global economy, including the U.S. economy, and resulted in a global economic recession. Many states have issued orders requiring the closure of non-essential businesses and/or requiring residents to stay at home. The COVID-19 pandemic and preventative measures taken to contain or mitigate its spread have caused, and are continuing to cause, business shutdowns, cancellations of events and travel, significant reductions in demand for certain goods and services, reductions in business activity and financial transactions, supply chain interruptions and overall economic and financial market instability both globally and in the United States. Such effects will likely continue for the duration of the pandemic, which is uncertain, and for some period thereafter. While several countries, as well as certain states, counties and cities in the United States, began to relax the early public health restrictions with a view to partially or fully reopening their economies, many cities, both globally and in the United States, experienced a surge in the reported number of cases and hospitalizations related to the COVID-19 pandemic. This increase in cases led to the re-introduction of restrictions and business shutdowns in certain states, counties and cities in the United States and globally and could continue to lead to the re-introduction of such restrictions elsewhere. Additionally, vaccines produced by Moderna and Johnson & Johnson are currently authorized for emergency use, and in August 2021, the U.S. Food and Drug Administration (“FDA”) granted full approval to the vaccines produced by Pfizer-BioNTech, which will now be marketed as Comirnaty. However, it remains unclear how quickly the vaccines will be distributed nationwide and globally or when “herd immunity” will be achieved and the restrictions that were imposed to slow the spread of the virus will be lifted entirely. The delay in distributing the vaccines could lead people to continue to self-isolate and not participate in the economy at pre-pandemic levels for a prolonged period of time. Even after the COVID-19 pandemic subsides, the U.S. economy and most other major global economies may continue to experience a substantial economic downturn or recession, and our business and operations, as well as the business and operations of our portfolio companies, could be materially adversely affected by a prolonged economic downtown or recession in the United States and other major markets. Potential consequences of the current unprecedented measures taken in response to the spread of COVID-19, and current market disruptions and volatility that may impact the Fund include, but are not limited to:

•	sudden, unexpected and/or severe declines in the market price of the Fund’s common shares or net asset value;

•	inability of the Fund to accurately or reliably value its portfolio;

•	inability of the Fund to comply with certain asset coverage ratios that would prevent the Fund from paying dividends to the Fund’s common shareholders;

•	inability of the Fund to pay any dividends and distributions;

•	inability of the Fund to maintain its status as a RIC under the Code;

•	potentially severe, sudden and unexpected declines in the value of our investments;

•	increased risk of default or bankruptcy by the companies in which the Fund invests;

•

increased risk of companies in which the Fund invests being unable to weather an extended cessation of normal economic activity and thereby impairing their ability to continue functioning as a going concern;

•

reduced economic demand resulting from mass employee layoffs or furloughs in response to governmental action taken to slow the spread of COVID-19, which could impact the continued viability of the companies in which we invest;

•	companies in which the Fund invests being disproportionally impacted by governmental action aimed at slowing the spread of COVID-19 or mitigating its economic effects;

•	limited availability of new investment opportunities; and

•	general threats to the Fund’s ability to continue investment operations and to operate successfully as a diversified, closed-end investment company.

Despite actions of the U.S. federal government and foreign governments, the uncertainty surrounding the COVID-19 pandemic and other factors has contributed to significant volatility and declines in the global public equity markets and global debt capital markets, including the net asset value of the Fund’s shares. These events could have, and/or have had, a significant impact on the Fund’s performance, net asset value, income, operating results and ability to pay distributions, as well as the performance, income, operating results and viability of issuers in which it invests.

It is virtually impossible to determine the ultimate impact of COVID-19 at this time. Further, the extent and strength of any economic recovery after the COVID-19 pandemic abates, including following any “second wave,” “third wave” or other intensifying of the pandemic, is uncertain and subject to various factors and conditions. Accordingly, an investment in the Fund is subject to an elevated degree of risk as compared to other market environments.

Equity Risk. Investing in the Fund involves equity risk, which is the risk that the securities held by the Fund will fall in market value due to adverse market and economic conditions, perceptions regarding the industries in which the issuers of securities held by the Fund participate and the particular circumstances and performance of particular companies whose securities the Fund holds. An investment in the Fund represents an indirect economic stake in the securities owned by the Fund, which are for the most part traded on securities exchanges or in the OTC markets. The market value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. The net asset value of the Fund may at any point in time be worth less than the amount at the time the shareholder invested in the Fund, even after taking into account any reinvestment of distributions.

Common Stock Risk. Common stock of an issuer in the Fund’s portfolio may decline in price for a variety of reasons, including if the issuer fails to make anticipated dividend payments because, among other reasons, the issuer of the security experiences a decline in its financial condition. Common stock in which the Fund invests is structurally subordinated as to income and residual value to preferred stock, bonds and other debt instruments in a company’s capital structure, in terms of priority to corporate income, and therefore will be subject to greater dividend risk than preferred stock or debt instruments of such issuers. In addition, while common stock has historically generated higher average returns than fixed income securities, common stock has also experienced significantly more volatility in those returns.

Inflation Risk. Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. Recently, there have been market indicators of a rise in inflation. As inflation increases, the real value of the Fund’s shares and distributions therefore may decline. In addition, during any periods of rising inflation, dividend rates of any debt securities issued by the Fund would likely increase, which would tend to further reduce returns to common shareholders. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy and changes in economic policies, and the Fund’s investments may not keep pace with inflation, which may result in losses to Fund shareholders. This risk is greater for fixed-income instruments with longer maturities.

Preferred Stock Risk. There are special risks associated with the Fund’s investing in preferred securities, including:

•

Deferral. Preferred securities may include provisions that permit the issuer, at its discretion, to defer dividends or distributions for a stated period without any adverse consequences to the issuer. If the Fund owns a preferred security that is deferring its dividends or distributions, the Fund may be required to report income for tax purposes although it has not yet received such income.

•

Non-Cumulative Dividends. Some preferred securities are non-cumulative, meaning that the dividends do not accumulate and need not ever be paid. A portion of the portfolio may include investments in non-cumulative preferred securities, whereby the issuer does not have an obligation to make up any arrearages to its shareholders. Should an issuer of a non-cumulative preferred security held by the Fund determine not to pay dividends or distributions on such security, the Fund’s return from that security may be adversely affected. There is no assurance that dividends or distributions on non-cumulative preferred securities in which the Fund invests will be declared or otherwise made payable.

•

Subordination. Preferred securities are subordinated to bonds and other debt instruments in an issuer’s capital structure in terms of priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than more senior debt security instruments.

•	Liquidity. Preferred securities may be substantially less liquid than many other securities, such as common stocks or U.S. government securities.

•

Limited Voting Rights. Generally, preferred security holders (such as the Fund) have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may be entitled to elect a number of directors to the issuer’s board. Generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights.

•

Special Redemption Rights. In certain varying circumstances, an issuer of preferred securities may redeem the securities prior to a specified date. For instance, for certain types of preferred securities, a redemption may be triggered by a change in U.S. federal income tax or securities laws. A redemption by the issuer may negatively impact the return of the security held by the Fund.

Convertible Securities Risk. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The market values of convertible securities tend to decline as interest rates increase and, conversely, to increase as interest rates decline. In the absence of adequate anti-dilution provisions in a convertible security, dilution in the value of the Fund’s holding may occur in the event the underlying stock is subdivided, additional equity securities are issued for below market value, a stock dividend is declared or the issuer enters into another type of corporate transaction that has a similar effect.

Selection Risk. Different types of stocks tend to shift into and out of favor with stock market investors, depending on market and economic conditions. The performance of funds that invest in value-style stocks may at times be better or worse than the performance of stock funds that focus on other types of stocks or that have a broader investment style.

Merger Arbitrage Risk. The Fund may invest in securities of companies for which a tender or exchange offer has been made or announced, and in securities of companies for which a merger, consolidation, liquidation or reorganization proposal has been announced. The principal risk of such investments is that certain of such proposed transactions may be renegotiated, terminated or involve a longer time frame than originally contemplated, in which case the Fund may realize losses. Such risk is sometimes referred to as “merger arbitrage risk.” Among the factors that affect the level of risk with respect to the completion of the transaction are the deal spread and number of bidders, the friendliness of the buyer and seller, the strategic rationale behind the transaction, the existence of regulatory hurdles, the level of due diligence completed on the target company and the ability of the buyer to finance the transaction. If the spread between the purchase price and the current price of the seller’s stock is small, the risk that the transaction will not be completed may outweigh the potential return. If there is very little interest by other potential buyers in the target company, the risk of loss may be higher than where there are back-up buyers that would allow the arbitrageur to realize a similar return if the current deal falls through. Unfriendly management of the target company or change in friendly management in the middle of a deal increases the risk that the deal will not be completed even if the target company’s board has approved the transaction and may involve the risk of litigation expense if the target company pursues litigation in an attempt to prevent the deal from occurring. The underlying strategy behind the deal is also a risk consideration because the less a target company will benefit from a merger or acquisition, the greater the risk. There is also a risk that an acquiring company may back out of an announced deal if, in the process of completing its due diligence of the target company, it discovers something undesirable about such company. In addition, merger transactions are also subject to regulatory risk because a merger transaction often must be approved by a regulatory body or pass governmental antitrust review. All of these factors affect the timing and likelihood that the transaction will close. Even if the Investment Adviser selects announced deals with the goal of mitigating the risks that the transaction will fail to close, such risks may still delay the closing of such transaction to a date later than the Fund originally anticipated, reducing the level of desired return to the Fund.

Merger arbitrage positions are also subject to the risk of overall market movements. To the extent that a general increase or decline in equity values affects the stocks involved in a merger arbitrage position differently, the position may be exposed to loss.

Finally, merger arbitrage strategies depend for success on the overall volume of global merger activity, which has historically been cyclical in nature. During periods when merger activity is low, it may be difficult or impossible to identify opportunities for profit or to identify a sufficient number of such opportunities to provide balance among potential merger transactions. To the extent that the number of announced deals and corporate reorganizations decreases or the number of investors in such transactions increases, it is possible that merger arbitrage spreads will tighten, causing the profitability of investing in such transactions to diminish, which will in turn decrease the returns to the Fund from such investment activity.

Recapitalization Risk. In recapitalizations, a corporation may restructure its balance sheet by selling specific assets, significantly leveraging other assets and creating new classes of equity securities to be distributed, together with a substantial payment in cash or in debt securities, to existing shareholders. In connection with such transactions, there is a risk that the value of the cash and new securities distributed will not be as high as the cost of the Fund’s original investment or that no such distribution will ultimately be made and the value of the Fund’s investment will decline. To the extent an investment in a company that has undertaken a recapitalization is retained by the Fund, the Fund’s risks will generally be comparable to those associated with investments in highly leveraged companies, generally including higher than average sensitivity to (i) short term interest rate fluctuations, (ii) downturns in the general economy or within a particular industry or (iii) adverse developments within the company itself.

Distribution Risk for Equity Income Securities. In selecting equity income securities in which the Fund will invest, the Investment Adviser will consider the issuer’s history of making regular periodic distributions (i.e., dividends) to its equity holders. An issuer’s history of paying dividends, however, does not guarantee that the issuer will continue to pay dividends in the future. The dividend income stream associated with equity income securities generally is not guaranteed and will be subordinate to payment obligations of the issuer on its debt and other liabilities. Accordingly, in the event the issuer does not realize sufficient income in a particular period both to service its liabilities and to pay dividends on its equity securities, it may forgo paying dividends on its equity securities. In addition, because in most instances issuers are not obligated to make periodic distributions to the holders of their equity securities, such distributions or dividends generally may be discontinued at the issuer’s discretion.

Dividend-producing equity income securities, in particular those whose market price is closely related to their yield, may exhibit greater sensitivity to interest rate changes. See “—Fixed Income Securities Risks—Interest Rate Risk.” The Fund’s investments in dividend-producing equity income securities may also limit its potential for appreciation during a broad market advance.

The prices of dividend-producing equity income securities can be highly volatile. Investors should not assume that the Fund’s investments in these securities will necessarily reduce the volatility of the Fund’s net asset value or provide “protection,” compared to other types of equity income securities, when markets perform poorly.

Value Investing Risk. The Fund focuses its investments on the securities of companies that the Investment Adviser believes to be undervalued or inexpensive relative to other investments. These types of securities may present risks in addition to the general risks associated with investing in common and preferred stocks. These securities generally are selected on the basis of an issuer’s fundamentals relative to current market price. Such securities are subject to the risk of mis-estimation of certain fundamental factors. In addition, during certain time periods market dynamics may strongly favor “growth” stocks of issuers that do not display strong fundamentals relative to market price based upon positive price momentum and other factors. Disciplined adherence to a “value” investment mandate during such periods can result in significant underperformance relative to overall market indices and other managed investment vehicles that pursue growth style investments and/or flexible equity style mandates.

Fixed Income Securities Risks. Fixed income securities in which the Fund may invest are generally subject to the following risks:

•

Interest Rate Risk. The market value of bonds and other fixed-income or dividend-paying securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other income- or dividend-paying securities will increase as interest rates fall and decrease as interest rates rise.

The Fund may be subject to a greater risk of rising interest rates due to the current period of historically low interest rates. The magnitude of these fluctuations in the market price of bonds and other income- or dividend-paying securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Fund’s investments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund’s net asset value. The Fund may lose money if short term or long term interest rates rise sharply in a manner not anticipated by Fund management. To the extent the Fund invests in debt securities that may be prepaid at the option of the obligor (such as mortgage-related securities), the sensitivity of such securities to changes in interest rates may increase (to the detriment of the Fund) when interest rates rise. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the net asset value of the Fund to the extent that it invests in floating rate debt securities. These basic principles of bond prices also apply to U.S. government securities. A security backed by the “full faith and credit” of the U.S. government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other income- or dividend-paying securities, government-guaranteed securities will fluctuate in value when interest rates change.

The Fund’s use of leverage will tend to increase the Fund’s interest rate risk. The Fund may utilize certain strategies, including taking positions in futures or interest rate swaps, for the purpose of reducing the interest rate sensitivity of income- or dividend-paying securities held by the Fund and decreasing the Fund’s exposure to interest rate risk. The Fund is not required to hedge its exposure to interest rate risk and may choose not to do so. In addition, there is no assurance that any attempts by the Fund to reduce interest rate risk will be successful or that any hedges that the Fund may establish will perfectly correlate with movements in interest rates.

The Fund may invest in variable and floating rate debt instruments, which generally are less sensitive to interest rate changes than longer duration fixed rate instruments, but may decline in value in response to rising interest rates if, for example, the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Conversely, variable and floating rate instruments generally will not increase in value if interest rates decline. The Fund also may invest in inverse floating rate debt securities, which may decrease in value if interest rates increase, and which also may exhibit greater price volatility than fixed rate debt obligations with similar credit quality. To the extent the Fund holds variable or floating rate instruments, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities, which may adversely affect the net asset value of the Fund’s common shares.

•

Issuer Risk. Issuer risk is the risk that the value of an income- or dividend-paying security may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer.

•

Credit Risk. Credit risk is the risk that one or more income- or dividend-paying securities in the Fund’s portfolio will decline in price or fail to pay interest/distributions or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. To the extent the Fund invests in below investment grade securities, it will be exposed to a greater amount of credit risk than a fund which only invests in investment grade securities. See “—Non-Investment Grade Securities.” In addition, to the extent the Fund uses credit derivatives, such use will expose it to additional risk in the event that the bonds underlying the derivatives default. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.

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Prepayment Risk. Prepayment risk is the risk that during periods of declining interest rates, borrowers may exercise their option to prepay principal earlier than scheduled. For income- or dividend-paying securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk. Below investment grade securities frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (“call protection”). For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be enhanced.

•

Reinvestment Risk. Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed income securities at market interest rates that are below the Fund portfolio’s current earnings rate.

•

Duration and Maturity Risk. The Fund has no set policy regarding portfolio maturity or duration of the fixed-income securities it may hold. The Investment Adviser may seek to adjust the duration or maturity of the Fund’s fixed-income holdings based on its assessment of current and projected market conditions and all other factors that the Investment Adviser deems relevant. In comparison to maturity (which is the date on which the issuer of a debt instrument is obligated to repay the principal amount), duration is a measure of the price volatility of a debt instrument as a result in changes in market rates of interest, based on the weighted average timing of the instrument’s expected principal and interest payments. Specifically, duration measures the anticipated percentage change in net asset value that is expected for every percentage point change in interest rates. The two have an inverse relationship. Duration can be a useful tool to estimate anticipated price changes to a fixed pool of income securities associated with changes in interest rates. For example, a duration of five years means that a 1% decrease in interest rates will increase the net asset value of the portfolio by approximately 5%; if interest rates increase by 1%, the net asset value will decrease by 5%. However, in a managed portfolio of fixed income securities having differing interest or dividend rates or payment schedules, maturities, redemption provisions, call or prepayment provisions and credit qualities, actual price changes in response to changes in interest rates may differ significantly from a duration-based estimate at any given time. Actual price movements experienced by a portfolio of fixed income securities will be affected by how interest rates move (i.e., changes in the relationship of long term interest rates to short term interest rates), the magnitude of any move in interest rates, actual and anticipated prepayments of principal through call or redemption features, the extension of maturities through restructuring, the sale of securities for portfolio management purposes, the reinvestment of proceeds from prepayments on and from sales of securities, and credit quality-related considerations whether associated with financing costs to lower credit quality borrowers or otherwise, as well as other factors. Accordingly, while duration maybe a useful tool to estimate potential price movements in relation to changes in interest rates, investors are cautioned that duration alone will not predict actual changes in the net asset or market value of the Fund’s shares and that actual price movements in the Fund’s portfolio may differ significantly from duration-based estimates. Duration differs from maturity in that it takes into account a security’s yield, coupon payments and its principal payments in addition to the amount of time until the security matures. As the value of a security changes over time, so will its duration. Prices of securities with longer durations tend to be more sensitive to interest rate changes than securities with shorter durations. In general, a portfolio of securities with a longer duration can be expected to be more sensitive to interest rate changes than a portfolio with a shorter duration. Any decisions as to the targeted duration or maturity of any particular category of investments will be made based on all pertinent market factors at any given time. The Fund may incur costs in seeking to adjust the portfolio average duration or maturity. There can be no assurance that the Investment Adviser’s assessment of current and projected market conditions will be correct or that any strategy to adjust duration or maturity will be successful at any given time.

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LIBOR Risk. The Fund may be exposed to financial instruments that are tied to the London Interbank Offered Rate (“LIBOR”) to determine payment obligations, financing terms, hedging strategies or investment value. The Fund’s investments may pay interest at floating rates based on LIBOR or may be subject to interest caps or floors based on LIBOR. The Fund may also obtain financing at floating rates based on LIBOR. Derivative instruments utilized by the Fund may also reference LIBOR.

The United Kingdom’s Financial Conduct Authority announced a phase out of LIBOR such that after December 31, 2021, all sterling, euro, Swiss franc and Japanese yen LIBOR settings and the 1-week and 2-month U.S. dollar LIBOR settings will cease to be published or will no longer be representative, and after June 30, 2023, the overnight, 1-month, 3-month, 6-month and 12-month U.S. dollar LIBOR settings will cease to be published or will no longer be representative. The Fund may have investments linked to other interbank offered rates, such as the Euro Overnight Index Average (“EONIA”), which may also cease to be published. Various financial industry groups have begun planning for the transition away from LIBOR, but there are challenges to converting certain securities and transactions to a new reference rate (e.g., the Secured Overnight Financing Rate, which is intended to replace the U.S. dollar LIBOR).

Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. The transition process might lead to increased volatility and illiquidity in markets for, and reduce the effectiveness of, new hedges placed against, instruments whose terms currently include LIBOR. While some existing LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology, there may be significant uncertainty regarding the effectiveness of any such alternative methodologies to replicate LIBOR. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. Moreover, these alternative rate-setting provisions may not be designed for regular use in an environment where LIBOR ceases to be published, and may be an ineffective fallback following the discontinuation of LIBOR. This could lead, in some circumstances, including with respect to the rate setting mechanisms for the Series B Preferred Shares, Series C Preferred Shares and Series E Preferred Shares, to circumstances where a last-resort fallback of fixing any LIBOR-based reference rate at the last published LIBOR rate will apply. Such a result could lead to divergent and unexpected economic results for the Fund and holders of any such affected instruments, including holders of the Series B Preferred Shares, Series C Preferred Shares and Series E Preferred Shares, and could result in the rates payable on any such instruments not representing prevailing market rates, all of which could have a material adverse effect on the Fund, holders of such instruments, including holders of Series B Preferred Shares, Series C Preferred Shares and Series E Preferred Shares, or both.

In addition, a liquid market for newly-issued instruments that use a reference rate other than LIBOR still may be developing. There may also be challenges for the Fund to enter into hedging transactions against such newly-issued instruments until a market for such hedging transactions develops. All of the aforementioned may adversely affect the Fund’s performance or net asset value.

Corporate Bonds Risk. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. Certain risks associated with investments in corporate bonds are described elsewhere in this prospectus in further detail, including under “—Fixed Income Securities Risks—Credit Risk,” “—Fixed Income Securities Risks—Interest Rate Risk,” “—Fixed Income Securities Risks—Prepayment Risk,” and “—General Risks—Inflation Risk.” There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments. Corporate bonds of below investment grade quality are subject to the risks described herein under “—Non-Investment Grade Securities.”

Prepayment Risks on Government Sponsored Mortgage-Backed Securities. The yield and maturity characteristics of government sponsored mortgage-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may generally be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. Prepayment risks include the following:

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the relationship between prepayments and interest rates may give some lower grade government sponsored mortgage-backed securities less potential for growth in value than conventional bonds with comparable maturities;

•

in addition, when interest rates fall, the rate of prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by the Fund will generally be at lower rates than the rates that were carried by the obligations that have been prepaid;

•	because of these and other reasons, a government sponsored mortgage-backed security’s total return and maturity may be difficult to predict; and

•	to the extent that the Fund purchases government sponsored mortgage-backed securities at a premium, prepayments may result in loss of the Fund’s principal investment to the extent of premium paid.

Non-Investment Grade Securities. The Fund may invest in below investment-grade securities, also known as high-yield securities or “junk” bonds. These securities, which may be preferred stock or debt, are predominantly speculative and involve major risk exposure to adverse conditions. Securities that are rated lower than “BBB” by S&P or lower than “Baa” by Moody’s (or unrated debt securities of comparable quality) are referred to in the financial press as “junk bonds” or “high yield” securities and generally pay a premium above the yields of U.S. government securities or debt securities of investment grade issuers because they are subject to greater risks than these securities. These risks, which reflect their speculative character, include the following:

•	greater volatility;
•	greater credit risk and risk of default;
•	potentially greater sensitivity to general economic or industry conditions;
•	potential lack of attractive resale opportunities (illiquidity); and
•	additional expenses to seek recovery from issuers who default.

In addition, the prices of these non-investment grade securities are more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher grade securities. Non-investment grade securities tend to be less liquid than investment grade securities. The market value of non-investment grade securities may be more volatile than the market value of investment grade securities and generally tends to reflect the market’s perception of the creditworthiness of the issuer and short term market developments to a greater extent than investment grade securities, which primarily reflect fluctuations in general levels of interest rates.

Ratings are relative and subjective and not absolute standards of quality. Securities ratings are based largely on the issuer’s historical financial condition and the rating agencies’ analysis at the time of rating. Consequently, the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition.

As a part of its investments in non-investment grade securities, the Fund may invest in the securities of issuers in default. The Fund invests in securities of issuers in default only when the Investment Adviser believes that such issuers will honor their obligations and emerge from bankruptcy protection and that the value of such issuers’ securities will appreciate. By investing in the securities of issuers in default, the Fund bears the risk that these issuers will not continue to honor their obligations or emerge from bankruptcy protection or that the value of these securities will not otherwise appreciate.

For a description of the ratings categories of certain recognized statistical ratings agencies, see Appendix A to this prospectus.

Small and Mid-Cap Company Risk. The Fund may invest in the equity securities of small-cap and/or mid-cap companies.

Small and mid-cap companies offer investment opportunities and additional risks. They may not be well known to the investing public, may not be significantly owned by institutional investors and may not have steady earnings growth. These companies may have limited product or business lines and markets, as well as shorter operating histories, less experienced management and more limited financial resources than larger companies. Changes in any one line of business, therefore, may have a greater impact on a small or mid-cap company’s stock price than is the case for a larger company. In addition, the securities of such companies may be more vulnerable to adverse general market or economic developments, more volatile in price, have wider spreads between their bid and ask prices and have significantly lower trading volumes than the securities of larger capitalization companies. As such, securities of these small and mid-cap companies may be less liquid than those of larger companies, and may experience greater price fluctuations than larger companies. In addition, small-cap or mid-cap company securities may not be widely followed by investors, which may result in reduced demand.

As a result, the purchase or sale of more than a limited number of shares of the securities of a small or mid-cap company may affect its market price. The Investment Adviser may need a considerable amount of time to purchase or sell its positions in these securities, particularly when other Investment Adviser-managed accounts or other investors are also seeking to purchase or sell them.

The securities of small and mid-cap companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger capitalization securities or the market as a whole. In addition, small and mid-cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small and mid-cap securities requires a longer-term view.

Small and mid-cap companies, due to the size and kinds of markets that they serve, may be less susceptible than large-cap companies to intervention from the U.S. federal government by means of price controls, regulations or litigation.

Financial Services Sector Risk. The Fund has in the past invested, and may in the future invest, a significant portion of its total assets in securities issued by financial services companies. Financial services are generally involved in banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance, financial investments, or real estate.

The profitability of many types of financial services companies may be adversely affected in certain market cycles, including periods of rising interest rates, which may restrict the availability and increase the cost of capital, and declining economic conditions, which may cause credit losses due to financial difficulties of borrowers. Financial services companies are also subject to extensive government regulation, including policy and legislative changes in the United States and other countries.

Additional risks include the effects of changes in interest rates on the profitability of financial services companies, the rate of corporate and consumer debt defaults, price competition, governmental limitations on a company’s loans, other financial commitments, product lines and other operations, and recent ongoing changes in financial services companies (including consolidations, development of new products and changes to such companies’ regulatory framework). Some financial services companies have recently experienced significant losses in value and the possible recapitalization of such companies may present greater risks of loss. Insurance companies have additional risks, such as heavy price competition, claims activity and marketing competition, and can be particularly sensitive to specific events such as man-made and natural disasters (including weather catastrophes), terrorism, mortality risks and morbidity rates.

U.S. Government Securities and Credit Rating Downgrade Risk. The Fund may invest in direct obligations of the government of the United States or its agencies. Obligations issued or guaranteed by the U.S. government, its agencies, authorities and instrumentalities and backed by the full faith and credit of the U.S. guarantee only that principal and interest will be timely paid to holders of the securities. These entities do not guarantee that the value of such obligations will increase, and, in fact, the market values of such obligations may fluctuate. In addition, not all U.S. government securities are backed by the full faith and credit of the United States; some are the obligation solely of the entity through which they are issued. There is no guarantee that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so by law.

In 2011, S&P lowered its long term sovereign credit rating on the U.S. to “AA+” from “AAA.” The downgrade by S&P increased volatility in both stock and bond markets, resulting in higher interest rates and higher Treasury yields, and increased the costs of all kinds of debt. Repeat occurrences of similar events could have significant adverse effects on the U.S. economy generally and could result in significant adverse impacts on issuers of securities held by the Fund itself. The Investment Adviser cannot predict the effects of similar events in the future on the U.S. economy and securities markets or on the Fund’s portfolio. The Investment Adviser monitors developments and seeks to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that it will be successful in doing so and the Investment Adviser may not timely anticipate or manage existing, new or additional risks, contingencies or developments.

Prepayment Risks on Government Sponsored Mortgage-Backed Securities. The yield and maturity characteristics of government sponsored mortgage-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may generally be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. Prepayment risks include the following:

•

the relationship between prepayments and interest rates may give some lower grade government sponsored mortgage-backed securities less potential for growth in value than conventional bonds with comparable maturities;

•

in addition, when interest rates fall, the rate of prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by the Fund will generally be at lower rates than the rates that were carried by the obligations that have been prepaid;

•	because of these and other reasons, a government sponsored mortgage-backed security’s total return and maturity may be difficult to predict; and

•	to the extent that the Fund purchases government sponsored mortgage-backed securities at a premium, prepayments may result in loss of the Fund’s principal investment to the extent of premium paid.

Foreign Securities Risk. Investments in the securities of foreign issuers involve certain considerations and risks not ordinarily associated with investments in securities of domestic issuers and such securities may be more volatile than those of issuers located in the United States. Foreign companies are not generally subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to U.S. companies.

Foreign securities exchanges, brokers and listed companies may be subject to less government supervision and regulation than exists in the United States. Dividend and interest income may be subject to withholding and other foreign taxes, which may adversely affect the net return on such investments. There may be difficulty in obtaining or enforcing a court judgment abroad. In addition, it may be difficult to effect repatriation of capital invested in certain countries. In addition, with respect to certain countries, there are risks of expropriation, confiscatory taxation, political or social instability or diplomatic developments that could affect assets of the Fund held in foreign countries. Dividend income the Fund receives from foreign securities may not be eligible for the special tax treatment applicable to qualified dividend income. Moreover, certain equity investments in foreign issuers classified as passive foreign investment companies may be subject to additional taxation risk.

There may be less publicly available information about a foreign company than a U.S. company. Foreign securities markets may have substantially less volume than U.S. securities markets and some foreign company securities are less liquid than securities of otherwise comparable U.S. companies. A portfolio of foreign securities may also be adversely affected by fluctuations in the rates of exchange between the currencies of different nations and by exchange control regulations. Foreign markets also have different clearance and settlement procedures that could cause the Fund to encounter difficulties in purchasing and selling securities on such markets and may result in the Fund missing attractive investment opportunities or experiencing loss. In addition, a portfolio that includes foreign securities can expect to have a higher expense ratio because of the increased transaction costs on non-U.S. securities markets and the increased costs of maintaining the custody of foreign securities.

The Fund also may purchase ADRs or U.S. dollar-denominated securities of foreign issuers. ADRs are receipts issued by U.S. banks or trust companies in respect of securities of foreign issuers held on deposit for use in the U.S. securities markets. While ADRs may not necessarily be denominated in the same currency as the securities into which they may be converted, many of the risks associated with foreign securities may also apply to ADRs. In addition, the underlying issuers of certain depositary receipts, particularly unsponsored or unregistered depositary receipts, are under no obligation to distribute shareholder communications to the holders of such receipts, or to pass through to them any voting rights with respect to the deposited securities.

The following provides more detail on certain pronounced risks with foreign investing:

•

Foreign Currency Risk. The Fund may invest in companies whose securities are denominated or quoted in currencies other than U.S. dollars or have significant operations or markets outside of the United States. In such instances, the Fund will be exposed to currency risk, including the risk of fluctuations in the exchange rate between U.S. dollars (in which the Fund’s shares are denominated) and such foreign currencies, the risk of currency devaluations and the risks of non-exchangeability and blockage. As non-U.S. securities may be purchased with and payable in currencies of countries other than the U.S. dollar, the value of these assets measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. Fluctuations in currency rates may adversely affect the ability of the Investment Adviser to acquire such securities at advantageous prices and may also adversely affect the performance of such assets.

Certain non-U.S. currencies, primarily in developing countries, have been devalued in the past and might face devaluation in the future. Currency devaluations generally have a significant and adverse impact on the devaluing country’s economy in the short and intermediate term and on the financial condition and results of companies’ operations in that country. Currency devaluations may also be accompanied by significant declines in the values and liquidity of equity and debt securities of affected governmental and private sector entities generally. To the extent that affected companies have obligations denominated in currencies other than the devalued currency, those companies may also have difficulty in meeting those obligations under such circumstances, which in turn could have an adverse effect upon the value of the Fund’s investments in such companies. There can be no assurance that current or future developments with respect to foreign currency devaluations will not impair the Fund’s investment flexibility, its ability to achieve its investment objective or the value of certain of its foreign currency-denominated investments.

•

Tax Consequences of Foreign Investing. The Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. This treatment could increase or decrease the Fund’s ordinary income distributions to you, and may cause some or all of the Fund’s previously distributed income to be classified as a return of capital. In certain cases, the Fund may make an election to treat gain or loss attributable to certain investments as capital gain or loss.

•	EMU and Redenomination Risk. As the European debt crisis progressed, the possibility of one or more Eurozone countries exiting the European Monetary Union (“EMU”), or even the collapse of the euro as a common currency, arose, creating significant volatility at times in currency and financial markets generally. The effects of the collapse of the euro, or of the exit of one or more countries from the EMU, on the U.S. and global economies and securities markets are impossible to predict and any such events could have a significant adverse impact on the value and risk profile of the Fund’s portfolio. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.

•

Emerging Markets Risk. The considerations noted above in “Foreign Securities Risk” are generally intensified for investments in emerging market countries, including countries that may be considered “frontier” markets. Emerging market countries typically have economic and political systems that are less fully developed, and can be expected to be less stable than those of more developed countries. Investing in securities of companies in emerging markets may entail special risks relating to potential political and economic instability and the risks of expropriation, nationalization, confiscation or the imposition of restrictions on foreign investment, the lack of hedging instruments and restrictions on repatriation of capital invested. Economies of such countries can be subject to rapid and unpredictable rates of inflation or deflation. Emerging securities markets are substantially smaller, less developed, less liquid and more volatile than the major securities markets. The limited size of emerging securities markets and limited trading volume compared to the volume of trading in U.S. securities could cause prices to be erratic for reasons apart from factors that affect the quality of the securities. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors’ perceptions, whether or not based on fundamental analysis, may decrease the value and liquidity of portfolio securities, especially in these markets. Other risks include high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries; overdependence on exports, including gold and natural resources exports, making these economies vulnerable to changes in commodity prices; overburdened infrastructure and obsolete or unseasoned financial systems; environmental problems; less developed legal systems; and less reliable securities custodial services and settlement practices. Certain emerging markets may also face other significant internal or external risks, including the risk of war and civil unrest. For all of these reasons, investments in emerging markets may be considered speculative.

•

Frontier Markets Risk. Frontier countries generally have smaller economies or less developed capital markets than traditional emerging markets, and, as a result, the risks of investing in emerging market countries are magnified in frontier countries. The economies of frontier countries are less correlated to global economic cycles than those of their more developed counterparts and their markets have low trading volumes and the potential for extreme price volatility and illiquidity. This volatility may be further heightened by the actions of a few major investors. For example, a substantial increase or decrease in cash flows of mutual funds investing in these markets could significantly affect local stock prices and, therefore, the net asset value of Fund’s shares. These factors make investing in frontier countries significantly riskier than in other countries and any one of them could cause the net asset value of a fund’s shares to decline.

Governments of many frontier countries in which the Fund may invest may exercise substantial influence over many aspects of the private sector. In some cases, the governments of such frontier countries may own or control certain companies. Accordingly, government actions could have a significant effect on economic conditions in a frontier country and on market conditions, prices and yields of securities in the Fund’s portfolio. Moreover, the economies of frontier countries may be heavily dependent upon international trade and, accordingly, have been and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade.

•

Eurozone Risk. A number of countries in the EU have experienced, and may continue to experience, severe economic and financial difficulties, increasing the risk of investing in the European markets. In particular, many EU nations are susceptible to economic risks associated with high levels of debt, notably due to investments in sovereign debt of countries such as Greece, Italy, Spain, Portugal, and Ireland. As a result, financial markets in the EU have been subject to increased volatility and declines in asset values and liquidity. Responses to these financial problems by European governments, central banks, and others, including austerity measures and reforms, may not work, may result in social unrest, and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets, and asset valuations around the world. Greece, Ireland, and Portugal have already received one or more “bailouts” from other Eurozone member states, and it is unclear how much additional funding they will require or if additional Eurozone member states will require bailouts in the future. One or more other countries may also abandon the euro and/or withdraw from the EU, placing its currency and banking system in jeopardy. The impact of these actions, especially if they occur in a disorderly fashion, is not clear, but could be significant and far-reaching.

•

Brexit Risk. On June 23, 2016, the United Kingdom held a referendum in which voters approved an exit from the EU, commonly referred to as “Brexit.” The United Kingdom’s withdrawal from the EU occurred on January 31, 2020, and the United Kingdom remained in the EU’s customs union and single market until December 31, 2020. The United Kingdom and the EU have entered into a Trade and Cooperation Agreement (the “TCA”). While the TCA regulates a number of important areas, significant parts of the United Kingdom economy are not addressed in detail by the TCA, including in particular the services sector, which represents the largest component of the United Kingdom’s economy. A number of issues, particularly in relation to the financial services sector, remain to be resolved through further bilateral negotiations. As a result, the new relationship between the United Kingdom and the EU could in the short-term, and possibly for longer, cause disruptions to and create uncertainty in the United Kingdom and European economies, prejudice to financial services businesses that are conducting business in the EU and which are based in the United Kingdom, legal uncertainty regarding achievement of compliance with applicable financial and commercial laws and regulations, and the unavailability of timely information as to expected legal, tax and other regimes.

In addition, certain European countries have recently experienced negative interest rates on certain fixed-income instruments. A negative interest rate policy is an unconventional central bank monetary policy tool where nominal target interest rates are set with a negative value (i.e., below zero percent) intended to help create self-sustaining growth in the local economy. Negative interest rates may result in heightened market volatility and may detract from the Fund’s performance to the extent the Fund is exposed to such interest rates. Among other things, these developments have adversely affected the value and exchange rate of the euro and pound sterling, and may continue to significantly affect the economies of all EU countries, which in turn may have a material adverse effect on the Fund’s investments in such countries, other countries that depend on EU countries for significant amounts of trade or investment, or issuers with exposure to debt issued by certain EU countries.

To the extent the Fund has exposure to European markets or to transactions tied to the value of the euro, these events could negatively affect the value and liquidity of the Fund’s investments. All of these developments may continue to significantly affect the economies of all EU countries, which in turn may have a material adverse effect on the Fund’s investments in such countries, other countries that depend on EU countries for significant amounts of trade or investment, or issuers with exposure to debt issued by certain EU countries.

Restricted and Illiquid Securities. Unregistered securities are securities that cannot be sold publicly in the United States without registration under the Securities Act. An illiquid investment is a security or other investment that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the Fund has valued the investment. Unregistered securities often can be resold only in privately negotiated transactions with a limited number of purchasers or in a public offering registered under the Securities Act. Considerable delay could be encountered in either event and, unless otherwise contractually provided for, the Fund’s proceeds upon sale may be reduced by the costs of registration or underwriting discounts. The difficulties and delays associated with such transactions could result in the Fund’s inability to realize a favorable price upon disposition of unregistered securities, and at times might make disposition of such securities impossible. The Fund may be unable to sell illiquid investments when it desires to do so, resulting in the Fund obtaining a lower price or being required to retain the investment. Illiquid investments generally must be valued at fair value, which is inherently less precise than utilizing market values for liquid investments, and may lead to differences between the price a security is valued for determining the Fund’s net asset value and the price the Fund actually receives upon sale.

Special Risks Related to Investment in Derivatives. The Fund may participate in derivative transactions. Such transactions entail certain execution, market, liquidity, hedging and tax risks. Participation in the options or futures markets, in currency exchange transactions and in other derivatives transactions involves investment risks and transaction costs to which the Fund would not be subject absent the use of these strategies. If the Investment Adviser’s prediction of movements in the direction of the securities, foreign currency, interest rate or other referenced instruments or markets is inaccurate, the consequences to the Fund may leave the Fund in a worse position than if it had not used such strategies. Risks inherent in the use of options, foreign currency, futures contracts and options on futures contracts, securities indices and foreign currencies include:

•	dependence on the Investment Adviser’s ability to predict correctly movements in the direction of the relevant measure;

•	imperfect correlation between the price of the derivative instrument and movements in the prices of the referenced assets;

•	the fact that skills needed to use these strategies are different from those needed to select portfolio securities;

•	the possible absence of a liquid secondary market for any particular instrument at any time;

•	the possible need to defer closing out certain hedged positions to avoid adverse tax consequences;

•

the possible inability of the Fund to purchase or sell a security or instrument at a time that otherwise would be favorable for it to do so, or the possible need for the Fund to sell a security or instrument at a disadvantageous time due to a need for the Fund to maintain “cover” or to segregate securities in connection with the hedging techniques; and

•	the creditworthiness of counterparties.

Options, futures contracts, swaps contracts, and options thereon and forward contracts on securities and currencies may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the ability of the Fund to act upon economic events occurring in the foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (v) less trading volume. Exchanges on which options, futures, swaps and options on futures or swaps are traded may impose limits on the positions that the Fund may take in certain circumstances.

Many OTC derivatives are valued on the basis of dealers’ pricing of these instruments. However, the price at which dealers value a particular derivative and the price which the same dealers would actually be willing to pay for such derivative should the Fund wish or be forced to sell such position may be materially different. Such differences can result in an overstatement of the Fund’s net asset value and may materially adversely affect the Fund in situations in which the Fund is required to sell derivative instruments. Exchange-traded derivatives and OTC derivative transactions submitted for clearing through a central counterparty have become subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible margin requirements mandated by the SEC or the Commodity Futures Trading Commission (the “CFTC”). These regulators also have broad discretion to impose margin requirements on non-cleared OTC derivatives. These margin requirements will increase the overall costs for the Fund.

While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Fund’s hedging transactions will be effective.

Derivatives may give rise to a form of leverage and may expose the Fund to greater risk and increase its costs. Recent legislation calls for new regulation of the derivatives markets. The extent and impact of the regulation is not yet known and may not be known for some time. New regulation may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the value or performance of derivatives.

Short Sales Risk. Short-selling involves selling securities which may or may not be owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a capital gain. Any gain will be decreased, and any loss will be increased, by the transaction costs incurred by the Fund, including the costs associated with providing collateral to the broker-dealer (usually cash and liquid securities) and the maintenance of collateral with its Custodian. Although the Fund’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.

Short-selling necessarily involves certain additional risks. However, if the short seller does not own the securities sold short (an uncovered short sale), the borrowed securities must be replaced by securities purchased at market prices in order to close out the short position, and any appreciation in the price of the borrowed securities would result in a loss. Uncovered short sales expose the Fund to the risk of uncapped losses until a position can be closed out due to the lack of an upper limit on the price to which a security may rise. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. There is the risk that the securities borrowed by the Fund in connection with a short-sale must be returned to the securities lender on short notice. If a request for return of borrowed securities occurs at a time when other short-sellers of the security are receiving similar requests, a “short squeeze” can occur, and the Fund may be compelled to replace borrowed securities previously sold short with purchases on the open market at the most disadvantageous time, possibly at prices significantly in excess of the proceeds received at the time the securities were originally sold short.

In September 2008, in response to spreading turmoil in the financial markets, the SEC temporarily banned short selling in the stocks of numerous financial services companies, and also promulgated new disclosure requirements with respect to short positions held by investment managers. The SEC’s temporary ban on short selling of such stocks has since expired, but should similar restrictions and/or additional disclosure requirements be promulgated, especially if market turmoil occurs, the Fund may be forced to cover short positions more quickly than otherwise intended and may suffer losses as a result. Such restrictions may also adversely affect the ability of the Fund to execute its investment strategies generally. Similar emergency orders were also instituted in non-U.S. markets in response to increased volatility. The Fund’s ability to engage in short sales is also restricted by various regulatory requirements relating to short sales.

Industry Risk. The Fund may invest up to 25% of its total assets in securities of a single industry. Should the Fund choose to do so, the net asset value of the Fund will be more susceptible to factors affecting those particular types of companies, which, depending on the particular industry, may include, among others: governmental regulation; inflation; cost increases in raw materials, fuel and other operating expenses; technological innovations that may render existing products and equipment obsolete; and increasing interest rates resulting in high interest costs on borrowings needed for capital investment, including costs associated with compliance with environmental and other regulations. In such circumstances, the Fund’s investments may be subject to greater risk and market fluctuation than a fund that had securities representing a broader range of industries.

Leverage Risk. The Fund currently uses financial leverage for investment purposes by issuing preferred shares. As of December 31, 2020, the amount of leverage represented approximately 12% of the Fund’s net assets. The Fund’s leveraged capital structure creates special risks not associated with unleveraged funds that have a similar investment objective and policies. These include the possibility of greater loss and the likelihood of higher volatility of the net asset value of the Fund and the asset coverage for any preferred shares or debt outstanding. Such volatility may increase the likelihood of the Fund having to sell investments in order to meet its obligations to make distributions on the preferred shares or principal or interest payments on debt securities, or to redeem preferred shares or repay debt, when it may be disadvantageous to do so. The Fund’s use of leverage may require it to sell portfolio investments at inopportune times in order to raise cash to redeem preferred shares or otherwise de-leverage so as to maintain required asset coverage amounts or comply with the mandatory redemption terms of any outstanding preferred shares. The use of leverage magnifies both the favorable and unfavorable effects of price movements in the investments made by the Fund. To the extent the Fund is leveraged in its investment operations, the Fund will be subject to substantial risk of loss. The Fund cannot assure that borrowings or the issuance of preferred shares or notes will result in a higher yield or return to the holders of the common shares. Also, to the extent the Fund utilizes leverage, a decline in net asset value could affect the ability of the Fund to make common share distributions and such a failure to make distributions could result in the Fund ceasing to qualify as a RIC under Subchapter M of the Code. For more information regarding the risks of a leverage capital structure to holders of the Fund’s common shares, see “Special Risks to Holders of Common Shares—Leverage Risk.”

Market Discount Risk. The Fund is a diversified, closed-end management investment company. Whether investors will realize gains or losses upon the sale of additional securities of the Fund will depend upon the market price of the securities at the time of sale, which may be less or more than the Fund’s net asset value per share or the liquidation value of any Fund preferred shares issued. Since the market price of any additional securities the Fund may issue will be affected by such factors as the Fund’s dividend and distribution levels (which are in turn affected by expenses), dividend and distribution stability, net asset value, market liquidity, the relative demand for and supply of such securities in the market, general market and economic conditions and other factors beyond the control of the Fund, we cannot predict whether any such securities will trade at, below or above net asset value or at, below or above their public offering price or at, below or above their liquidation value, as applicable. For example, common shares of closed-end funds often trade at a discount to their net asset values and the Fund’s common shares may trade at such a discount. This risk may be greater for investors expecting to sell their securities of the Fund soon after the completion of a public offering for such securities. The risk of a market price discount from net asset value is separate and in addition to the risk that net asset value itself may decline. The Fund’s securities are designed primarily for long term investors, and investors in the shares should not view the Fund as a vehicle for trading purposes.

Long Term Objective; Not a Complete Investment Program. The Fund is intended for investors seeking long term growth of capital. The Fund is not meant to provide a vehicle for those who wish to exploit short term swings in the stock market. An investment in shares of the Fund should not be considered a complete investment program. Each shareholder should take into account the Fund’s investment objective as well as the shareholder’s other investments when considering an investment in the Fund.

Management Risk. The Fund is subject to management risk because it is an actively managed portfolio. The Investment Adviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results.

Dependence on Key Personnel. The Investment Adviser is dependent upon the expertise of Mr. Mario J. Gabelli in providing advisory services with respect to the Fund’s investments. If the Investment Adviser were to lose the services of Mr. Gabelli, its ability to service the Fund could be adversely affected. There can be no assurance that a suitable replacement could be found for Mr. Gabelli in the event of his death, resignation, retirement or inability to act on behalf of the Investment Adviser.

Market Disruption and Geopolitical Risk. The occurrence of events similar to those in recent years, such as the aftermath of the war in Iraq, instability in Afghanistan, Pakistan, Egypt, Libya, Syria, Russia, Ukraine, North Korea and the Middle East, pandemics (such as COVID-19), ongoing epidemics or outbreaks of infectious diseases in certain parts of the world, natural/environmental disasters, terrorist attacks in the United States and around the world, social and political discord, debt crises (such as the Greek crisis), sovereign debt downgrades, increasingly strained relations between the United States and a number of foreign countries, including traditional allies, such as certain European countries, and historical adversaries, such as North Korea, Iran, China and Russia, and the international community generally, new and continued political unrest in various countries, such as Venezuela, the exit or potential exit of one or more countries from the EU or the EMU, continued changes in the balance of political power among and within the branches of the U.S. government, government shutdowns, among others, may result in market volatility, may have long term effects on the U.S. and worldwide financial markets, and may cause further economic uncertainties in the United States and worldwide.

Due to a lapse in appropriations, a partial U.S. government shutdown occurred from December 22, 2018 through January 25, 2019. The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, may in the future result in additional government shutdowns, which could have a material adverse effect on the Fund’s investments and operations. In addition, the Fund’s ability to raise additional capital in the future through the sale of securities could be materially affected by a government shutdown. Additional and/or prolonged U.S. government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree.

While the extreme volatility and disruption that U.S. and global markets experienced for an extended period of time beginning in 2007 and 2008 had, until the recent coronavirus (COVID-19) outbreak, generally subsided, uncertainty and periods of volatility still remain, and risks to a robust resumption of growth persist. Federal Reserve policy, including with respect to certain interest rates, may adversely affect the value, volatility and liquidity of dividend and interest paying securities. Market volatility, dramatic changes to interest rates and/

or a return to unfavorable economic conditions may lower the Fund’s performance or impair the Fund’s ability to achieve its investment objective.

The occurrence of any of the above events could have a significant adverse impact on the value and risk profile of the Fund’s portfolio. The Fund does not know how long the securities markets may be impacted by similar events and cannot predict the effects of similar events in the future on the U.S. economy and securities markets. There can be no assurance that similar events and other market disruptions will not have other material and adverse implications.

As previously discussed, Brexit has led to volatility in the financial markets of the UK and more broadly across Europe and may also lead to weakening in consumer, corporate and financial confidence in such markets. The decision made in the British referendum may also lead to a call for similar referendums in other European jurisdictions which may cause increased economic volatility in the European and global markets. This mid- to long-term uncertainty may have an adverse effect on the economy generally and on the ability of the Fund and its investments to execute its respective strategies and to receive attractive returns. In particular, currency volatility may mean that the returns of the Fund and its investments are adversely affected by market movements and may make it more difficult, or more expensive, for the Fund to execute prudent currency hedging policies. Potential decline in the value of the British Pound and/or the Euro against other currencies, along with the potential downgrading of the United Kingdom’s sovereign credit rating, may also have an impact on the performance of portfolio companies or investments located in the UK or Europe. In light of the above, no definitive assessment can currently be made regarding the impact that Brexit will have on the Fund, its investments or its organization more generally.

In addition, the rules dealing with the U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. The Tax Cuts and Jobs Act made substantial changes to the Code. Among those changes were a significant permanent reduction in the generally applicable corporate tax rate, changes in the taxation of individuals and other non-corporate taxpayers that generally but not universally reduce their taxes on a temporary basis subject to “sunset” provisions, the elimination or modification of various previously allowed deductions (including substantial limitations on the deductibility of interest and, in the case of individuals, the deduction for personal state and local taxes), certain additional limitations on the deduction of net operating losses, certain preferential rates of taxation on certain dividends and certain business income derived by non-corporate taxpayers in comparison to other ordinary income recognized by such taxpayers, and significant changes to the international tax rules. In addition, the Biden administration has indicated that it intends to modify key aspects of the Code, including by increasing corporate and individual tax rates. The effect of these and other changes is uncertain, both in terms of the direct effect on the taxation of an investment in the Fund’s shares and their indirect effect on the value of the Fund’s assets, the Fund’s shares or market conditions generally.

Regulation and Government Intervention Risk. The global financial crisis led the U.S. government and certain foreign governments to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that experienced extreme volatility, and in some cases a lack of liquidity, including through direct purchases of equity and debt securities. Federal, state and other governments and certain foreign governments and their regulatory agencies or self-regulatory organizations may take legislative and regulatory actions that affect the regulation of the instruments in which the Fund invests, or the issuers of such instruments, in ways that are unforeseeable. Such legislation or regulation may change the way in which the Fund is regulated and could limit or preclude the Fund’s ability to achieve its investment objective.

The SEC and its staff are also reportedly engaged in various initiatives and reviews that seek to improve and modernize the regulatory structure governing investment companies. These efforts appear to be focused on risk identification and controls in various areas, including embedded leverage through the use of derivatives and other trading practices, cybersecurity, liquidity, valuation, enhanced regulatory and public reporting requirements and the evaluation of systemic risks. Any new rules, guidance or regulatory initiatives resulting from these efforts could increase the Fund’s expenses and impact its returns to shareholders or, in the extreme case, impact or limit its use of various portfolio management strategies or techniques and adversely impact the Fund.

On October 28, 2020, the SEC adopted new regulations governing the use of derivatives by registered investment companies (“Rule 18f-4”). The Fund will be required to implement and comply with Rule 18f-4 by August 19, 2022. Once implemented, Rule 18f-4 will impose limits on the amount of derivatives a fund can enter into, eliminate the asset segregation framework currently used by funds to comply with Section 18 of the 1940 Act, treat derivatives as senior securities so that a failure to comply with the limits would result in a statutory violation and require funds whose use of derivatives is more than a limited specified exposure amount to establish and maintain a comprehensive derivatives risk management program and appoint a derivatives risk manager.

In the aftermath of the global financial crisis, there appears to be a renewed popular, political and judicial focus on finance related consumer protection. Financial institution practices are also subject to greater scrutiny and criticism generally. In the case of transactions between financial institutions and the general public, there may be a greater tendency toward strict interpretation of terms and legal rights in favor of the consuming public, particularly where there is a real or perceived disparity in risk allocation and/or where consumers are perceived as not having had an opportunity to exercise informed consent to the transaction. In the event of conflicting interests between retail investors holding common shares of a closed-end investment company such as the Fund and a large financial institution, a court may similarly seek to strictly interpret terms and legal rights in favor of retail investors.

Changes enacted by the current presidential administration could significantly impact the regulation of financial markets in the United States. Areas subject to potential change, amendment or repeal include trade and foreign policy, corporate tax rates, energy and infrastructure policies, the environment and sustainability, criminal and social justice initiatives, immigration, healthcare and the oversight of certain federal financial regulatory agencies and the Federal Reserve. Certain of these changes can, and have, been effectuated through executive order. For example, the current administration has taken steps to address the COVID-19 pandemic, rejoin the Paris climate accord of 2015, cancel the Keystone XL pipeline and change immigration enforcement priorities. Other potential changes that could be pursued by the current presidential administration could include an increase in the corporate income tax rate; changes to regulatory enforcement priorities; and spending on clean energy and infrastructure. It is not possible to predict which, if any, of these actions will be taken or, if taken, their effect on the economy, securities markets or the financial stability of the United States. The Fund may be affected by governmental action in ways that are not foreseeable, and there is a possibility that such actions could have a significant adverse effect on the Fund and its ability to achieve its investment objective.

Additional risks arising from the differences in expressed policy preferences among the various constituencies in the branches of the U.S. government have led in the past, and may lead in the future, to short term or prolonged policy impasses, which could, and have, resulted in shutdowns of the U.S. federal government. U.S. federal government shutdowns, especially prolonged shutdowns, could have a significant adverse impact on the economy in general and could impair the ability of issuers to raise capital in the securities markets. Any of these effects could have an adverse impact on companies in the Fund’s portfolios and consequently on the value of their securities and the Fund’s net asset values.

Deflation Risk. Deflation risk is the risk that prices throughout the economy decline over time, which may have an adverse effect on the market valuation of companies, their assets and their revenues. In addition, deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

Loans of Portfolio Securities. Consistent with applicable regulatory requirements and the Fund’s investment restrictions, the Fund may lend its portfolio securities to securities broker-dealers or financial institutions, provided that such loans are callable at any time by the Fund (subject to notice provisions described in the SAI), and are at all times collateralized in accordance with applicable regulatory requirements. The advantage of such loans is that the Fund continues to receive the income on the loaned securities while at the same time earning interest on the cash amounts deposited as collateral, which will be invested in short term obligations. The Fund will not lend its portfolio securities if such loans are not permitted by the laws or regulations of any state in which its shares are qualified for sale.

Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur that may have material adverse effects on the Fund or its shareholders. For example, the regulatory and tax environment for derivative instruments in which the Fund may participate is evolving, and such changes in the regulation or taxation of derivative instruments may have material adverse effects on the value of derivative instruments held by the Fund and the ability of the Fund to pursue its investment strategies. Similarly, the Biden administration has indicated that it intends to modify key aspects of the Code, including by increasing corporate and individual tax rates. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in the Fund.

We cannot assure you what percentage of the distributions paid on the Fund’s shares, if any, will consist of tax-advantaged qualified dividend income or long term capital gains or what the tax rates on various types of income will be in future years.

To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things, meet certain asset diversification tests, derive in each taxable year at least 90% of its gross income from certain prescribed sources and distribute for each taxable year at least 90% of its “investment company taxable income.” Statutory limitations on distributions on the common shares if the Fund fails to satisfy the 1940 Act’s asset coverage requirements could jeopardize the Fund’s ability to meet such distribution requirements. While the Fund presently intends to purchase or redeem notes or preferred shares, if any, to the extent necessary in order to maintain compliance with such asset coverage requirements, there can be no assurance that such actions can be effected in time to meet the Code requirements. If for any taxable year the Fund does not qualify as a RIC, all of its taxable income for that year (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits. The resulting corporate taxes would materially reduce the Fund’s net assets and the amount of cash available for distribution to shareholders. For a more complete discussion of these and other U.S. federal income tax considerations. See “Taxation.”

Investment Dilution Risk. The Fund’s investors do not have preemptive rights to any shares the Fund may issue in the future. The Fund’s Declaration of Trust authorizes it to issue an unlimited number of shares. The Board may make certain amendments to the Declaration of Trust. After an investor purchases shares, the Fund may sell additional shares or other classes of shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests after an investor purchases its shares, such investor’s percentage ownership interest in the Fund will be diluted.

Anti-Takeover Provisions. The Agreement and Declaration of Trust and By-Laws of the Fund include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to an open-end fund. See “Anti-Takeover Provisions of the Fund’s Governing Documents.”

Legislation Risk. At any time after the date of this prospectus, legislation may be enacted that could negatively affect the assets of the Fund. Legislation or regulation may change the way in which the Fund itself is regulated. The Investment Adviser cannot predict the effects of any new governmental regulation that may be implemented and there can be no assurance that any new governmental regulation will not adversely affect the Fund’s ability to achieve its investment objective.

Reliance on Service Providers Risk. The Fund must rely upon the performance of service providers to perform certain functions, which may include functions that are integral to the Fund’s operations and financial performance. Failure by any service provider to carry out its obligations to the Fund in accordance with the terms of its appointment, to exercise due care and skill or to perform its obligations to the Fund at all as a result of insolvency, bankruptcy or other causes could have a material adverse effect on the Fund’s performance and returns to shareholders. The termination of the Fund’s relationship with any service provider, or any delay in appointing a replacement for such service provider, could materially disrupt the business of the Fund and could have a material adverse effect on the Fund’s performance and returns to shareholders.

Cyber Security Risk. The Fund and its service providers are susceptible to cyber security risks that include, among other things, theft, unauthorized monitoring, release, misuse, loss, destruction or corruption of confidential and highly restricted data; denial of service attacks; unauthorized access to relevant systems, compromises to networks or devices that the Fund and its service providers use to service the Fund’s operations; or operational disruption or failures in the physical infrastructure or operating systems that support the Fund and its service providers. Cyber attacks are becoming increasingly common and more sophisticated, and may be perpetrated by computer hackers, cyber-terrorists or others engaged in corporate espionage. Cyber attacks against or security breakdowns of the Fund or its service providers may adversely impact the Fund and its stockholders, potentially resulting in, among other things, financial losses; the inability of Fund stockholders to transact business and the Fund to process transactions; inability to calculate the Fund’s NAV; violations of applicable privacy and other laws; regulatory fines, penalties, reputational damage, reimbursement or other compensation costs; and/or additional compliance costs. The Fund may incur additional costs for cyber security risk management and remediation purposes. In addition, cyber security risks may also impact issuers of securities in which the Fund invests, which may cause the Fund’s investment in such issuers to lose value. There have been a number of recent highly publicized cases of companies reporting the unauthorized disclosure of client or customer information, as well as cyberattacks involving the dissemination, theft and destruction of corporate information or other assets, as a result of failure to follow procedures by employees or contractors or as a result of actions by third parties, including actions by terrorist organizations and hostile foreign governments. Although service providers typically have policies and procedures, business continuity plans and/or risk management systems intended to identify and mitigate cyber incidents, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber security policies, plans and systems put in place by its service providers or any other third parties whose operations may affect the Fund or its shareholders. There can be no assurance that the Fund or its service providers will not suffer losses relating to cyber attacks or other information security breaches in the future.

Because technology is consistently changing, new ways to carry out cyber attacks are always developing. Therefore, there is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the Fund’s ability to plan for or respond to a cyber attack. In addition to deliberate cyber attacks, unintentional cyber incidents can occur, such as the inadvertent release of confidential information by the Fund or its service providers. Like other funds and business enterprises, the Fund and its service providers are subject to the risk of cyber incidents occurring from time to time.

Misconduct of Employees and of Service Providers Risk. Misconduct or misrepresentations by employees of the Investment Adviser or the Fund’s service providers could cause significant losses to the Fund. Employee misconduct may include binding the Fund to transactions that exceed authorized limits or present unacceptable risks and unauthorized trading activities, concealing unsuccessful trading activities (which, in any case, may result in unknown and unmanaged risks or losses) or making misrepresentations regarding any of the foregoing. Losses could also result from actions by the Fund’s service providers, including, without limitation, failing to recognize trades and misappropriating assets. In addition, employees and service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future marketing activities. Despite the Investment Adviser’s due diligence efforts, misconduct and intentional misrepresentations may be undetected or not fully comprehended, thereby potentially undermining the Investment Adviser’s due diligence efforts. As a result, no assurances can be given that the due diligence performed by the Investment Adviser will identify or prevent any such misconduct.

Special Risks to Holders of Notes

An investment in our notes is subject to special risks. Our notes are not likely to be listed on an exchange or automated quotation system. We cannot assure you that any market will exist for our notes or if a market does exist, whether it will provide holders with liquidity. Broker-dealers that maintain a secondary trading market for the notes are not required to maintain this market, and the Fund is not required to redeem notes if an attempted secondary market sale fails because of a lack of buyers. To the extent that our notes trade, they may trade at a price either higher or lower than their principal amount depending on interest rates, the rating (if any) on such notes and other factors.

Special Risks to Holders of Fixed Rate Preferred Shares

Illiquidity Prior to Exchange Listing. Prior to an offering, there will be no public market for any series of fixed rate preferred shares. In the event any additional series of fixed rate preferred shares are issued, we expect to apply to list such shares on a national securities exchange, which will likely be the NYSE. However, during an initial period, which is not expected to exceed 30 days after the date of its initial issuance, such shares may not be listed on any securities exchange. During such period, the underwriters may make a market in such shares, though they will have no obligation to do so. Consequently, an investment in such shares may be illiquid during such period.

Market Price Fluctuation. Fixed rate preferred shares may trade at a premium to or discount from liquidation value for various reasons, including changes in interest rates, perceived credit quality and other factors.

Special Risks for Holders of Auction Rate Preferred Shares

Auction Risk. Holders of auction rate preferred shares may not be able to sell their auction rate preferred shares at an auction if the auction fails, i.e., if more auction rate preferred shares are offered for sale than there are buyers for those shares. Also, if you place an order (a hold order) at an auction to retain auction rate preferred shares only at a specified rate that exceeds the rate set at the auction, you will not retain your auction rate preferred shares. Additionally, if you place a hold order without specifying a rate below which you would not wish to continue to hold your shares and the auction sets a below-market rate, you will receive a lower rate of return on your shares than the market rate. Finally, the dividend period may be changed, subject to certain conditions and with notice to the holders of the auction rate preferred shares, which could also affect the liquidity of your investment. Due to recent market disruption, most auction rate preferred share auctions have been unable to hold successful auctions and holders of such shares have suffered reduced liquidity. Since February 2008, all of the auctions of our Series B Statements of Preferences, Series C Statements of Preferences and Series E Statements of Preferences have failed. Holders of our auction rate preferred have continued to receive their dividends on the auction rate preferred shares at the maximum rate determined by reference to short term rates, rather than at a price set by auction. At present, the maximum rate for Series B Statements of Preferences and Series C Statements of Preferences is equal to the greater of (a) 150% of or (b) 150 bps over the 7-day LIBOR, and equal to the greater of (a) 250% of or (b) 250 bps over the 7-day LIBOR for Series E Statements of Preferences. A failed auction is not a default and the Fund has no obligation to redeem its auction rate preferred shares because the auctions continue to fail. There can be no assurance that liquidity will improve.

Secondary Market Risk. Holders of auction rate preferred shares who try to sell their auction rate preferred shares between auctions may not be able to sell them for their liquidation preference per share or such amount per share plus accumulated dividends. If the Fund has designated a special dividend period of more than seven days, changes in interest rates could affect the price you would receive if you sold your shares in the secondary market. Broker-dealers that maintain a secondary trading market for the auction rate preferred shares are not required to maintain this market, and the Fund is not required to redeem auction rate preferred shares if either an auction or an attempted secondary market sale fails because of a lack of buyers. The auction rate preferred shares are and will not be registered on a stock exchange. If you sell your auction rate preferred shares to a broker-dealer between auctions, you may receive less than the price you paid for them, especially when market interest rates have risen since the last auction or during a special dividend period.

Special Risks to Holders of Notes and Preferred Shares

Common Share Repurchases. Repurchases of common shares by the Fund may reduce the net asset coverage of the notes and preferred shares, which could adversely affect their liquidity or market prices.

Common Share Distribution Policy. In the event the Fund does not generate a total return from dividends and interest received and net realized capital gains in an amount at least equal to its distributions for a given year, the Fund expects that it would return capital as part of its distribution. This would decrease the asset coverage per share with respect to the Fund’s notes or preferred shares, which could adversely affect their liquidity or market prices.

For the fiscal year ended December 31, 2020, the Fund made distributions of $1.32 per common share, approximately $0.01 of which constituted a return of capital. The composition of each distribution is estimated based on earnings as of the record date for the distribution. The actual composition of each distribution may change based on the Fund’s investment activity through the end of the calendar year.

Credit Quality Ratings. The Fund may obtain credit quality ratings for its preferred shares or notes; however, it is not required to do so and may issue preferred shares or notes without any rating. If rated, the Fund does not impose any minimum rating necessary to issue such preferred shares or notes. In order to obtain and maintain attractive credit quality ratings for preferred shares or notes, if desired, the Fund’s portfolio must satisfy over-collateralization tests established by the relevant rating agencies. These tests are more difficult to satisfy to the extent the Fund’s portfolio securities are of lower credit quality, longer maturity or not diversified by issuer and industry.

These guidelines could affect portfolio decisions and may be more stringent than those imposed by the 1940 Act. A rating (if any) by a rating agency does not eliminate or necessarily mitigate the risks of investing in our preferred shares or notes, and a rating may not fully or accurately reflect all of the securities’ credit risks. A rating (if any) does not address liquidity or any other market risks of the securities being rated. A rating agency could downgrade the rating of our notes or preferred shares, which may make such securities less liquid in the secondary market. If a rating agency downgrades the rating assigned to notes or preferred shares, we may alter our portfolio or redeem the preferred securities or notes under certain circumstances.

Special Risks of Notes to Holders of Preferred Shares

As provided in the 1940 Act, and subject to compliance with the Fund’s investment limitations, the Fund may issue notes. In the event the Fund were to issue such securities, the Fund’s obligations to pay dividends or make distributions and, upon liquidation of the Fund, liquidation payments in respect of its preferred shares would be subordinate to the Fund’s obligations to make any principal and interest payments due and owing with respect to its outstanding notes. Accordingly, the Fund’s issuance of notes would have the effect of creating special risks for the Fund’s preferred shareholders that would not be present in a capital structure that did not include such securities.

Special Risks to Holders of Common Shares

Dilution Risk. If the Fund determines to conduct a rights offering to subscribe for common shares, holders of common shares may experience dilution of the aggregate net asset value of their common shares. Such dilution will depend upon whether (i) such shareholders participate in the rights offering and (ii) the Fund’s net asset value per common share is above or below the subscription price on the expiration date of the rights offering.

Shareholders who do not exercise their subscription rights may, at the completion of such an offering, own a smaller proportional interest in the Fund than if they exercised their subscription rights. As a result of such an offering, a shareholder may experience dilution in net asset value per share if the subscription price per share is below the net asset value per share on the expiration date. If the subscription price per share is below the net asset value per share of the Fund’s shares on the expiration date, a shareholder will experience an immediate dilution of the aggregate net asset value of such shareholder’s shares if the shareholder does not participate in such an offering and the shareholder will experience a reduction in the net asset value per share of such shareholder’s shares whether or not the shareholder participates in such an offering. The Fund cannot state precisely the extent of this dilution (if any) if the shareholder does not exercise such shareholder’s subscription rights because the Fund does not know what the net asset value per share will be when the offer expires or what proportion of the subscription rights will be exercised.

Leverage Risk. The Fund currently uses financial leverage for investment purposes by issuing preferred shares and is also permitted to use other types of financial leverage, such as through the issuance of debt securities or additional preferred shares and borrowing from financial institutions. As provided in the 1940 Act and subject to certain exceptions, the Fund may issue additional senior securities (which may be stock, such as preferred shares, and/or securities representing debt) only if immediately after such issuance the value of the Fund’s total assets, less certain ordinary course liabilities, exceeds 300% of the amount of the debt outstanding and exceeds 200% of the amount of preferred shares and debt outstanding. As of December 31, 2020, the amount of leverage represented approximately 12% of the Fund’s assets.

The Fund’s leveraged capital structure creates special risks not associated with unleveraged funds having a similar investment objective and policies. These include the possibility of greater loss and the likelihood of higher volatility of the net asset value of the Fund and the asset coverage for the preferred shares. Such volatility may increase the likelihood of the Fund having to sell investments in order to meet its obligations to make distributions on the preferred shares or principal or interest payments on debt securities, or to redeem preferred shares or repay debt, when it may be disadvantageous to do so. The Fund’s use of leverage may require it to sell portfolio investments at inopportune times in order to raise cash to redeem preferred shares or otherwise de-leverage so as to maintain required asset coverage amounts or comply with the mandatory redemption terms of any outstanding preferred shares. The use of leverage magnifies both the favorable and unfavorable effects of price movements in the investments made by the Fund. To the extent that the Fund employs leverage in its investment operations, the Fund is subject to substantial risk of loss. The Fund cannot assure you that borrowings or the issuance of preferred shares or notes will result in a higher yield or return to the holders of the common shares. Also, since the Fund utilizes leverage, a decline in net asset value could affect the ability of the Fund to make common share distributions and such a failure to make distributions could result in the Fund ceasing to qualify as a RIC under the Code. See “Taxation.”

Any decline in the net asset value of the Fund’s investments would be borne entirely by the holders of common shares. Therefore, if the market value of the Fund’s portfolio declines, the leverage will result in a greater decrease in net asset value to the holders of common shares than if the Fund were not leveraged. This greater net asset value decrease will also tend to cause a greater decline in the market price for the common shares. The Fund might be in danger of failing to maintain the required asset coverage of its borrowings, notes or preferred shares or of losing its ratings on its notes or preferred shares or, in an extreme case, the Fund’s current investment income might not be sufficient to meet the distribution or interest requirements on the preferred shares or notes. In order to counteract such an event, the Fund might need to liquidate investments in order to fund a redemption of some or all of the preferred shares or notes.

•	Preferred Share and Note Risk. The issuance of preferred shares or notes causes the net asset value and market value of the common shares to become more volatile. If the dividend rate on the preferred shares or the interest rate on the notes approaches the net rate of return on the Fund’s investment portfolio, the benefit of leverage to the holders of the common shares would be reduced. If the dividend rate on the preferred shares or the interest rate on the notes plus the management fee annual rate of 1.00% exceeds the net rate of return on the Fund’s portfolio, the leverage will result in a lower rate of return to the holders of common shares than if the Fund had not issued preferred shares or notes. If the Fund has insufficient investment income and gains, all or a portion of the distributions to preferred shareholders or interest payments to note holders would come from the common shareholders’ capital. Such distributions and interest payments reduce the net assets attributable to common shareholders. The Prospectus Supplement relating to any sale of preferred shares will set forth dividend rate on such preferred shares.

In addition, the Fund would pay (and the holders of common shares will bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares or notes, including the advisory fees on the incremental assets attributable to the preferred shares or notes.

Holders of preferred shares and notes may have different interests than holders of common shares and may at times have disproportionate influence over the Fund’s affairs. As provided in the 1940 Act and subject to certain exceptions, the Fund may issue senior securities (which may be stock, such as preferred shares, and/or securities representing debt, such as notes) only if immediately after such issuance the value of the Fund’s total assets, less certain ordinary course liabilities, exceeds 300% of the amount of the debt outstanding (i.e., for every dollar of indebtedness outstanding, the Fund is required to have at least three dollars of assets) and exceeds 200% of the amount of preferred shares and debt outstanding (i.e., for every dollar in liquidation preference of preferred stock outstanding, the Fund is required to have two dollars of assets), which is referred to as the “asset coverage” required by the 1940 Act. In the event the Fund fails to maintain an asset coverage of 100% for any notes outstanding for certain periods of time, the 1940 Act requires that either an event of default be declared or that the holders of such notes have the right to elect a majority of the Fund’s Trustees until asset coverage recovers to 110%. In addition, holders of preferred shares, voting separately as a single class, have the right (subject to the rights of noteholders) to elect two members of the Board at all times and in the event dividends become two full years in arrears would have the right to elect a majority of the Trustees until such arrearage is completely eliminated. In addition, preferred shareholders have class voting rights on certain matters, including changes in fundamental investment restrictions and conversion of the Fund to open-end status, and accordingly can veto any such changes. Further, interest on notes will be payable when due as described in a Prospectus Supplement and if the Fund does not pay interest when due, it will trigger an event of default and the Fund expects to be restricted from declaring dividends and making other distributions with respect to common shares and preferred shares. Upon the occurrence and continuance of an event of default, the holders of a majority in principal amount of a series of outstanding notes or the trustee will be able to declare the principal amount of that series of notes immediately due and payable upon written notice to the Fund. The 1940 Act also generally restricts the Fund from declaring distributions on, or repurchasing, common or preferred shares unless notes have an asset coverage of 300% (200% in the case of declaring distributions on preferred shares). The Fund’s common shares are structurally subordinated as to income and residual value to any preferred shares or notes in the Fund’s capital structure, in terms of priority to income and payment in liquidation. See “Description of the Securities—Preferred Shares” and “Description of the Securities—Notes.”

Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of the Fund’s common shares and preferred shares, both by the 1940 Act and by requirements imposed by rating agencies, might impair the Fund’s ability to maintain its qualification as a RIC for U.S. federal income tax purposes. While the Fund intends to redeem its preferred shares or notes to the extent necessary to enable the Fund to distribute its income as required to maintain its qualification as a RIC under the Code, there can be no assurance that such actions can be effected in time to meet the Code requirements.

•

Portfolio Guidelines of Rating Agencies for Preferred Shares and/or Credit Facility. In order to obtain and maintain attractive credit quality ratings for preferred shares or borrowings, the Fund must comply with investment quality, diversification and other guidelines established by the relevant rating agencies. These guidelines could affect portfolio decisions and may be more stringent than those imposed by the 1940 Act. In the event that a rating on the Fund’s preferred shares or notes is lowered or withdrawn by the relevant rating agency, the Fund may also be required to redeem all or part of its outstanding preferred shares or notes, and the common shares of the Fund will lose the potential benefits associated with a leveraged capital structure.

•

Impact on Common Shares. Assuming that leverage will (1) be equal in amount to approximately 15% of the Fund’s total net assets, and (2) charge interest or involve dividend payments at a projected blended annual average leverage dividend or interest rate of 3.86%, then the total return generated by the Fund’s portfolio (net of estimated expenses) must exceed approximately 0.58% in order to cover such interest or dividend payments and other expenses specifically related to leverage. Of course, these numbers are merely estimates, used for illustration. Actual dividend rates, interest or payment rates may vary frequently and may be significantly higher or lower than the rate estimated above. The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on common share total return, assuming investment portfolio total returns (comprised of net investment income of the Fund, realized gains or losses of the Fund and changes in the value of the securities held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. The table further reflects leverage representing 15% of the Fund’s total assets, the Fund’s current projected blended annual average leverage dividend or interest rate of 3.86%, a base management fee at an annual rate of 1.00% of the liquidation preference of any outstanding preferred shares and estimated annual incremental expenses attributable to any outstanding preferred shares of 0.01% of the Fund’s net assets attributable to common shares. These assumptions are based on the Fund’s semiannual period ended June 30, 2021, $300 million in common share offerings and $200 million in preferred share offerings.

Assumed Return on Portfolio (Net of Expenses)	(10)%	(5)%	0%	5%	10%
Corresponding Return to Common Shareholder	(12.58)%	(6.71)%	(0.84)%	5.02%	10.89%

Common share total return is composed of two elements—the common share distributions paid by the Fund (the amount of which is largely determined by the taxable income of the Fund (including realized gains or losses) after paying interest on any debt and/or dividends on any preferred shares) and unrealized gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table assumes that the Fund is more likely to suffer capital losses than to enjoy total return. For example, to assume a total return of 0% the Fund must assume that the income it receives on its investments is entirely offset by expenses and losses in the value of those investments.

•

Market Discount Risk. As described above in “–General Risks—Market Discount Risk,” common shares of closed-end funds often trade at a discount to their net asset values and the Fund’s common shares may trade at such a discount. This risk may be greater for investors expecting to sell their common shares of the Fund soon after completion of a public offering. The common shares of the Fund are designed primarily for long-term investors and investors in the shares should not view the Fund as a vehicle for trading purposes.

Special Risk to Holders of Subscription Rights

There is a risk that changes in market conditions may result in the underlying common or preferred shares purchasable upon exercise of the subscription rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the subscription rights. Investors who receive subscription rights may find that there is no market to sell rights they do not wish to exercise. If investors exercise only a portion of the rights, the number of common or preferred shares issued may be reduced, and the common or preferred shares may trade at less favorable prices than larger offerings for similar securities.

HOW THE FUND MANAGES RISK

Investment Restrictions

The Fund has adopted certain fundamental investment policies designed to limit investment risk and maintain portfolio diversification. See “Investment Restrictions” in the SAI for a complete list of the fundamental policies of the Fund. Fundamental policies may not be changed without the vote of a majority, as defined in the 1940 Act, of the outstanding voting securities of the Fund (voting together as a single class). In addition, pursuant to the respective Statement of Preferences of the Fund’s Series B Preferred Shares, Series C Preferred Shares, Series E Preferred Shares, Series G Preferred Shares, Series H Preferred Shares and Series J Preferred Shares, a majority, as defined in the 1940 Act, of the outstanding preferred shares of the Fund (voting separately as a single class) is also required to change a fundamental policy. The Fund may become subject to rating agency guidelines that are more limiting than its current investment restrictions in order to obtain and maintain a desired rating on its preferred shares, if any.

Neither the Fund’s investment objective nor, except as expressly stated herein, any of its policies (including with respect to the interest rate transactions described below) are fundamental, and each may be modified by the Board without shareholder approval.

Interest Rate Transactions

The Fund may enter into interest rate swap or cap transactions to manage its borrowing costs, as well as to increase income. The use of such swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. In an interest rate swap, the Fund would agree to pay to the other party to the interest rate swap (which is known as the “counterparty”) periodically a fixed rate payment in exchange for the counterparty agreeing to pay to the Fund periodically a variable rate payment that is intended to approximate the Fund’s variable rate payment obligation on its borrowings (or the Fund’s potential variable payment obligations on auction rate preferred shares or fixed rate preferred shares that may have certain variable rate features). In an interest rate cap, the Fund would pay a premium to the counterparty to the interest rate cap and, to the extent that a specified variable rate index exceeds a predetermined fixed rate, would receive from the counterparty payments of the difference based on the notional amount of such cap. Interest rate swap and cap transactions introduce additional risk because the Fund would remain obligated to pay interest or preferred shares dividends when due even if the counterparty defaulted. Depending on the general state of short term interest rates and the returns on the Fund’s portfolio securities at that point in time, such a default could negatively affect the Fund’s ability to make interest payments or dividend payments on the preferred shares. In addition, at the time an interest rate swap or cap transaction reaches its scheduled termination date, there is a risk that the Fund will not be able to obtain a replacement transaction or that the terms of the replacement will not be as favorable as on the expiring transaction. If this occurs, it could have a negative impact on the Fund’s ability to make interest payments or dividend payments on the preferred shares. To the extent there is a decline in interest rates, the value of the interest rate swap or cap could decline, resulting in a decline in the asset coverage for the borrowings or preferred shares. A sudden and dramatic decline in interest rates may result in a significant decline in the asset coverage. If the Fund fails to maintain the required asset coverage on any outstanding borrowings or preferred shares or fails to comply with other covenants, the

Fund may be required to prepay some or all of such borrowings or redeem some or all of such shares. Any such prepayment or redemption would likely result in the Fund seeking to terminate early all or a portion of any swap or cap transactions. Early termination of a swap could result in a termination payment by the Fund to the counterparty, while early termination of a cap could result in a termination payment to the Fund.

The Fund may enter into equity contract for difference swap transactions, for the purpose of increasing the income of the Fund. In an equity contract for difference swap, a set of future cash flows is exchanged between two counterparties. One of these cash flow streams will typically be based on a reference interest rate combined with the performance of a notional value of shares of a stock. The other will be based on the performance of the shares of a stock. Depending on the general state of short term interest rates and the returns on the Fund’s portfolio securities at the time a swap transaction reaches its scheduled termination date, there is a risk that the Fund will not be able to obtain a replacement transaction or that the terms of the replacement will not be as favorable as on the expiring transaction.

The Fund will usually enter into swaps or caps on a net basis; that is, the two payment streams will be netted out in a cash settlement on the payment date or dates specified in the instrument, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. The Fund intends to segregate or earmark cash or liquid assets having a value at least equal to the value of the Fund’s net payment obligations under any swap transaction, marked to market daily. The Fund will monitor any such swap with a view to ensuring that the Fund remains in compliance with all applicable regulatory investment policy and tax requirements.

If the Fund writes (sells) a credit default swap or credit default index swap, then the Fund will, during the term of the swap agreement, designate on its books and records in connection with such transaction liquid assets or cash with a value at least equal to the full notional amount of the contract.

MANAGEMENT OF THE FUND

General

The Fund’s Board has overall responsibility for the management of the Fund. The Board decides upon matters of general policy and reviews the actions of the Investment Adviser, Gabelli Funds, LLC, One Corporate Center, Rye, New York 10580-1422, and the Sub-Administrator (as defined below). Pursuant to the Investment Advisory Agreement, the Investment Adviser, under the supervision of the Board, provides a continuous investment program for the Fund’s portfolio, provides investment research and makes and executes recommendations for the purchase and sale of securities, provides all facilities and personnel, including officers required for its administrative management, and pays the compensation of Trustees of the Fund who are officers or employees of the Investment Adviser or its affiliates. As compensation for its services rendered and the related expenses borne by the Investment Adviser, the Fund pays the Investment Adviser a fee at an annual rate of 1.00% of the Fund’s average weekly net assets including proceeds attributable to any outstanding preferred shares, other than assets attributable to the Fund’s Reduced Fee Preferred (as defined below) when such Reduced Fee Preferred are subject to the fee reduction described below, and the outstanding principal amount of any debt securities the proceeds of which were used for investment purposes, subject to voluntary reduction in certain situations. Consequently, since the Fund has preferred shares outstanding, the investment management fees and other expenses as a percentage of net assets attributable to common shares may be higher than if the Fund did not utilize a leveraged capital structure.

The Investment Adviser has agreed to reduce the portion of its management fee attributable to an amount of assets of the Fund equal to the aggregate stated value of, as the case may be, its currently outstanding Series B Preferred Shares, Series C Preferred Shares and/or Series E Preferred Shares (together, the “Reduced Fee Preferred”) for any calendar year in which the net asset value total return of the Fund allocable to the common shares, including distributions and the management fee subject to potential reduction, is less than, in the case of the Series B Preferred Shares, Series C Preferred Shares and/or Series E Preferred Shares, the net cost of capital to the Fund with respect to such series for such year expressed as a percentage (including, without duplication, distributions paid by the Fund on such series and the net cost to the Fund of any associated swap or cap transaction if the Fund hedges its distribution obligations). The Fund’s Series G Preferred and Series H Preferred are not subject to this reduction. This reduction will apply to the portion of the Fund’s assets attributable to the “Reduced Fee Preferred” for so long as the Investment Adviser agrees to continue the reduction, and will not apply to any preferred shares issued pursuant to this offering. The Fund’s total return on the net asset value of the common shares is monitored on a monthly basis to assess whether the total return on the net asset value of the common shares exceeds the stated dividend rate or corresponding swap rate of each particular series of preferred shares for the period. The test to confirm the accrual of the management fee on the assets attributable to each particular series of preferred shares is annual. The Fund will accrue for the management fee on these assets during the fiscal year if it appears probable that the Fund will incur the management fee on those additional assets.

Because the investment advisory fees are based on a percentage of net assets, which includes assets attributable to the Fund’s use of leverage (but excludes assets attributable to the Fund’s Reduced Fee Preferred when such Reduced Fee Preferred are subject to the fee reduction described above), the Investment Adviser may have a conflict of interest in the input it provides to the Board regarding whether to use or increase the Fund’s use of leverage. The Board bases its decision, with input from the Investment Adviser, regarding whether and how much leverage to use for the Fund on its assessment of whether such use of leverage is in the best interests of the Fund, and the Board seeks to manage the Investment Adviser’s potential conflict of interest by retaining the final decision on these matters and by periodically reviewing the Fund’s performance and use of leverage.

The Investment Adviser

The Investment Adviser is a New York limited liability company which serves as an investment adviser to registered investment companies with combined aggregate net assets of approximately $21.0 billion as of June 30, 2021. The Investment Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is a wholly owned subsidiary of GAMCO Investors, Inc. (“GBL”). Mr. Gabelli owns a majority of the stock of GGCP, Inc. (“GGCP”) which holds a majority of the capital stock and voting power of GBL. The Investment Adviser has several affiliates that provide investment advisory services: GAMCO Asset Management Inc., a wholly owned subsidiary of GBL, acts as investment adviser for individuals, pension trusts, profit sharing trusts, and endowments, and as a sub-adviser to certain third party investment funds, which include registered investment companies, having assets under management of approximately of $13.6 billion as of June 30, 2021; Teton Advisors, Inc., and its wholly owned investment adviser, Keeley Teton Advisers, LLC, with assets under management of approximately $2.1 billion as of June 30, 2021, acts as investment adviser to The TETON Westwood Funds, the KEELEY Funds, and separately managed accounts; and Gabelli & Company Investment Advisers, Inc. (formerly, Gabelli Securities, Inc.), a wholly owned subsidiary of Associated Capital Group, Inc. (“Associated Capital”), acts as investment adviser for certain alternative investment products, consisting primarily of risk arbitrage and merchant banking limited partnerships and offshore companies, with assets under management of approximately $1.6 billion as of June 30, 2021. Teton Advisors, Inc., was spun off by GBL in March 2009 and is an affiliate of GBL by virtue of Mr. Gabelli’s ownership of GGCP, the principal shareholder of Teton Advisors, Inc., as of June 30, 2021. Associated Capital was spun off from GBL on November 30, 2015, and is an affiliate of GBL by virtue of Mr. Gabelli’s ownership of GGCP, the principal shareholder of Associated Capital.

A discussion regarding the basis for the Fund’s Board approval of the Investment Advisory Agreement with the Investment Adviser is available in the Fund’s annual report for the year ended December 31, 2020.

Payment of Expenses

The Investment Adviser is obligated to pay expenses associated with providing the services contemplated by the Investment Advisory Agreement including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund (but excluding costs associated with the calculation of the net asset value and allocated costs of the chief compliance officer function and officers of the Fund who are employed by the Fund and are not employed by the Investment Adviser although such officers may receive incentive-based variable compensation from affiliates of the Investment Adviser), as well as the fees of all Trustees of the Fund who are officers or employees of the Investment Adviser or its affiliates.

In addition to the fees of the Investment Adviser, the Fund, and indirectly the holders of its common shares, is responsible for the payment of all its other expenses incurred in the operation of the Fund, which include, among other things, underwriting compensation and reimbursements in connection with sales of the Fund’s securities, expenses for legal and the Fund’s independent registered public accounting firm’s services, stock exchange listing fees and expenses, costs of printing proxies, share certificates and shareholder reports, charges of the Fund’s Custodian, any sub-custodian and any transfer agent and distribution disbursing agent, expenses in connection with the Fund’s automatic dividend reinvestment plan and the voluntary cash purchase plan, SEC fees and preparation of filings with the SEC, fees and expenses of Trustees who are not officers or employees of the Investment Adviser or its affiliates, accounting and printing costs, the Fund’s pro rata portion of membership fees in trade organizations, compensation and other expenses of officers and employees of the Fund (including, but not limited to, the Chief Compliance Officer, Vice President and Ombudsman) as approved by the Fund’s Trustees, fidelity bond coverage for the Fund’s officers and employees, Trustees’ and officers’ errors and omissions insurance coverage, interest, brokerage costs, taxes, expenses of qualifying the Fund’s shares for sale in various states, expenses of personnel performing shareholder servicing functions, rating agency fees, organizational expenses, litigation and other extraordinary or non-recurring expenses and other expenses properly payable by the Fund.

Selection of Securities Brokers

The Investment Advisory Agreement contains provisions relating to the selection of securities brokers to effect the portfolio transactions of the Fund. Under those provisions, the Investment Adviser may (i) direct Fund portfolio brokerage to G.research, LLC (“G.research”), an affiliate of the Investment Adviser, or to other broker-dealer affiliates of the Investment Adviser and (ii) pay commissions to brokers other than G.research that are higher than might be charged by another qualified broker to obtain brokerage and/or research services considered by the Investment Adviser to be useful or desirable for its investment management of the Fund and/or its other investment advisory accounts or those of any investment adviser affiliated with it. The SAI contains further information about the Investment Advisory Agreement, including a more complete description of the investment advisory and expense arrangements, exculpatory and brokerage provisions, as well as information on the brokerage practices of the Fund.

Portfolio Managers

Mario J. Gabelli, CFA, is currently and has been responsible for the day to day management of the Fund since its inception. Mr. Gabelli serves as Chairman and Chief Executive Officer of GBL and Associated Capital, Chief Investment Officer—Value Portfolios for GBL, the Investment Adviser and GAMCO, Chief Executive Officer and Chief Investment Officer of GGCP, and a director or officer of other companies affiliated with GBL. Mr. Gabelli serves as portfolio manager for and is a director of several funds in the Gabelli fund family (“Gabelli/GAMCO Fund Complex” or “Fund Complex”). Because of the diverse nature of Mr. Gabelli’s responsibilities, he will devote less than all of his time to the day to day management of the Fund. Mr. Gabelli is a summa cum laude graduate of Fordham University and holds an MBA degree from Columbia Business School and Honorary Doctorates from Fordham University and Roger Williams University.

Robert D. Leininger, CFA, became a portfolio manager of the Fund in 2010. He joined GBL in 1993 as a security analyst. Mr. Leininger moved to Rorer Asset Management LLC in Philadelphia in 1997, where he was a partner in the firm and member of the investment policy committee. In August 2009, he joined Copeland Capital Management as a partner and portfolio manager before rejoining GBL in 2010 where he currently serves as a portfolio manager for the Investment Adviser and on GAMCO’s institutional and high net worth separate accounts team. He is a member of the Financial Analyst Society of Philadelphia. Mr. Leininger is a magna cum laude graduate of Amherst College with a degree in Economics and holds an MBA from the Wharton School at the University of Pennsylvania.

Kevin V. Dreyer, a Managing Director of GBL and Co-Chief Investment Officer of GBL’s Value team, became a portfolio manager of the Fund in 2012. Mr. Dreyer joined Gabelli in 2005 as a research analyst. He currently serves as a portfolio manager for the Investment Adviser managing several funds within the Fund Complex. He is also a portfolio manager on GAMCO’s institutional and high net worth separate accounts team. Mr. Dreyer received a BSE from the University of Pennsylvania and an MBA from Columbia Business School.

Jeffrey J. Jonas, CFA, became a portfolio manager of the Fund in 2012. Mr. Jonas joined GBL as a research analyst in 2003 and has focused on companies in the cardiovascular, healthcare services, and pharmacy benefits sectors, among others. Mr. Jonas currently serves as a portfolio manager for the Investment Adviser managing several funds in the Fund Complex. In addition, he serves as a portfolio manager for Gabelli Securities, Inc. and its Medical Opportunities Fund, a healthcare focused partnership. He is also a portfolio manager on GAMCO’s institutional and high net worth separate accounts team. Mr. Jonas graduated as a Gabelli Presidential Scholar from the Carroll School of Management at Boston College in finance and management information systems.

Christopher J. Marangi, a Managing Director of GBL and Co-Chief Investment Officer of GBL’s Value team, became a portfolio manager of the Fund in 2012. Mr. Marangi joined Gabelli in 2003 as a research analyst. He currently serves as a portfolio manager for the Investment Adviser managing several funds within the Fund Complex. He is also a portfolio manager on GAMCO’s institutional and high net worth separate accounts team. Mr. Marangi graduated magna cum laude and Phi Beta Kappa with a BA in Political Economy from Williams College and holds an MBA with honors from Columbia Business School.

Regina M. Pitaro has served as a portfolio manager of the Fund since November 2017. Ms. Pitaro joined GAMCO Investors, Inc. in 1984 and is currently a Managing Director and Head of Institutional Marketing, where she continues to coordinate the organization’s focus with consultants and plan sponsors. She also serves as a Managing Director and Director of GAMCO Asset Management, Inc. and a portfolio manager for Gabelli Funds, LLC. Ms. Pitaro holds an M.B.A. in Finance from Columbia Business School, a M.A. in Anthropology from Loyola University of Chicago, and a B.A. in Anthropology from Fordham University.

Sarah M. Donnelly has served as portfolio manager of the Fund since September 2017. Ms. Donnelly serves as a portfolio manager for Gabelli Funds, LLC. She is also a Senior Vice President of Associated Capital Group, Inc. and serves as the Health & Wellness research platform leader and as a research analyst covering food, household, and personal care products. Ms. Donnelly joined GAMCO Investors Inc. in 1999 as a junior research analyst working with the consumer staples and media analysts. She received a B.S. in Business Administration with a concentration in Finance and minor in History from Fordham University and currently serves on the advisory board of the Gabelli Center for Global Security Analysis at Fordham University.

Brian C. Sponheimer has served as a portfolio manager of the Fund since November 2017. Mr. Sponheimer joined Gabelli in 2008 as a research analyst covering automotive and trucking companies. Currently he is a Senior Vice President of Associated Capital Group, Inc., a portfolio manager of Gabelli Funds, LLC, and is responsible for oversight of G.research, Inc.’s Industrial Research platform. Brian graduated cum laude from Harvard University with a BA in Government, and received an MBA in Finance and Economics from Columbia Business School.

Howard F. Ward, CFA, has served as a portfolio manager of the Fund since May 2018. Mr. Ward joined Gabelli Funds in 1995 and currently serves as GAMCO’s Chief Investment Officer of Growth Equities as well as a Gabelli Funds, LLC portfolio manager for several funds within the Gabelli/GAMCO Fund Complex. Prior to joining Gabelli, Mr. Ward served as Managing Director and Lead Portfolio Manager for several Scudder mutual funds. He also was an Investment Officer in the Institutional Investment Department with Brown Brothers, Harriman & Co. Mr. Ward received his BA in Economics from Northwestern University.

Hendi Susanto has served as a portfolio manager of the Fund since 2020. He joined Gabelli Funds in 2007 as the lead technology research analyst. He spent his early career in supply chain management consulting and operations in the technology industry. He currently is a portfolio manager of Gabelli Funds, LLC and a Vice President of Associated Capital Group Inc. Mr. Susanto received a BS degree summa cum laude from the University of Minnesota, an MS from Massachusetts Institute of Technology, and an MBA from the Wharton School of Business.

Gordon D. Grender has served as a portfolio manager of the Fund since February 2021. He is an investment professional of an affiliate, GAMCO Asset Management (UK) Limited (“GAMCO”). Mr. Grender recently joined GAMCO, having previously served, since 1983, as the portfolio manager for a U.S. equity fund at GAM International Ltd., a Swiss based global asset management firm. In keeping with applicable regulatory guidance, GAMCO entered into a Memorandum of Understanding with the Investment Adviser pursuant to which GAMCO is considered a “Participating Affiliate” of the Investment Adviser as that term is used in relief granted by the staff of the Securities and Exchange Commission allowing U.S. registered investment advisers to use portfolio management and trading resources of advisory affiliates subject to the supervision of a registered adviser.

Tony Bancroft became a portfolio manager of the Fund in 2021. He joined Gabelli Funds in 2009 as an associate in the alternative investments division and is currently an analyst covering the aerospace and defense and environmental services sectors, with a focus on suppliers to the commercial, military and regional jet aircraft industry and waste services. He previously served in the United States Marine Corps as an F/A-18 Hornet fighter pilot. Tony graduated with distinction from the United States Naval Academy with a BS in systems engineering and holds an MBA in finance and economics from Columbia Business School.

Mario J. Gabelli, Robert D. Leininger, Kevin V. Dreyer, Jeffrey J. Jonas, Christopher J. Marangi, Regina M. Pitaro, Sarah Donnelly, Brian C. Sponheimer, Howard F. Ward, Hendi Susanto, Gordon Grender and Tony Bancroft function as a team and are jointly and primarily responsible for the day to day management of the Fund.

Non-Resident Trustee

Anthonie C. van Ekris, Trustee of the Fund, resides outside of the United States and all or a significant portion of his assets are located outside the United States. Mr. van Ekris does not have an authorized agent in the United States to receive service of process. As a result, it may not be possible for investors to effect service of process within the United States or to enforce against Mr. van Ekris in U.S. court judgments predicated upon the civil liability provisions of U.S. securities laws. It may also not be possible to enforce against Mr. van Ekris in foreign courts judgments of U.S. courts or liabilities in original actions predicated upon civil liability provisions of the United States.

Sub-Administrator

The Investment Adviser has entered into a sub-administration agreement with BNY Mellon Investment Servicing (US) Inc. (the “Sub-Administrator”) pursuant to which the Sub-Administrator provides certain administrative services necessary for the Fund’s operations which do not include the investment and portfolio management services provided by the Investment Adviser. For these services and the related expenses borne by the Sub-Administrator, the Investment Adviser pays an annual fee based on the value of the aggregate average daily net assets of all funds under its administration managed by the Investment Adviser, GAMCO and Teton Advisors, Inc. as follows: 0.0275%—first $10 billion, 0.0125%—exceeding $10 billion but less than $15 billion, 0.01%—over $15 billion but less than $20 billion and 0.008% over $20 billion. The Sub-Administrator has its principal office at 760 Moore Road, King of Prussia, Pennsylvania 19406.

PORTFOLIO TRANSACTIONS

Principal transactions are not entered into with affiliates of the Fund. However, G.research, LLC, an affiliate of the Investment Adviser, may execute portfolio transactions on stock exchanges and in the OTC markets on an agency basis and may be paid commissions. For a more detailed discussion of the Fund’s brokerage allocation practices, see “Portfolio Transactions” in the SAI.

DIVIDENDS AND DISTRIBUTIONS

In order to allow its holders of common shares to realize a predictable, but not assured, level of cash flow and some liquidity periodically on their investment without having to sell shares, the Fund has adopted a policy of paying monthly distributions on its common shares. The Fund’s distribution policy may be modified from time to time by the Board as it deems appropriate, including in light of market and economic conditions and the Fund’s current, expected and historical earnings and investment performance. Common shareholders are expected to be notified of any such modifications by press release or in the Fund’s periodic shareholder reports. Because the Fund’s income will fluctuate and the Fund’s distribution policy may be changed by the Board at any time, there can be no assurance that the Fund will pay distributions at a particular rate. As a RIC under the Code, the Fund will not be subject to U.S. federal income tax on any taxable income that it distributes to shareholders, provided that at least 90% of its investment company taxable income for that taxable year is distributed to its shareholders. If necessary, the Fund will pay an adjusting distribution in December which includes any additional income and net realized capital gains in excess of the monthly distributions for that year to satisfy the minimum distribution requirements of the Code.

The Fund’s annualized distributions have historically included a return of capital and should not be considered as the dividend yield or total return of an investment in its common shares. Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Shareholders should not assume that the source of a distribution from the Fund is net profit. A portion of the Fund’s common share distributions for the years ending 2020, 2019, 2018, 2017, 2015, 2014, 2012, 2011, 2010, 2009, 2008, and 2004 have included a return of capital. For the fiscal year ended December 31, 2020, the Fund made distributions of $1.32 per common share, approximately $0.01 of which constituted a return of capital. To minimize the U.S. federal income tax that the Fund must pay at the corporate level, the Fund intends to distribute substantially all of its investment company taxable income and previously undistributed cumulative net capital gain. The composition of each distribution is estimated based on earnings as of the record date for the distribution. The actual composition of each distribution may change based on the Fund’s investment activity through the end of the calendar year.

The Fund may retain for reinvestment, and pay the resulting U.S. federal income taxes on its net capital gain, if any, although, as previously mentioned, the Fund intends to distribute substantially all of its previously undistributed cumulative net capital gain each year. In the event that the Fund’s investment company taxable income and net capital gain exceeds the total of the Fund’s annual distributions on any shares issued by the Fund, the Fund intends to pay such excess once a year. If, for any calendar year, the total annual distributions on any shares issued by the Fund exceed investment company taxable income and cumulative net capital gain, the excess will generally be treated as a tax-free return of capital up to the amount of a shareholder’s tax basis in his or her shares. Any distributions to the holders of shares which constitute tax-free return of capital will reduce a shareholder’s tax basis in such shares, thereby increasing such shareholder’s potential gain or reducing his or her potential loss on the sale of the shares. Any such amounts distributed to a shareholder in excess of the basis in the shares will generally be taxable to the shareholder as capital gain. See “Taxation.”

When the Fund makes distributions consisting of returns of capital, such distributions will further decrease the Fund’s total assets and, therefore have the likely effect of increasing the Fund’s expense ratio as the Fund’s fixed expenses will become a larger percentage of the Fund’s average net assets. In addition, in order to make such distributions, a Fund may have to sell a portion of its investment portfolio at a time when independent investment judgment may not dictate such action. These effects could have a negative impact on the prices investors receive when they sell shares of the Fund.

The Fund, along with other closed-end registered investment companies advised by the Investment Adviser, is covered by an exemption from Section 19(b) of the 1940 Act and Rule 19b-1 thereunder permitting the Fund to make periodic distributions of long term capital gains provided that any distribution policy of the Fund with respect to its common shares calls for periodic distributions in an amount equal to a fixed percentage of the Fund’s average net asset value over a specified period of time or market price per common share at or about the time of distribution or pay-out of a fixed dollar amount. The Fund’s current policy is to make monthly distributions to holders of its common shares. The exemption also permits the Fund to make such distributions with respect to its preferred shares in accordance with such shares’ terms.

AUTOMATIC DIVIDEND REINVESTMENT AND VOLUNTARY CASH PURCHASE PLANS

The information contained under the heading “Automatic Dividend Reinvestment and Voluntary Cash Purchase Plans” in the Fund’s semi-annual report for the reporting period ended June 30, 2021 is incorporated herein by reference.

DESCRIPTION OF THE SECURITIES

The following is a brief description of the terms of the common and preferred shares, notes, and subscription rights. This description does not purport to be complete and is qualified by reference to the Fund’s Governing Documents. For complete terms of the common and preferred shares, please refer to the actual terms of such series, which are set forth in the Governing Documents. For complete terms of the notes, please refer to the actual terms of such notes, which will be set forth in an Indenture relating to such notes (the “Indenture”). For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the subscription rights agreement relating to such subscription rights (the “Subscription Rights Agreement”).

Common Shares

The Fund is an unincorporated statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust dated as of August 20, 2003. The Fund is authorized to issue an unlimited number of common shares of beneficial interest, par value $0.001 per share. Each common share has one vote and, when issued and paid for in accordance with the terms of the applicable offering, will be fully paid and non-assessable. All common shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Fund will send annual and semiannual reports, including financial statements, to all holders of its shares. In the event of liquidation, each of the Fund’s common shares is entitled to its proportion of the Fund’s assets after payment of debts and expenses and the amounts payable to holders of the Fund’s preferred shares ranking senior to the Fund’s common shares as described below.

Any additional offerings of shares will require approval by the Fund’s Board. Any additional offering of common shares will be subject to the requirements of the 1940 Act, which provides that common shares may not be issued at a price below the then current net asset value, exclusive of sales load, except in connection with an offering to existing holders of common shares or with the consent of a majority of the Fund’s common shareholders.

The Fund’s outstanding common shares have been listed and traded on the NYSE under the symbol “GDV” since November 25, 2003. The Fund’s common shares have historically traded at a discount to the Fund’s net asset value. Since the Fund commended trading on the NYSE, the Fund’s common shares have traded at a discount to net asset value as high as 31.7% and a premium as high as 7.2%. The average weekly trading volume of the common shares on the NYSE during the period from January 1, 2020 through December 31, 2020 was 1,559,132 shares.

Unlike open-end funds, closed-end funds like the Fund do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional common shares or sell shares already held, the shareholder may do so by trading through a broker on the NYSE or otherwise.

Shares of closed-end investment companies often trade on an exchange at prices lower than net asset value. Because the market value of the common shares may be influenced by such factors as dividend and distribution levels (which are in turn affected by expenses), dividend and distribution stability, net asset value, market liquidity, relative demand for and supply of such shares in the market, unrealized gains, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot assure you that common shares will trade at a price equal to or higher than net asset value in the future. The common shares are designed primarily for long term investors and you should not purchase the common shares if you intend to sell them soon after purchase.

Subject to the rights of the outstanding preferred shares, the Fund’s common shareholders vote as a single class to elect the Board and on additional matters with respect to which the 1940 Act, Delaware law, the Governing Documents or resolutions adopted by the Trustees provide for a vote of the Fund’s common shareholders. See “Anti-Takeover Provisions of the Fund’s Governing Documents.”

The Fund is a closed-end, diversified, management investment company and as such its shareholders do not, and will not, have the right to require the Fund to repurchase their shares. The Fund, however, may repurchase its common shares from time to time as and when it deems such a repurchase advisable, subject to maintaining required asset coverage for each series of outstanding preferred shares. The Board has authorized such repurchases to be made when the Fund’s common shares are trading at a discount from net asset value of 7.5% or more (or such other percentage as the Board of the Fund may determine from time to time). Through December 31, 2020, the Fund has repurchased 2,829,713 common shares under this authorization. Pursuant to the 1940 Act, the Fund may repurchase its common shares on a securities exchange (provided that the Fund has informed its shareholders within the preceding six months of its intention to repurchase such shares) or pursuant to tenders and may also repurchase shares privately if the Fund meets certain conditions regarding, among other things, distribution of net income for the preceding fiscal year, status of the seller, price paid, brokerage commissions, prior notice to shareholders of an intention to purchase shares and purchasing in a manner and on a basis that does not discriminate unfairly against the other shareholders through their interest in the Fund.

When the Fund repurchases its common shares for a price below net asset value, the net asset value of the common shares that remain outstanding will be enhanced, but this does not necessarily mean that the market price of the outstanding common shares will be affected, either positively or negatively. The repurchase of common shares will reduce the total assets of the Fund available for investment and may increase the Fund’s expense ratio. During the year ended December 31, 2020, the Fund repurchased and retired 198,934 common shares in the open market at an investment of $2,721,114 and an average discount of approximately 18.65% from its NAV.

Book-Entry. The common shares will initially be held in the name of Cede & Co. as nominee for the Depository Trust Company (“DTC”). The Fund will treat Cede & Co. as the holder of record of the common shares for all purposes. In accordance with the procedures of DTC, however, purchasers of common shares will be deemed the beneficial owners of shares purchased for purposes of distributions, voting and liquidation rights.

Preferred Shares

The Agreement and Declaration of Trust provides that the Board may authorize and issue senior securities with rights as determined by the Board, by action of the Board without the approval of the holders of the common shares. Holders of common shares have no preemptive right to purchase any senior securities that might be issued.

Currently, an unlimited number of the Fund’s shares have been classified by the Board as preferred shares, par value $0.001 per share. The terms of such preferred shares may be fixed by the Board and would materially limit and/or qualify the rights of the holders of the Fund’s common shares. As of September 10, 2021, the Fund had outstanding 82 Series B Preferred Shares, 54 Series C Preferred Shares, 124 Series E Preferred Shares, 4,000,000 Series G Preferred Shares, 2,000,000 Series H Preferred Shares and 5,804 Series J Preferred Shares, which are senior securities of the Fund. The Series G Preferred Shares, Series H Preferred Shares and Series J Preferred Shares are rated “Aa3” by Moody’s and the Series B Preferred Shares, Series C Preferred Shares and Series E Preferred Shares are rated “Aa3” by Moody’s and “AA” by Fitch.

Distributions on the Series B Preferred Shares accumulate at a variable rate set at a weekly auction. The Series B Preferred Shares are rated “Aa3” by Moody’s and “AA” by Fitch. The liquidation preference of the Series B Preferred Shares is $25,000 per share. The Fund generally may redeem the outstanding Series B Preferred Shares, in whole or in part, at any time other than during a non-call period. The Series B Preferred Shares are not traded on any public exchange.

Distributions on the Series C Preferred Shares accumulate at a variable rate set at a weekly auction. The Series C Preferred Shares are rated “Aa3” by Moody’s and “AA” by Fitch. The liquidation preference of the Series C Preferred Shares is $25,000 per share. The Fund generally may redeem the outstanding Series C Preferred Shares, in whole or in part, at any time other than during a non-call period. The Series C Preferred Shares are not traded on any public exchange.

Distributions on the Series E Preferred Shares accumulate at a variable rate set at a weekly auction. The Series E Preferred Shares are rated “Aa3” by Moody’s and “AA” by Fitch. The liquidation preference of the Series E Preferred Shares is $25,000 per share. The Fund generally may redeem the outstanding Series E Preferred Shares, in whole or in part, at any time other than during a non-call period. The Series E Preferred Shares are not traded on any public exchange.

Distributions on the Series G Preferred Shares, which are fixed rate preferred shares, accumulate at an annual rate of 5.25% of the liquidation preference of $25 per share, are cumulative from the date of original issuance thereof, and are payable quarterly on March 26, June 26, September 26 and December 26 of each year. The Series G Preferred Shares are rated “Aa3” by Moody’s. The Fund’s outstanding Series G Preferred Shares are redeemable at the option of the Fund. The Series G Preferred Shares are listed and traded on the NYSE under the symbol “GDV Pr G.”

Distributions on the Series H Preferred Shares, which are fixed rate preferred shares, accumulate at an annual rate of 5.375% of the liquidation preference of $25 per share, are cumulative from the date of original issuance thereof, and are payable quarterly on March 26, June 26, September 26 and December 26 of each year commencing on September 26, 2019. The Series H Preferred Shares are rated “Aa3” by Moody’s. Prior to June 7, 2024, the Fund’s outstanding Series H Preferred Shares are not redeemable at the option of the Fund unless such redemption is necessary, in the judgment of the Board of Trustees, to maintain the Fund’s status as a RIC under Subchapter M of the Code. Commencing June 7, 2024, and thereafter, the Fund’s outstanding Series H Preferred Shares will be redeemable at the option of the Fund. The Series H Preferred Shares are listed and traded on the NYSE under the symbol “GDV Pr H.”

Distributions on the Series J Preferred Shares, which are fixed rate preferred shares, accumulate (i) at an annualized dividend rate of 1.70% of the $25,000 per share liquidation preference on the Series J Preferred

Shares for the quarterly dividend periods ending on or prior to March 26, 2024 and (ii) at an annualized dividend rate of 4.50% of the $25,000 per share liquidation preference on the Series J Preferred Shares for all remaining quarterly dividend periods until the Series J Preferred Shares’ mandatory redemption date of March 26, 2028. The Series J Preferred Shares are rated “Aa3” by Moody’s. Dividends and distributions on the Series J Preferred Shares are payable quarterly on March 26, June 26, September 26 and December 26 of each year. The Fund is required to redeem the Series J Preferred Shares on March 26, 2028 at a price equal to $25,000 per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Fund) to, but not including, the date of redemption. The Fund may redeem all or any part of the Series J Preferred Shares, upon not less than 30 nor more than 60 days’ prior notice, on March 26, 2024 at a price equal to $25,000 per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Fund) to, but not including, the date of redemption. The Series J Preferred Shares are not otherwise subject to optional redemption by the Fund unless such redemption is necessary, in the judgment of the Board, to maintain the Fund’s status as a RIC under Subchapter M of the Code. The Series J Preferred Shares are not traded on any public exchange.

If the Fund issues additional preferred shares, it will pay dividends to the holders of the preferred shares at a fixed rate, as described in a Prospectus Supplement accompanying each preferred share offering. Upon a liquidation, each holder of the preferred shares will be entitled to receive out of the assets of the Fund available for distribution to shareholders (after payment of claims of the Fund’s creditors but before any distributions with respect to the Fund’s common shares or any other shares of the Fund ranking junior to the preferred shares as to liquidation payments) an amount per share equal to such share’s liquidation preference plus any accumulated but unpaid distributions (whether or not earned or declared, excluding interest thereon) to the date of distribution, and such shareholders shall be entitled to no further participation in any distribution or payment in connection with such liquidation. Each series of the preferred shares will rank on a parity with any other series of preferred shares of the Fund as to the payment of distributions and the distribution of assets upon liquidation, and will be junior to the Fund’s obligations with respect to any outstanding senior securities representing debt. The preferred shares carry one vote per share on all matters on which such shares are entitled to vote. The preferred shares are fully paid and nonassessable and have no preemptive, exchange or conversion rights. The Board may by resolution classify or reclassify any authorized but unissued capital shares of the Fund from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or terms or conditions of redemption. The Fund will not issue any class of shares senior to the preferred shares.

Auction Risk. Auction rate preferred share auctions may be unable to hold successful auctions and holders of such shares may suffer reduced liquidity. If the number of auction rate preferred shares subject to bid orders by potential holders is less than the number of auction rate preferred shares subject to sell orders, then the auction is considered to be a failed auction, and the dividend rate will be the maximum rate. In that event, holders that have submitted sell orders may not be able to sell any or all of the auction rate preferred shares for which they have submitted sell orders. At present, the maximum rate for Series B Preferred Shares and Series C Preferred Shares is equal to the greater of (a) 150% of or (b) 150 bps over the 7-day LIBOR, and equal to the greater of (a) 250% of or (b) 250 bps over the 7-day LIBOR for Series E Preferred Shares. Failed auctions have been an industry wide problem in the past and may occur in the future. Any current or potential holder of auction rate preferred shares faces the risk that an auction will fail and that he or she may not be able to sell his or her shares through the auction process. See “Risk Factors and Special Considerations—General Risks—Fixed Income Securities Risk—LIBOR Risk.”

Redemption, Purchase and Sale of Preferred Shares By the Fund. The terms of the preferred shares provide that (i) they are redeemable by the Fund (at any time either after the date of initial issuance or after some period of time following initial issuance, or on a particular date) in whole or in part at the original purchase price per share plus accumulated dividends per share, (ii) the Fund may tender for or purchase preferred shares and (iii) the Fund may subsequently resell any shares so tendered for or purchased. Any redemption or purchase of preferred shares by the Fund will reduce the leverage applicable to the common shares, while any resale of preferred shares by the Fund will increase that leverage.

Rating Agency Guidelines. The Reduced Fee Preferred (as defined herein), the Series G Preferred Shares, the Series H Preferred Shares and the Series J Preferred Shares are rated by Moody’s and/or Fitch. Upon issuance, it is expected that any new series of preferred shares will be rated by Moody’s or Fitch.

The Fund is, and expects that it will be, required under the applicable rating agency guidelines to maintain assets having in the aggregate a discounted value at least equal to a Basic Maintenance Amount (as defined in the applicable Statement of Preferences and summarized below), for its outstanding preferred shares, including the Reduced Fee Preferred, the Series G Preferred Shares, the Series H Preferred Shares and the Series J Preferred Shares. To the extent any particular portfolio holding does not satisfy the applicable rating agency’s guidelines, all or a portion of such holding’s value will not be included in the calculation of discounted value (as defined by such rating agency). The Moody’s and Fitch guidelines also impose certain diversification requirements and industry concentration limitations on the Fund’s overall portfolio, and apply specified discounts to securities held by the Fund (except certain money market securities).

The “Basic Maintenance Amount” is generally equal to (a) the sum of (i) the aggregate liquidation preference of any preferred shares then outstanding plus (to the extent not included in the liquidation preference of such preferred shares) an amount equal to the aggregate accumulated but unpaid distributions (whether or not earned or declared) in respect of such preferred shares, (ii) the Fund’s other liabilities (excluding dividends and other distributions payable on the Fund’s common shares), (iii) with respect to auction rate preferred shares, the amount of any indebtedness or obligations of the Fund ranking senior in priority to the preferred share distributions and (iv) any other current liabilities of the Fund (including amounts due and payable by the Fund pursuant to reverse repurchase agreements and payables for assets purchased) less (b) the value of the Fund’s assets if such assets are either cash or evidences of indebtedness which mature prior to or on the date of redemption or repurchase of preferred shares or payment of another liability and are either U.S. government securities or evidences of indebtedness rated at least “Aaa,” “P-1,” “VMIG-1” or “MIG-1” by Moody’s or “AAA,” “SP-1+” or “A-1+” by S&P and are held by the Fund for distributions, the redemption or repurchase of preferred shares or the Fund’s liabilities.

If the Fund does not cure in a timely manner a failure to maintain a discounted value of its portfolio equal to the Basic Maintenance Amount in accordance with the requirements of the applicable rating agency or agencies then rating the preferred shares at the request of the Fund, the Fund may, and in certain circumstances will be required to, mandatorily redeem preferred shares.

The Fund may, but is not required to, adopt any modifications to the rating agency guidelines that may hereafter be established by Moody’s and Fitch (or such other rating agency then rating the preferred shares at the request of the Fund). Failure to adopt any such modifications, however, may result in a change in the relevant rating agency’s ratings or a withdrawal of such ratings altogether. In addition, any rating agency providing a rating for the preferred shares at the request of the Fund may, at any time, change or withdraw any such rating. The Board, without further action by shareholders, may amend, alter, add to or repeal any provision of the Statement of Preferences adopted pursuant to rating agency guidelines if the Board determines that such amendments or modifications are necessary to prevent a reduction in, or the withdrawal of, a rating of the preferred shares and are in the aggregate in the best interests of the holders of the preferred shares. Additionally, the Board, without further action by the shareholders, may amend, alter, add to or repeal any provision of the Statement of Preferences adopted pursuant to rating agency guidelines if the Board determines that such amendments or modifications will not in the aggregate adversely affect the rights and preferences of the holders of any series of the preferred shares, provided that the Fund has received advice from each applicable rating agency that such amendment or modification is not expected to adversely affect such rating agency’s then-current rating of such series of the Fund’s preferred shares.

As described by Moody’s and Fitch, the ratings assigned to the preferred shares are assessments of the capacity and willingness of the Fund to pay the obligations of each series of the preferred shares. The ratings on the preferred shares are not recommendations to purchase, hold or sell shares of any series, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The rating agency guidelines also do not address the likelihood that an owner of preferred shares will be able to sell such shares on an exchange, in an auction or otherwise. The ratings are based on current information furnished to Moody’s and Fitch by the Fund and the Investment Adviser and information obtained from other sources. The ratings may be changed, suspended or withdrawn as a result of changes in, or the unavailability of, such information.

The rating agency guidelines will apply to the preferred shares, as the case may be, only so long as such rating agency is rating such shares at the request of the Fund. The Fund pays fees to Moody’s and Fitch for rating the preferred shares.

Asset Maintenance Requirements. In addition to the requirements summarized under “—Rating Agency Guidelines” above, the Fund must satisfy asset maintenance requirements under the 1940 Act with respect to its preferred shares. Under the 1940 Act, debt or additional preferred shares may be issued only if immediately after such issuance the value of the Fund’s total assets (less ordinary course liabilities) is at least 300% of the amount of any debt outstanding and at least 200% of the amount of any preferred shares and debt outstanding.

The Fund is and likely will be required under the Statement of Preferences of each series of preferred shares to determine whether it has, as of the last business day of each March, June, September and December of each year, an “asset coverage” (as defined in the 1940 Act) of at least 200% (or such higher or lower percentage as may be required at the time under the 1940 Act) with respect to all outstanding senior securities of the Fund that are debt or stock, including any outstanding preferred shares. If the Fund fails to maintain the asset coverage required under the 1940 Act on such dates and such failure is not cured by a specific time (generally within 10 business days or 49 calendar days), the Fund may, and in certain circumstances will be required to, mandatorily redeem preferred shares sufficient to satisfy such asset coverage. See “—Redemption Procedures” below.

Distributions. Holders of any fixed rate preferred shares are or will be entitled to receive, out of funds legally available therefore, cumulative cash distributions, at an annual rate set forth in the applicable Statement of Preferences or Prospectus Supplement, payable with such frequency as set forth in the applicable Statement of Preferences or Prospectus Supplement. Such distributions accumulate from the date on which such shares are issued.

For the auction rate preferred shares, each such series of preferred shares pays distributions based on a rate set at an auction, normally held weekly, but not in excess of a maximum rate. Dividend periods generally are seven days, and the dividend periods generally begin on the first business day after an auction. In most instances, distributions are also paid weekly, on the business day following the end of the dividend period. The Fund, subject to some limitations, may change the length of the dividend periods, designating them as “special dividend periods.”

Restrictions on Dividends and Other Distributions for the Preferred Shares. So long as any preferred shares are outstanding, the Fund may not pay any dividend or distribution (other than a dividend or distribution paid in common shares or in options, warrants or rights to subscribe for or purchase common shares) in respect of the common shares or call for redemption, redeem, purchase or otherwise acquire for consideration any common shares (except by conversion into or exchange for shares of the Fund ranking junior to the preferred shares as to the payment of dividends or distributions and the distribution of assets upon liquidation), unless:

•

the Fund has declared and paid (or provided to the relevant dividend paying agent) all cumulative distributions on the Fund’s outstanding preferred shares due on or prior to the date of such common shares dividend or distribution;

•	the Fund has redeemed the full number of preferred shares to be redeemed pursuant to any mandatory redemption provision in the Fund’s Governing Documents; and

•	after making the distribution, the Fund meets applicable asset coverage requirements described under “—Preferred Shares—Asset Maintenance Requirements.”

No complete distribution due for a particular dividend period will be declared or made on any series of preferred shares for any dividend period, or part thereof, unless full cumulative distributions due through the most recent dividend payment dates therefore for all outstanding series of preferred shares of the Fund ranking on a parity with such series as to distributions have been or contemporaneously are declared and made. If full cumulative distributions due have not been made on all outstanding preferred shares of the Fund ranking on a parity with such series of preferred shares as to the payment of distributions, any distributions being paid on the preferred shares will be paid as nearly pro rata as possible in proportion to the respective amounts of distributions accumulated but unmade on each such series of preferred shares on the relevant dividend payment date. The Fund’s obligation to make distributions on the preferred shares will be subordinate to its obligations to pay interest and principal, when due, on any senior securities representing debt.

Mandatory Redemption Relating to Asset Coverage Requirements. The Fund may, at its option, consistent with the Governing Documents and the 1940 Act, and in certain circumstances will be required to, mandatorily redeem preferred shares in the event that:

•

the Fund fails to maintain the asset coverage requirements specified under the 1940 Act on a quarterly valuation date and such failure is not cured on or before a specified period of time, following such failure; or

•

the Fund fails to maintain the asset coverage requirements as calculated in accordance with any applicable rating agency guidelines as of any monthly valuation date, and such failure is not cured on or before a specified period of time after such valuation date.

The redemption price for preferred shares subject to mandatory redemption will generally be the liquidation preference, as stated in the Statement of Preferences of each existing series of preferred shares or the Prospectus Supplement accompanying the issuance of any series of preferred shares, plus an amount equal to any accumulated but unpaid distributions (whether or not earned or declared) to the date fixed for redemption, plus any applicable redemption premium determined by the Board and included in the Statement of Preferences.

The number of preferred shares that will be redeemed in the case of a mandatory redemption will equal the minimum number of outstanding preferred shares, the redemption of which, if such redemption had occurred immediately prior to the opening of business on the applicable cure date, would have resulted in the relevant asset coverage requirement having been met or, if the required asset coverage cannot be so restored, all of the preferred shares. In the event that preferred shares are redeemed due to a failure to satisfy the 1940 Act asset coverage requirements, the Fund may, but is not required to, redeem a sufficient number of preferred shares so that the Fund’s assets exceed the asset coverage requirements under the 1940 Act after the redemption by 10% (that is, 220% asset coverage) or some other amount specified in the Statement of Preferences. In the event that preferred shares are redeemed due to a failure to satisfy applicable rating agency guidelines, the Fund may, but is not required to, redeem a sufficient number of preferred shares so that the Fund’s discounted portfolio value (as determined in accordance with the applicable rating agency guidelines) after redemption exceeds the asset coverage requirements of each applicable rating agency by up to 10% (that is, 110% rating agency asset coverage) or some other amount specified in the applicable Statement of Preferences.

If the Fund does not have funds legally available for the redemption of, or is otherwise unable to redeem, all the preferred shares to be redeemed on any redemption date, the Fund will redeem on such redemption date that number of shares for which it has legally available funds, or is otherwise able to redeem, from the holders whose shares are to be redeemed ratably on the basis of the redemption price of such shares, and the remainder of those shares to be redeemed will be redeemed on the earliest practicable date on which the Fund will have funds legally available for the redemption of, or is otherwise able to redeem, such shares upon written notice of redemption.

If fewer than all of the Fund’s outstanding preferred shares are to be redeemed, the Fund, at its discretion and subject to the limitations of the Governing Documents, the 1940 Act, and applicable law, will select the one or more series of preferred from which shares will be redeemed and the amount of preferred to be redeemed from each such series. If fewer than all shares of a series of preferred are to be redeemed, such redemption will be made as among the holders of that series pro rata in accordance with the respective number of shares of such series held by each such holder on the record date for such redemption (or by such other equitable method as the Fund may determine). If fewer than all preferred shares held by any holder are to be redeemed, the notice of redemption mailed to such holder will specify the number of shares to be redeemed from such holder, which may be expressed as a percentage of shares held on the applicable record date.

Optional Redemption. Fixed rate preferred shares are not subject to optional redemption by the Fund until or on the date, if any, specified in the applicable Statement of Preferences, unless such redemption is necessary, in the judgment of the Fund, to maintain the Fund’s status as a RIC under Subchapter M of the Code. On such date, or commencing on such date and thereafter, the Fund may at any time redeem such fixed rate preferred shares in whole or in part for cash at a redemption price per share equal to the liquidation preference per share plus accumulated and unpaid distributions (whether or not earned or declared) to the redemption date plus any premium specified in or pursuant to the Statement of Preferences. Auction rate preferred shares may be redeemed at any time by the Fund in whole or in part out of funds legally available therefor at a redemption price per share equal to the liquidation preference per share plus accumulated and unpaid distributions (whether or not earned or declared) to the redemption date plus any premium specified in or pursuant to the Statement of Preferences. Redemptions of preferred shares are subject to the notice requirements set forth under “—Redemption Procedures” and the limitations of the Governing Documents, the 1940 Act and applicable law.

Redemption Procedures. If the Fund determines or is required to redeem preferred shares, it will mail a notice of redemption to holders of the shares to be redeemed. Each notice of redemption will state (i) the redemption date, (ii) the number or percentage of preferred shares to be redeemed (which may be expressed as a percentage of such shares outstanding), (iii) the CUSIP number(s) of such shares, (iv) the redemption price (specifying the amount of accumulated distributions to be included therein), (v) the place or places where such shares are to be redeemed, (vi) that dividends or distributions on the shares to be redeemed will cease to accumulate on such redemption date, (vii) the provision of the Statement of Preferences under which the redemption is being made and (viii) in the case of an optional redemption, any conditions precedent to such redemption. No defect in the notice of redemption or in the mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

The redemption date with respect to fixed rate preferred shares, other than the Series J Preferred Shares, will not be fewer than 15 days nor more than 40 days (subject to NYSE requirements) after the date of the applicable notice of redemption. The redemption date with respect to the Series J Preferred Shares will not be fewer than 30 days nor more than 60 days after the applicable notice of redemption. The redemption date with respect to auction rate preferred shares will not be fewer than 7 days nor more than 40 days after the applicable notice of redemption.

The holders of preferred shares will not have the right to redeem any of their shares at their option except to the extent specified in the Statement of Preferences.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of preferred shares then outstanding will be entitled to receive a preferential liquidating distribution, which is expected to equal the original purchase price per preferred share plus accumulated and unpaid dividends, whether or not declared, before any distribution of assets is made to holders of common shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred shares will not be entitled to any further participation in any distribution of assets by the Fund.

Voting Rights. Except as otherwise stated in this Prospectus, specified in the Governing Documents or resolved by the Board or as otherwise required by applicable law, holders of preferred shares shall be entitled to one vote per share held on each matter submitted to a vote of the shareholders of the Fund and will vote together with holders of common shares and of any other preferred shares then outstanding as a single class.

In connection with the election of the Fund’s Trustees, holders of the outstanding preferred shares, voting together as a single class, will be entitled at all times to elect two of the Fund’s Trustees, and the remaining Trustees will be elected by holders of common shares and holders of preferred shares, voting together as a single class. In addition, if (i) at any time dividends and distributions on outstanding preferred shares are unpaid in an amount equal to at least two full years’ dividends and distributions thereon and sufficient cash or specified securities have not been deposited with the applicable paying agent for the payment of such accumulated dividends and distributions or (ii) at any time holders of any other series of preferred shares are entitled to elect a majority of the Trustees of the Fund under the 1940 Act or the applicable Statement of Preferences creating such shares, then the number of Trustees constituting the Board automatically will be increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of preferred shares as described above, would then constitute a simple majority of the Board as so increased by such smallest number. Such additional Trustees will be elected by the holders of the outstanding preferred shares, voting together as a single class, at a special meeting of shareholders which will be called as soon as practicable and will be held not less than ten nor more than twenty days after the mailing date of the meeting notice. If the Fund fails to send such meeting notice or to call such a special meeting, the meeting may be called by any preferred shareholder on like notice. The terms of office of the persons who are Trustees at the time of that election will continue. If the Fund thereafter pays, or declares and sets apart for payment in full, all dividends and distributions payable on all outstanding preferred shares for all past dividend periods or the holders of other series of preferred shares are no longer entitled to elect such additional Trustees, the additional voting rights of the holders of the preferred shares as described above will cease, and the terms of office of all of the additional Trustees elected by the holders of the preferred shares (but not of the Trustees with respect to whose election the holders of common shares were entitled to vote or the two Trustees the holders of preferred shares have the right to elect as a separate class in any event) will terminate automatically.

The 1940 Act requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred shares (as defined in the 1940 Act), voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the preferred shares, and (2) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund’s classification as a closed-end investment company or changes in its fundamental investment restrictions. As a result of these voting rights, the Fund’s ability to take any such actions may be impeded to the extent that there are any preferred shares outstanding. Additionally, the affirmative vote of the holders of a majority of the outstanding preferred shares (as defined in the 1940 Act), voting as a separate class, will be required to amend, alter or repeal any of the provisions of the Statement of Preferences so as to in the aggregate adversely affect the rights and preferences set forth in the Statement of Preferences. The class votes of holders of preferred shares described above will in each case be in addition to any other vote required to authorize the action in question.

With respect to any preferred shares rated by a rating agency, additional or different voting provisions may apply and such additional or different voting provisions will be set forth in the Statement of Preferences for such preferred shares and described in the applicable Prospectus Supplement. The calculation of the elements and definitions of certain terms of the rating agency guidelines may be modified by action of the Board without further action by the shareholders if the Board determines that such modification is necessary to prevent a reduction in rating of the preferred shares by Moody’s and/or Fitch (or such other rating agency then rating the preferred shares at the request of the Fund), as the case may be, or is in the best interests of the holders of common shares and is not adverse to the holders of preferred shares in view of advice to the Fund by the relevant rating agencies that such modification would not adversely affect its then current rating of the preferred shares.

The foregoing voting provisions will not apply to any series of preferred shares if, at or prior to the time when the act with respect to which such vote otherwise would be required will be effected, such shares will have been redeemed or called for redemption and sufficient cash or cash equivalents provided to the applicable paying agent to effect such redemption. The holders of preferred shares will have no preemptive rights or rights to cumulative voting.

Limitation on Issuance of Preferred Shares. So long as the Fund has preferred shares outstanding, subject to receipt of approval from the rating agencies of each series of preferred shares outstanding, and subject to compliance with the Fund’s investment objective, policies and restrictions, the Fund may issue and sell shares of one or more other series of additional preferred shares provided that the Fund will, immediately after giving effect to the issuance of such additional preferred shares and to its receipt and application of the proceeds thereof (including, without limitation, to the redemption of preferred shares to be redeemed out of such proceeds), have an “asset coverage” for all senior securities of the Fund which are stock, as defined in the 1940 Act, of at least 200% of the sum of the liquidation preference of the preferred shares of the Fund then outstanding and all indebtedness of the Fund constituting senior securities and no such additional preferred shares will have any preference or priority over any other preferred shares of the Fund upon the distribution of the assets of the Fund or in respect of the payment of dividends or distributions.

The Fund will consider from time to time whether to offer additional preferred shares or securities representing indebtedness and may issue such additional securities if the Board concludes that such an offering would be consistent with the Fund’s Governing Documents and applicable law, and in the best interest of existing common shareholders.

Book Entry. Preferred shares may be held in the name of Cede & Co. as nominee for DTC. The Fund will treat Cede & Co. as the holder of record of any preferred shares issued for all purposes in this circumstance. In accordance with the procedures of DTC, however, purchasers of preferred shares whose preferred shares are held in the name of Cede & Co. as nominee for the DTC will be deemed the beneficial owners of stock purchased for purposes of distributions, voting and liquidation rights.

Notes

General. Under applicable state law and our Agreement and Declaration of Trust, we may borrow money without prior approval of holders of common and preferred shares. We may issue debt securities, including notes, or other evidence of indebtedness and may secure any such notes or borrowings by mortgaging, pledging or otherwise subjecting as security our assets to the extent permitted by the 1940 Act or rating agency guidelines. Any borrowings, including without limitation any notes, will rank senior to the preferred shares and the common shares.

Under the 1940 Act, we may only issue one class of senior securities representing indebtedness, which in the aggregate must have asset coverage immediately after the time of issuance of at least 300%. So long as notes are outstanding, additional debt securities must rank on a parity with notes with respect to the payment of interest and upon the distribution of our assets.

A Prospectus Supplement relating to any notes will include specific terms relating to the offering. The terms to be stated in a Prospectus Supplement will include the following:

•	the form and title of the security;
•	the aggregate principal amount of the securities;
•	the interest rate of the securities;
•	whether the interest rate for the securities will be determined by auction or remarketing;
•	the maturity dates on which the principal of the securities will be payable;
•	the frequency with which auctions or remarketings, if any, will be held;
•	any changes to or additional events of default or covenants;
•	any minimum period prior to which the securities may not be called;

•	any optional or mandatory call or redemption provisions;
•	the credit rating of the notes;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance of the notes; and
•	any other terms of the securities.

Interest. The Prospectus Supplement will describe the interest payment provisions relating to notes. Interest on notes will be payable when due as described in the related Prospectus Supplement. If we do not pay interest when due, it will trigger an event of default and we will be restricted from declaring dividends and making other distributions with respect to our common shares and preferred shares.

Limitations. Under the requirements of the 1940 Act, immediately after issuing any notes the value of our total assets, less certain ordinary course liabilities, must equal or exceed 300% of the amount of the notes outstanding. Other types of borrowings also may result in our being subject to similar covenants in credit agreements.

Additionally, the 1940 Act requires that we prohibit the declaration of any dividend or distribution (other than a dividend or distribution paid in Fund common or preferred shares or in options, warrants or rights to subscribe for or purchase Fund common or preferred shares) in respect of Fund common or preferred shares, or call for redemption, redeem, purchase or otherwise acquire for consideration any such fund common or preferred shares, unless the Fund’s notes have asset coverage of at least 300% (200% in the case of a dividend or distribution on preferred shares) after deducting the amount of such dividend, distribution, or acquisition price, as the case may be. These 1940 Act requirements do not apply to any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed; however, any such borrowings may result in our being subject to similar covenants in credit agreements. Moreover, the Indenture related to the notes could contain provisions more restrictive than those required by the 1940 Act, and any such provisions would be described in the related Prospectus Supplement.

Events of Default and Acceleration of Maturity of Notes. Unless stated otherwise in the related Prospectus Supplement, any one of the following events will constitute an “event of default” for that series under the Indenture relating to the notes:

•	default in the payment of any interest upon a series of notes when it becomes due and payable and the continuance of such default for 30 days;
•	default in the payment of the principal of, or premium on, a series of notes at its stated maturity;
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default in the performance, or breach, of any covenant or warranty of ours in the Indenture, and continuance of such default or breach for a period of 90 days after written notice has been given to us by the trustee;

•	certain voluntary or involuntary proceedings involving us and relating to bankruptcy, insolvency or other similar laws;
•	if, on the last business day of each of twenty-four consecutive calendar months, the notes have a 1940 Act asset coverage of less than 100%; or
•	any other “event of default” provided with respect to a series, including a default in the payment of any redemption price payable on the redemption date.

Upon the occurrence and continuance of an event of default, the holders of a majority in principal amount of a series of outstanding notes or the trustee will be able to declare the principal amount of that series of notes immediately due and payable upon written notice to us. A default that relates only to one series of notes does not affect any other series and the holders of such other series of notes will not be entitled to receive notice of such a default under the Indenture. Upon an event of default relating to bankruptcy, insolvency or other similar laws, acceleration of maturity will occur automatically with respect to all series. At any time after a declaration of acceleration with respect to a series of notes has been made, and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding notes of that series, by written notice to us and the trustee, may rescind and annul the declaration of acceleration and its consequences if all events of default with respect to that series of notes, other than the non-payment of the principal of that series of notes which has become due solely by such declaration of acceleration, have been cured or waived and other conditions have been met.

Liquidation Rights. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets, or (b) any liquidation, dissolution or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours, then (after any payments with respect to any secured creditor of ours outstanding at such time) and in any such event the holders of notes shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all notes (including any interest accruing thereon after the commencement of any such case or proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of the notes, before the holders of any of our common or preferred shares are entitled to receive any payment on account of any redemption proceeds, liquidation preference or dividends from such shares. The holders of notes shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of ours being subordinated to the payment of the notes, which may be payable or deliverable in respect of the notes in any such case, proceeding, dissolution, liquidation or other winding up event.

Unsecured creditors of ours may include, without limitation, service providers including the Investment Adviser, Custodian, administrator, auction agent, broker-dealers and the trustee, pursuant to the terms of various contracts with us. Secured creditors of ours may include without limitation parties entering into any interest rate swap, floor or cap transactions, or other similar transactions with us that create liens, pledges, charges, security interests, security agreements or other encumbrances on our assets.

A consolidation, reorganization or merger of us with or into any other company, or a sale, lease or exchange of all or substantially all of our assets in consideration for the issuance of equity securities of another company shall not be deemed to be a liquidation, dissolution or winding up of us.

Voting Rights. The notes have no voting rights, except as mentioned below and to the extent required by law or as otherwise provided in the Indenture relating to the acceleration of maturity upon the occurrence and continuance of an event of default. In connection with the notes or certain other borrowings (if any), the 1940 Act does in certain circumstances grant to the note holders or lenders certain voting rights. The 1940 Act requires that provision is made either (i) that, if on the last business day of each of twelve consecutive calendar months such notes shall have an asset coverage of less than 100%, the holders of such notes voting as a class shall be entitled to elect at least a majority of the members of the Fund’s Trustees, such voting right to continue until such notes shall have an asset coverage of 110% or more on the last business day of each of three consecutive calendar months, or (ii) that, if on the last business day of each of twenty-four consecutive calendar months such notes shall have an asset coverage of less than 100%, an event of default shall be deemed to have occurred. It is expected that, unless otherwise stated in the related Prospectus Supplement, provision will be made that, if on the last business day of each of twenty-four consecutive calendar months such notes shall have an asset coverage of less than 100%, an event of default shall be deemed to have occurred. These 1940 Act requirements do not apply to any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed; however, any such borrowings may result in our being subject to similar covenants in credit agreements. As reflected above, the Indenture relating to the notes may also grant to the note holders voting rights relating to the acceleration of maturity upon the occurrence and continuance of an event of default, and any such rights would be described in the related Prospectus Supplement.

Market. Our notes are not likely to be listed on an exchange or automated quotation system. The details on how to buy and sell such notes, along with the other terms of the notes, will be described in a Prospectus Supplement. We cannot assure you that any market will exist for our notes or if a market does exist, whether it will provide holders with liquidity.

Book-Entry, Delivery and Form. Unless otherwise stated in the related Prospectus Supplement, the notes will be issued in book-entry form and will be represented by one or more notes in registered global form. The global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. DTC will maintain the notes in designated denominations through its book-entry facilities.

Under the terms of the Indenture, we and the trustee may treat the persons in whose names any notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Therefore, so long as DTC or its nominee is the registered owner of the global notes, DTC or such nominee will be considered the sole holder of outstanding notes under the Indenture. We or the trustee may give effect to any written certification, proxy or other authorization furnished by DTC or its nominee.

A global note may not be transferred except as a whole by DTC, its successors or their respective nominees. Interests of beneficial owners in the global note may be transferred or exchanged for definitive securities in accordance with the rules and procedures of DTC. In addition, a global note may be exchangeable for notes in definitive form if:

•	DTC notifies us that it is unwilling or unable to continue as a depository and we do not appoint a successor within 60 days;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the Indenture; or

•	an event of default has occurred and is continuing.

In each instance, upon surrender by DTC or its nominee of the global note, notes in definitive form will be issued to each person that DTC or its nominee identifies as being the beneficial owner of the related notes.

Under the Indenture, the holder of any global note may grant proxies and otherwise authorize any person, including its participants and persons who may hold interests through DTC participants, to take any action which a holder is entitled to take under the Indenture.

Trustee, Transfer Agent, Registrar, Paying Agent and Redemption Agent. Information regarding the trustee under the Indenture, which may also act as transfer agent, registrar, paying agent and redemption agent with respect to our notes, will be set forth in the Prospectus Supplement.

Subscription Rights

General. We may issue subscription rights to our (i) common shareholders to purchase common and/or fixed rate preferred shares or (ii) preferred shareholders to purchase fixed rate preferred shares (subject to applicable law). Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of our common and/or preferred shares, we would distribute certificates evidencing the subscription rights and a Prospectus Supplement to our common or preferred shareholders, as applicable, as of the record date that we set for determining the shareholders eligible to receive subscription rights in such subscription rights offering.

The applicable Prospectus Supplement would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

•

the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

•	the title of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the number of such subscription rights issued in respect of each common share;

•	the number of rights required to purchase a single fixed rate preferred share;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights. Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement we would issue, as soon as practicable, the shares purchased as a result of such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

Subscription Rights to Purchase Common and Preferred Shares. The Fund may issue subscription rights which would entitle holders to purchase both common and preferred shares in a ratio to be set forth in the applicable Prospectus Supplement. In accordance with the 1940 Act, the ratio of a transferable rights offering may not exceed one new common share for each three rights held. It is expected that rights to purchase both common and preferred shares would require holders to purchase an equal number of common and preferred shares, and would not permit holders to purchase an unequal number of common or preferred shares, or purchase only common shares or only preferred shares. For example, such an offering might be structured such that three rights would entitle an investor to purchase one common share and one preferred share, and such investor would not be able to choose to purchase only a common share or only a preferred share upon the exercise of his, her or its rights.

The common shares and preferred shares issued pursuant to the exercise of any such rights, however, would at all times be separately tradeable securities. Such common and preferred shares would not be issued as a “unit” or “combination” and would not be listed or traded as a “unit” or “combination” on a securities exchange, such as the NYSE, at any time. The applicable Prospectus Supplement will set forth additional details regarding an offering of subscription rights to purchase common and preferred shares.

Outstanding Securities

The following information regarding the Fund’s authorized shares is as of September 10, 2021.

Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Exclusive of Amount Held by Fund
Common Shares	Unlimited	--	90,408,929
Series B Preferred Shares	4,000	--	82
Series C Preferred Shares	4,800	--	54
Series E Preferred Shares	5,400	--	124
Series G Preferred Shares	4,000,000	--	4,000,000
Series H Preferred Shares	2,000,000	--	2,000,000
Series J Preferred Shares	6,116	--	5,804

ANTI-TAKEOVER PROVISIONS OF THE FUND’S GOVERNING DOCUMENTS

The Fund presently has provisions in its Governing Documents which could have the effect of limiting, in each case, (i) the ability of other entities or persons to acquire control of the Fund, (ii) the Fund’s freedom to engage in certain transactions or (iii) the ability of the Fund’s Trustees or shareholders to amend the Governing Documents or effectuate changes in the Fund’s management. These provisions of the Governing Documents of the Fund may be regarded as “anti-takeover” provisions. The Board of the Fund is divided into three classes, each having a term of no more than three years (except, to ensure that the term of a class of the Fund’s Trustees expires each year, one class of the Fund’s Trustees will serve an initial one-year term and three-year terms thereafter and another class of its Trustees will serve an initial two-year term and three-year terms thereafter). Each year the term of one class of Trustees will expire. Accordingly, only those Trustees in one class may be changed in any one year, and it would require a minimum of two years to change a majority of the Board. Such system of electing Trustees may have the effect of maintaining the continuity of management and, thus, make it more difficult for the shareholders of the Fund to change the majority of Trustees. A Trustee of a Fund may be removed with cause by a majority of the remaining Trustees and, without cause, by two-thirds of the remaining Trustees or by two-thirds of the votes entitled to be cast for the election of such Trustee. Under the Fund’s By-Laws, advance notice to the Fund of any shareholder proposal is required, potential nominees to the Board must satisfy a series of requirements relating to, among other things, potential conflicts of interest or relationships and fitness to be a Trustee of a closed-end fund in order to be nominated or elected as a Trustee and any shareholder proposing the nomination or election of a person as a Trustee must supply significant amounts of information designed to enable verification of whether such person satisfies such qualifications. Additionally, the Agreement and Declaration of Trust requires any shareholder action by written consent to be unanimous. Special voting requirements of 75% of the outstanding voting shares (in addition to any required class votes) apply to mergers into or a sale of all or substantially all of the Fund’s assets, liquidation, conversion of the Fund into an open-end fund or interval fund and amendments to several provisions of the Declaration of Trust, including the foregoing provisions. In addition, 80% of the holders of the outstanding voting securities of the Fund voting as a class is generally required in order to authorize any of the following transactions:

•	merger or consolidation of the Fund with or into any other entity;

•

issuance of any securities of the Fund to any person or entity for cash, other than pursuant to the Dividend and Reinvestment Plan or any offering if such person or entity acquires no greater percentage of the securities offered than the percentage beneficially owned by such person or entity immediately prior to such offering or, in the case of a class or series not then beneficially owned by such person or entity, the percentage of common shares beneficially owned by such person or entity immediately prior to such offering;

•	sale, lease or exchange of all or any substantial part of the assets of the Fund to any entity or person (except assets having an aggregate fair market value of less than $5,000,000);

•	sale, lease or exchange to the Fund, in exchange for securities of the Fund, of any assets of any entity or person (except assets having an aggregate fair market value of less than $5,000,000); or

•

the purchase of the Fund’s common shares by the Fund from any person or entity other than pursuant to a tender offer equally available to other shareholders in which such person or entity tenders no greater percentage of common shares than are tendered by all other shareholders;

if such person or entity is directly, or indirectly through affiliates, the beneficial owner of more than 5% of the outstanding shares of the Fund. However, such vote would not be required when, under certain conditions, the Board approves the transaction. In addition, shareholders have no authority to adopt, amend or repeal By-Laws. The Trustees have authority to adopt, amend and repeal By-Laws consistent with the Declaration of Trust (including to require approval by the holders of a majority of the outstanding shares for the election of Trustees). Reference is made to the Governing Documents of the Fund, on file with the SEC, for the full text of these provisions.

The provisions of the Governing Documents described above could have the effect of depriving the owners of shares in the Fund of opportunities to sell their shares at a premium over prevailing market prices, by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. The overall effect of the provisions is to render more difficult the accomplishment of a merger or the assumption of control by a principal shareholder.

The foregoing 75% and 80% voting requirements, which have been considered and determined to be in the best interests of shareholders by the Trustees, are greater than the voting requirements imposed by the 1940 Act and applicable Delaware law.

The Governing Documents are on file with the SEC. For access to the full text of these provisions, see “Available Information.”

CLOSED-END FUND STRUCTURE

The Fund is a diversified, closed-end management investment company (commonly referred to as a closed-end fund). Closed-end funds differ from open-end funds (which are generally referred to as mutual funds) in that closed-end funds generally list their common shares for trading on a stock exchange and do not redeem their common shares at the request of the shareholder. This means that if you wish to sell your common shares of a closed-end fund you must trade them on the market like any other stock at the prevailing market price at that time. In an open-end fund, if the shareholder wishes to sell shares of the fund, the open-end fund will redeem or buy back the shares at net asset value. Also, open-end funds generally offer new shares on a continuous basis to new investors, and closed-end funds generally do not. The continuous inflows and outflows of assets in an open-end fund can make it difficult to manage the fund’s investments. By comparison, closed-end funds are generally able to stay more fully invested in securities that are consistent with their investment objective, to have greater flexibility to make certain types of investments and to use certain investment strategies such as financial leverage and investments in illiquid securities.

Common shares of closed-end funds often trade at a discount to their net asset value. Because of this possibility and the recognition that any such discount may not be in the interest of shareholders, the Board might consider from time to time engaging in open-market repurchases, tender offers for shares or other programs intended to reduce a discount. We cannot guarantee or assure, however, that the Board will decide to engage in any of these actions. Nor is there any guarantee or assurance that such actions, if undertaken, would result in the common shares trading at a price equal or close to net asset value per share. The Board might also consider converting the Fund to an open-end fund, which would also require a supermajority vote of the shareholders of the Fund and a separate vote of any outstanding preferred shares. We cannot assure you that the Fund’s common shares will not trade at a discount.

REPURCHASE OF COMMON SHARES

The Fund is a diversified, closed-end management investment company and as such its shareholders do not, and will not, have the right to require the Fund to repurchase their shares. The Fund, however, may repurchase its common shares from time to time as and when it deems such a repurchase advisable. The Board has authorized, but does not require, such repurchases to be made when the Fund’s common shares are trading at a discount from net asset value of 7.5% or more (or such other percentage as the Board of the Fund may determine from time to time). This authorization is a standing authorization that may be executed in the discretion of the Fund’s officers. The Fund’s officers are authorized to use the Fund’s general corporate funds to repurchase common shares. While the Fund may incur debt to finance common share repurchases, such debt financing would require further approval of the Board, and the Fund does not currently intend to incur debt to finance common share repurchases. The Fund has repurchased its common shares under this authorization. See “Description of the Securities—Common Shares.” Although the Board has authorized such repurchases, the Fund is not required to repurchase its common shares. The Board has not established a limit on the number of shares that could be purchased during such period. Pursuant to the 1940 Act, the Fund may repurchase its common shares on a securities exchange (provided that the Fund has informed its shareholders within the preceding six months of its intention to repurchase such shares) or pursuant to tenders and may also repurchase shares privately if the Fund meets certain conditions regarding, among other things, distribution of net income for the preceding fiscal year, status of the seller, price paid, brokerage commissions, prior notice to shareholders of an intention to purchase shares and purchasing in a manner and on a basis that does not discriminate unfairly against the other shareholders through their interest in the Fund. The Fund has not and will not, unless otherwise set forth in a Prospectus Supplement and accomplished in accordance with applicable law and positions of the SEC’s staff, repurchase common shares (i) immediately after the completion of an offering of common shares (i.e., within sixty days of an overallotment option period) or (ii) at a price that is tied to the initial offering price.

When the Fund repurchases its common shares for a price below net asset value, the net asset value of the common shares that remain outstanding will be enhanced, but this does not necessarily mean that the market price of the outstanding common shares will be affected, either positively or negatively. The repurchase of common shares will reduce the total assets of the Fund available for investment and may increase the Fund’s expense ratio.

RIGHTS OFFERINGS

The Fund may in the future, and at its discretion, choose to make offerings of subscription rights to holders of our (i) common shares to purchase common and/or preferred shares and/or (ii) preferred shares to purchase preferred shares (subject to applicable law). A future rights offering may be transferable or non-transferable. Any such future rights offering will be made in accordance with the 1940 Act. Under the laws of Delaware, the Board is authorized to approve rights offerings without obtaining shareholder approval. The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase common stock at a price below the then current net asset value so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

TAXATION

The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Fund and its common and preferred shareholders. A more complete discussion of the tax rules applicable to the Fund and its shareholders can be found in the SAI that is incorporated by reference into this Prospectus. This summary does not discuss the consequences of an investment in the Fund’s notes or subscription rights to acquire shares of the Fund’s stock. The tax consequences of such an investment will be discussed in a relevant prospectus supplement.

This discussion assumes you are a taxable U.S. person (as defined for U.S. federal income tax purposes) and that you hold your shares as capital assets (generally, for investment). This discussion is based upon current provisions of the Code, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to those set forth below. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Fund and its shareholders (including shareholders subject to special tax rules and shareholders owning large positions in the Fund), nor does this discussion address any state, local or foreign tax concerns.

The discussion set forth herein does not constitute tax advice. Investors are urged to consult their own tax advisers to determine the tax consequences to them of investing in the Fund.

Taxation of the Fund

The Fund has elected to be treated and has qualified as, and intends to continue to qualify annually as, a RIC under Subchapter M of the Code. Accordingly, the Fund must, among other things,

(i) derive in each taxable year at least 90% of its gross income from (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies and (b) net income derived from interests in certain publicly traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each a “Qualified Publicly Traded Partnership”); and

(ii) diversify its holdings so that, at the end of each quarter of each taxable year (a) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more Qualified Publicly Traded Partnerships.

As a RIC, the Fund generally is not subject to U.S. federal income tax on income and gains that it distributes each taxable year to shareholders, provided that it distributes at least 90% of the sum of the Fund’s (i) investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short term capital gain over net long term capital loss, and other taxable income other than any net capital gain (as defined below) reduced by deductible expenses) determined without regard to the deduction for dividends paid and (ii) net tax-exempt interest income (the excess of its gross tax-exempt interest income over certain disallowed deductions), if any. The Fund intends to distribute at least annually substantially all of such income. The Fund will be subject to income tax at regular corporate rates on any investment company taxable income and net capital gain that it does not distribute to its shareholders.

The Fund may either distribute or retain for reinvestment all or part of its net capital gain (which consists of the excess of its net long term capital gain over its net short term capital loss). If any such gain is retained, the Fund will be subject to a corporate income tax on such retained amount. In that event, the Fund may report the retained amount as undistributed capital gain in a notice to its shareholders, each of whom, if subject to U.S. federal income tax on long term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Fund against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its shares by the amount of undistributed capital gains included in the shareholder’s income less the tax deemed paid by the shareholder under clause (ii).

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% federal excise tax at the Fund level. To avoid the tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, and (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year. In addition, the minimum amounts that must be distributed in any year to avoid the federal excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from previous years. For purposes of the excise tax, the Fund will be deemed to have distributed any income on which it paid U.S. federal income tax. Although the Fund intends to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% federal excise tax, there can be no assurance that sufficient amounts of the Fund’s ordinary income and capital gains will be distributed to avoid entirely the imposition of the tax. In that event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement.

Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long term capital gains or qualified dividend income into higher taxed short term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to shareholders.

If for any taxable year the Fund were to fail to qualify as a RIC, all of its taxable income (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders.

Taxation of Shareholders

The Fund expects to take the position that under present law any preferred shares that it issues will constitute equity rather than debt of the Fund for U.S. federal income tax purposes. It is possible, however, that the IRS could take a contrary position asserting, for example, that such preferred shares constitute debt of the Fund. The Fund believes this position, if asserted, would be unlikely to prevail. If that position were upheld, distributions on the Fund’s preferred shares would be considered interest, taxable as ordinary income regardless of the taxable income of the Fund. The following discussion assumes that any preferred shares issued by the Fund will be treated as equity.

Distributions paid to you by the Fund from its investment company taxable income (referred to hereinafter as “ordinary income dividends”) are generally taxable to you as ordinary income to the extent of the

Fund’s current or accumulated earnings and profits. Provided that certain holding period and other requirements are met, such distributions (if properly reported by the Fund) may qualify (i) for the dividends received deduction in the case of corporate shareholders to the extent that the Fund’s income consists of dividend income from U.S. corporations, and (ii) in the case of individual shareholders, as qualified dividend income eligible to be taxed at long term capital gains rates to the extent that the Fund receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain qualified foreign corporations. There can be no assurance as to what portion of the Fund’s distributions will be eligible for the dividends received deduction or for the reduced rates applicable to qualified dividend income.

Distributions made to you from net capital gain (“capital gain dividends”), including capital gain dividends credited to you but retained by the Fund, are taxable to you as long term capital gains if they have been properly reported by the Fund, regardless of the length of time you have owned your Fund shares. Long term capital gain of individuals is generally subject to reduced U.S. federal income tax rates.

Distributions in excess of the Fund’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of your adjusted tax basis of your shares and thereafter will be treated as capital gains. The amount of any Fund distribution that is treated as a tax-free return of capital will reduce your adjusted tax basis in your shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your shares. In determining the extent to which a distribution will be treated as being made from the Fund’s earnings and profits, earnings and profits will be allocated on a pro rata basis first to distributions with respect to the Fund’s preferred shares, and then to the Fund’s common shares.

The IRS currently requires a RIC that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income (e.g., ordinary income, capital gain dividends, qualified dividend income) for each tax year based upon the percentage of total dividends distributed to each class for such year.

Generally, after the close of its calendar year, the Fund will provide you with a written notice reporting the amount of any qualified dividend income or capital gain dividends and other distributions.

Except in the case of a redemption or repurchase (the consequences of which are described in the SAI under “Taxation — Taxation of Shareholders”), the sale or other disposition of shares of the Fund will generally result in capital gain or loss to you, and will be long term capital gain or loss if the shares have been held for more than one year at the time of sale. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long term capital loss to the extent of any capital gain dividends received (including amounts credited as undistributed capital gain dividends) by you with respect to such Fund shares. A loss realized on a sale or exchange of shares of the Fund will be disallowed if other substantially identical shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date of the sale or exchange of the shares. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

Dividends and other taxable distributions are taxable to you even if they are reinvested in additional shares of the Fund. Dividends and other distributions paid by the Fund are generally treated as received by a shareholder at the time the dividend or distribution is made. If, however, the Fund pays you a dividend or makes a distribution in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend or distribution will be treated for tax purposes as being paid by the Fund and received by you on December 31 of the year in which the dividend or distribution was declared.

The Fund is required in certain circumstances to withhold, for U.S. backup withholding tax purposes, a portion of the taxable dividends or distributions and certain other payments paid to non-corporate holders of the Fund’s shares who do not furnish the Fund (or its agent) with their correct taxpayer identification number (in the case of individuals, generally, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, foreign, state, local income or other taxes.

CUSTODIAN, TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

State Street Bank and Trust Company (“State Street”), whose principal address is One Lincoln Street, Boston, Massachusetts 02111, serves as the custodian (the “Custodian”) of the Fund’s assets pursuant to a custody agreement. Under the custody agreement, the Custodian holds the Fund’s assets in compliance with the 1940 Act. For its services, the Custodian will receive a monthly fee paid by the Fund based upon, among other things, the average value of the total assets of the Fund, plus certain charges for securities transactions and out of pocket expenses.

Computershare Trust Company, N.A. (“Computershare”), whose principal address is 250 Royall Street, Canton, Massachusetts 02021, serves as the Fund’s dividend disbursing agent, as agent under the Fund’s automatic dividend reinvestment and voluntary cash payment plans and as transfer agent and registrar with respect to the common shares and preferred shares of the Fund.

Computershare Trust Company, N.A. also would be expected to serve as the Fund’s transfer agent, registrar, dividend disbursing agent and redemption agent with respect to any additional preferred shares issued.

LEGAL MATTERS

Certain legal matters will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, 500 Boylston Street, Boston, Massachusetts 02116, in connection with the offering of the Fund’s securities.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP serves as the independent registered public accounting firm of the Fund, audits the financial statements of the Fund and provides tax return preparation services in connection with the Fund. PricewaterhouseCoopers LLP is located at 300 Madison Avenue, New York, New York 10017.

AVAILABLE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the 1940 Act and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

The Fund’s common shares are listed on the NYSE under the symbol “GDV,” and the Series G Preferred Shares and Series H Preferred Shares are listed on the NYSE under the symbol “GDV Pr G” and “GDV

Pr H,” respectively. Reports, proxy statements and other information concerning the Fund and filed with the SEC by the Fund will be available for inspection at the NYSE, 11 Wall Street, New York, New York 10005, as the case may be.

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s web site (http://www.sec.gov).

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this Prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this Prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this Prospectus. Any statement in a document incorporated by reference into this Prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this Prospectus or (2) any other subsequently filed document that is incorporated by reference into this Prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	our semi-annual report on Form N-CSR for the reporting period ended June 30, 2021, filed with the SEC on September 3, 2021;

•

our annual report on Form N-CSR for the fiscal year ended December 31, 2020, which include the Financial Highlights for years ended 2020, 2019, 2018, 2017 and 2016, filed with the SEC on March 8, 2021;

•	our definitive proxy statement on Schedule 14A for our 2021 annual meeting of shareholders, filed with the SEC on March 29, 2021;

•	the Financial Highlights for years ended 2015, 2014, 2013, 2012, and 2011, in our annual report on Form N-CSR for the fiscal year ended December 31, 2015, filed with the SEC on March 9, 2016;

•

the description of our Series H Preferred Shares contained in our Registration Statement on Form 8-A (File No. 001-31903) filed with the SEC on June 5, 2019, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;

•

the description of our Series G Preferred Shares contained in our Registration Statement on Form 8-A (File No. 001-31903) filed with the SEC on June 29, 2016, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby; and

•

the description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-31903) filed with the SEC on November 24, 2003, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

To obtain copies of these filings, see “Available Information” in this Prospectus. We will also provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus or the accompanying Prospectus Supplement. You should direct requests for documents by writing to: Investor Relations

The Gabelli Dividend & Income Trust

One Corporate Center

Rye, NY 10580-1422

(914) 921-5070

This Prospectus is also available on our website at http://www.gabelli.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or accompanying prospectus.

PRIVACY PRINCIPLES OF THE FUND

The Fund is committed to maintaining the privacy of its shareholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information the Fund collects, how the Fund protects that information and why, in certain cases, the Fund may share information with select other parties.

Generally, the Fund does not receive any non-public personal information relating to its shareholders, although certain non-public personal information of its shareholders may become available to the Fund. The Fund does not disclose any non-public personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third party administrator).

The Fund restricts access to non-public personal information about its shareholders to employees of the Fund, the Investment Adviser, and its affiliates with a legitimate business need for the information. The Fund maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of its shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any projections, forecasts and estimates contained or incorporated by reference herein are forward looking statements and are based upon certain assumptions. Projections, forecasts and estimates are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any projections, forecasts or estimates will not materialize or will vary significantly from actual results. Actual results may vary from any projections, forecasts and estimates and the variations may be material. Some important factors that could cause actual results to differ materially from those in any forward looking statements include changes in interest rates, market, financial or legal uncertainties, including changes in tax law, and the timing and frequency of defaults on underlying investments. Consequently, the inclusion of any projections, forecasts and estimates herein should not be regarded as a representation by the Fund or any of its affiliates or any other person or entity of the results that will actually be achieved by the Fund. Neither the Fund nor its affiliates has any obligation to update or otherwise revise any projections, forecasts and estimates including any revisions to reflect changes in economic conditions or other circumstances arising after the date hereof or to reflect the occurrence of unanticipated events, even if the underlying assumptions do not come to fruition. The Fund acknowledges that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as the Fund.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

An SAI dated as of September 22, 2021, has been filed with the SEC and is incorporated by reference in this Prospectus. An SAI may be obtained without charge by writing to the Fund at its address at One Corporate Center, Rye, New York 10580-1422 or by calling the Fund toll-free at (800) GABELLI (422-3554). The Table of Contents of the SAI is as follows:

Appendix A

CORPORATE BOND RATINGS

MOODY’S INVESTORS SERVICE, INC.

Aaa	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B	Obligations rated B are considered speculative and are subject to high credit risk.

Caa	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

S&P GLOBAL RATINGS

AAA	An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A	An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB; B; CCC; CC; and C	Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB	An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B	An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

A-1

CCC	An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C	An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D	An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

*	Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

A-2

$500,000,000

THE GABELLI DIVIDEND & INCOME TRUST

Common Shares

Preferred Shares

Notes

Subscription Rights to Purchase Common Shares

Subscription Rights to Purchase Preferred Shares

Subscription Rights to Purchase Common and Preferred Shares

PROSPECTUS

September 22, 2021

The Gabelli Dividend & Income Trust

$

            Shares

% Series K Cumulative Preferred Shares

PROSPECTUS SUPPLEMENT

, 2021

Joint Book-Running Managers

BofA Securities	Morgan Stanley